Exhibit 10.1 GOSSAMER BIO, INC., THE GUARANTORS PARTY HERETO FROM TIME TO TIME, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent INDENTURE Dated as of June 4, 2026 Senior Secured First Lien Convertible Notes due 2030

TABLE OF CONTENTS

		Page
Article 1. Definitions		1
Section 1.01	Definitions	1
Section 1.02	References to Interest	30
Article 2. Issue, Description, Execution, Registration and Exchange of Notes		31
Section 2.01	Designation and Amount	31
Section 2.02	Form of Notes	31
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	32
Section 2.04	Execution, Authentication and Delivery of Notes	34
Section 2.05	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	34
Section 2.06	Mutilated, Destroyed, Lost or Stolen Notes	41
Section 2.07	Temporary Notes	42
Section 2.08	Cancellation of Notes Paid, Converted, Etc.	42
Section 2.09	CUSIP Numbers	42
Section 2.10	Additional Notes; Repurchases	42
Article 3. Satisfaction and Discharge		43
Section 3.01	Satisfaction and Discharge	43
Article 4. Particular Covenants of the Company		44
Section 4.01	Payment of Principal and Interest	44
Section 4.02	Maintenance of Office or Agency	44
Section 4.03	Appointments to Fill Vacancies in Trustee's Office and Collateral Agent's Office	45
Section 4.04	Provisions as to Paying Agent, Conversion Agent and Transfer Agent	45
Section 4.05	Existence	45
Section 4.06	Reports	45
Section 4.07	Stay, Extension and Usury Laws	46
Section 4.08	Compliance Certificate	46
Section 4.09	Further Instruments and Acts	47
Section 4.10	Incurrence of Indebtedness	47
Section 4.11	Limitation on Liens	49
Section 4.12	Restricted Payments and Investments	50
Section 4.13	Restrictive Agreements	53
Section 4.14	Transactions with Affiliates	54
Section 4.15	Restricted Debt Payments	55
Section 4.16	Dispositions	56
Section 4.17	Minimum Liquidity	56

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Section 4.18	Foreign Subsidiaries; Joint Ventures	57
Section 4.19	Double Dip Transactions.	57
Section 4.20	Liability Management Transactions	58
Section 4.21	Stockholder Approval	58
Section 4.22	Post-Closing	58
Section 4.23	Further Assurances	58
Section 4.24	Expense Reimbursement	59
Section 4.25	Suspension of Covenants.	59

Article 5. Lists of Holders and Reports by the Company and the Trustee 60

Section 5.01	Lists of Holders	60
Section 5.02	Preservation and Disclosure of Lists	60

Article 6. Defaults and Remedies 60

Section 6.01	Events of Default	60
Section 6.02	Acceleration; Rescission and Annulment	62
Section 6.03	Additional Interest	65
Section 6.04	Payments of Notes on Default; Suit Therefor	65
Section 6.05	Application of Monies Collected by Trustee	67
Section 6.06	Proceedings by Holders	68
Section 6.07	Proceedings by Trustee	69
Section 6.08	Remedies Cumulative and Continuing	69
Section 6.09	Direction of Proceedings and Waiver of Defaults by Majority of Holders	69
Section 6.10	Notice of Defaults	70
Section 6.11	Undertaking to Pay Costs	70

Article 7. Concerning the Trustee and Collateral Agent 70

Section 7.01	Duties and Responsibilities of Trustee	70
Section 7.02	Reliance on Documents, Opinions, Etc.	73
Section 7.03	No Responsibility for Recitals, Etc.	75
Section 7.04	Trustee, Collateral Agent, Paying Agents, Conversion Agents or Note Registrar May Own Notes	75
Section 7.05	Monies to Be Held in Trust	76
Section 7.06	Compensation and Expenses of Trustee and Collateral Agent	76
Section 7.07	Officer's Certificate and Opinion of Counsel as Evidence	77
Section 7.08	Eligibility of Trustee and Collateral Agent	77
Section 7.09	Resignation or Removal of Trustee	77
Section 7.10	Acceptance by Successor Trustee	78
Section 7.11	Succession by Merger, Etc.	79
Section 7.12	Trustee's Application for Instructions from the Company	79
Section 7.13	Collateral Agent; Collateral Documents	80
Section 7.14	Replacement of Collateral Agent	80

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iii Article 8. Concerning the Holders .................................................................................................81 Section 8.01 Action by Holders ................................................................................81 Section 8.02 Proof of Execution by Holders ............................................................81 Section 8.03 Who Are Deemed Absolute Owners ....................................................81 Section 8.04 Company-Owned Notes Disregarded ..................................................82 Section 8.05 Revocation of Consents; Future Holders Bound .................................82 Article 9. Holders’ Meetings ..........................................................................................................83 Section 9.01 Purpose of Meetings ............................................................................83 Section 9.02 Call of Meetings by Trustee .................................................................83 Section 9.03 Call of Meetings by Company or Holders ...........................................83 Section 9.04 Qualifications for Voting .....................................................................83 Section 9.05 Regulations ..........................................................................................84 Section 9.06 Voting ..................................................................................................84 Section 9.07 No Delay of Rights by Meeting ...........................................................85 Article 10. Supplemental Indentures ..............................................................................................85 Section 10.01 Supplemental Indentures Without Consent of Holders .......................85 Section 10.02 Supplemental Indentures with Consent of Holders .............................86 Section 10.03 Effect of Supplemental Indentures .......................................................89 Section 10.04 Notation on Notes ................................................................................89 Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee and Collateral Agent ..............................................90 Article 11. Consolidation, Merger And Sale of Assets ..................................................................90 Section 11.01 Company May Consolidate, Etc. on Certain Terms ............................90 Section 11.02 Qualified Successor Entity to Be Substituted ......................................90 Article 12. Immunity of Directors, Officers, Employees and Shareholders ..................................91 Section 12.01 No Personal Liability of Directors, Officers, Employees or Shareholders. ........................................................................................91 Article 13. Guarantee .....................................................................................................................91 Section 13.01 Guarantee .............................................................................................91 Section 13.02 Limitation on Guarantor Liability ........................................................94 Section 13.03 Guarantors May Consolidate, etc., on Certain Terms ..........................94 Section 13.04 Stay of Acceleration .............................................................................95 Section 13.05 Execution and Delivery of Guarantee ..................................................95 Section 13.06 Release of Guarantees ..........................................................................95 Section 13.07 Future Guarantors ................................................................................96

iv Article 14. Conversion of Notes ....................................................................................................97 Section 14.01 Conversion Right .................................................................................97 Section 14.02 Conversion Procedure; Settlement upon Conversion ..........................97 Section 14.03 Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions ...........................................................................101 Section 14.04 [Reserved] ..........................................................................................101 Section 14.05 Adjustment of Conversion Rate .........................................................101 Section 14.06 Adjustments of Prices ........................................................................110 Section 14.07 Shares to Be Fully Paid ......................................................................110 Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock .............................................................................110 Section 14.09 Certain Covenants ..............................................................................112 Section 14.10 Responsibility of Trustee ...................................................................112 Section 14.11 [Reserved] ..........................................................................................113 Section 14.12 Stockholder Rights Plans ...................................................................113 Section 14.13 Exchange In Lieu Of Conversion ......................................................113 Section 14.14 Beneficial Ownership Limitation .......................................................114 Article 15. Redemptions and Repurchases of Notes ....................................................................116 Section 15.01 Repurchase at Option of Holders Upon a Fundamental Change .......116 Section 15.02 Withdrawal of Fundamental Change Repurchase Notice ..................119 Section 15.03 Deposit of Fundamental Change Repurchase Price ...........................120 Section 15.04 Net Proceeds Offer .............................................................................121 Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes ..............................................................................................122 Section 15.06 Optional Redemption .........................................................................122 Article 16. Mandatory Conversion ..............................................................................................122 Section 16.01 Mandatory Conversion.......................................................................122 Section 16.02 Notice of Mandatory Conversion.......................................................123 Section 16.03 Restrictions on Mandatory Conversion .............................................123 Article 17. [RESERVED] ............................................................................................................124 Article 18. Miscellaneous Provisions ..........................................................................................124 Section 18.01 Provisions Binding on Company’s Successors ..................................124 Section 18.02 Official Acts by Qualified Successor Entity ......................................124 Section 18.03 Addresses for Notices, Etc. ................................................................124 Section 18.04 Governing Law; Jurisdiction ..............................................................125 Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee ...............................126 Section 18.06 Legal Holidays ...................................................................................126 Section 18.07 Benefits of Indenture..........................................................................127 Section 18.08 Table of Contents, Headings, Etc. .....................................................127

Section 18.09	Authenticating Agent	127
Section 18.10	Execution in Counterparts	128
Section 18.11	Severability	128
Section 18.12	Waiver of Jury Trial	128
Section 18.13	Force Majeure	128
Section 18.14	Calculations	129
Section 18.15	U.S.A. PATRIOT Act	129
Section 18.16	Withholding Taxes.	129

Article 19. Collateral 130

Section 19.01	Collateral Documents	130
Section 19.02	Release of Collateral	130
Section 19.03	Suits to Protect the Collateral	132
Section 19.04	Collateral Agent; Authorization of Action to be Taken	132
Section 19.05	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents	134

Article 20. Defeasance 134

Section 20.01	Covenant Defeasance	134

EXHIBIT

Schedule 1.01	Existing Permitted Contingent Obligations	S-1
Schedule 4.10(b)	Existing Permitted Indebtedness	S-2
Schedule 4.10(m)	Milestone Obligations	S-3
Schedule 4.11	Existing Permitted Liens	S-4
Schedule 4.12(b)	Existing Permitted Investments	S-5
Schedule 4.22	Post-Closing	S-1
Exhibit A	Form of First Lien Intercreditor Agreement	A-1
Exhibit B	Form of Junior Lien Intercreditor Agreement	B-1
Exhibit C	Form of Subordination Agreement	C-1
Exhibit D	Form of Global Intercompany Note	D-1
Exhibit E	Form of Note	E-1
Exhibit F	Form of Supplemental Indenture	F-1

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INDENTURE, dated as of June 4, 2026 (the “Issue Date”), among GOSSAMER BIO, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the subsidiary guarantors from time to time party hereto (collectively, the “Guarantors”, as more fully set forth in Section 1.01), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee,” as more fully set forth in Section 1.01) and as collateral agent (in such capacity, the “Collateral Agent,” as more fully set forth in Section 1.01). W I T N E S S E T H: WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Senior Secured First Lien Convertible Notes due 2030 (the “Notes”), initially in an aggregate principal amount up to $65,174,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and the Guarantors and authenticated and delivered by the Trustee and Collateral Agent or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company and the Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized. NOW, THEREFORE, THIS INDENTURE WITNESSETH: That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows: Article 1. DEFINITIONS Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms contained in this Indenture, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

2 “1% Provision” shall have the meaning specified in Section 14.05(m). “Account” means, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person. “Additional Interest” means all amounts, if any, payable pursuant to Section 6.03, as applicable. “Additional Notes” shall have the meaning specified in Section 2.10. “Administrative Holders” shall have the meaning specified in Section 10.02. “Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder. “Applicable Intercreditor Agreement” means (x) a First Lien Intercreditor Agreement, (y) a Junior Lien Intercreditor Agreement or (z) any other intercreditor agreement in form and substance reasonably satisfactory to Holders of a majority in aggregate principal amount of the Notes at the time outstanding. “Applicable Premium” shall have the meaning specified in Section 6.02. “As-Adjusted Coupon Make-Whole Conversion Rate” means the Conversion Rate, as potentially increased pursuant to Section 14.03. “Attribution Parties” means, collectively, the following Persons: (a) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the Issue Date, directly or indirectly managed or advised by the Economic Interest Holder’s investment manager or any of its affiliates or principals, (b) any direct or indirect affiliates of the Economic Interest Holder, (c) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the Economic Interest Holder or any Attribution Parties and (d) any other persons whose beneficial ownership of the Common Stock would or could be aggregated with the Economic Interest Holder’s and/or any other Attribution Parties’ for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of this definition is to subject collectively the Economic Interest Holder and all other Attribution Parties to the Beneficial Ownership Limitation. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Bankruptcy Law” means the Bankruptcy Code, or any other United States federal or state bankruptcy, insolvency or similar law, fraudulent transfer or conveyance statute and any related case law.

3 “Beneficial Ownership Limitation” shall have the meaning specified in Section 14.14(a). “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder. “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee. “Business Combination Event” shall have the meaning specified in Section 11.01. “Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or other day on which the commercial banks in New York City are authorized or required by law to close. “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity. “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a rating of A-1/P-1/F-1 from at least one of Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. or Fitch Ratings, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. “Cash Settlement” shall have the meaning specified in Section 14.02(a). “CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code, with respect to which any Note Party is a “United States shareholder” within the meaning of Section 951(b) of the Internal Revenue Code. “close of business” means 5:00 p.m. (New York City time). “Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, to the extent that the Code is used to define any term in this Indenture or any other Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the

4 provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions. “Collateral” shall have the meaning specified in the Security Agreement. “Collateral Account” means any Deposit Account, Securities Account or Commodity Account. “Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, and its successors and/or permitted assigns in such capacity. “Collateral Documents” means all security agreements (including, for the avoidance of doubt, the Security Agreement), pledge agreements, intercreditor agreements (including, for the avoidance of doubt, any Applicable Intercreditor Agreement), Control Agreements, collateral assignments, mortgages, deeds of trust or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) a lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, restated, amended and restated, supplemented, replaced or otherwise modified in accordance with this Indenture. “Combination Settlement” shall have the meaning specified in Section 14.02(a). “Commission” means the U.S. Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority. “Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made, including any commodity account located outside of the United States. “Common Stock” means the Common Stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.08. “Common Stock Change Event” shall have the meaning specified in Section 14.08. “Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns. “Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee. “Compliance Certificate” shall have the meaning specified in Section 4.08. “Contingent Obligations” means, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another Person and (b) any other obligation endorsed, co-made, discounted or sold with recourse by such Person, or for which that Person is directly or indirectly liable; provided that (i) “Contingent Obligation” does not

5 include endorsements in the Ordinary Course of Business and (ii) the amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith, but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement” means any control agreement or similar agreement in a jurisdiction outside of the United States, each of which shall be in form and substance reasonably satisfactory to the Collateral Agent (at the direction of the Administrative Holders), entered into among the depository institution at which a Note Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Note Party maintains a Securities Account or a Commodity Account, such Note Party, and the Collateral Agent pursuant to which the Collateral Agent obtains control (within the meaning of the Code) or similar rights over such account as is customary in such jurisdiction outside of the United States, in each case for the benefit of the Holders over such Deposit Account, Securities Account or Commodity Account. “Conversion Agent” shall have the meaning specified in Section 4.02. “Conversion Consideration” shall have the meaning specified in Section 14.13(a). “Conversion Date” shall have the meaning specified in Section 14.02(c). “Conversion Obligation” shall have the meaning specified in Section 14.01. “Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time. “Conversion Rate” initially means a number of shares of Common Stock per $1,000 principal amount of Notes equal to the Initial Base Conversion Rate; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 14, including in connection with conversions at the option of the Holders or at the option of the Company as set forth in Section 14.03. “Copyrights” shall have the meaning specified in the Security Agreement. “Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the Issue Date is located at U.S. Bank Trust Company, National Association, West Side Flats St. Paul, 60 Livingston Ave., Saint Paul, MN 55107, Attention: Gossamer Bio Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

6 “Covenant Suspension Event” shall have the meaning specified in Section 4.25(a). “Covenant Suspension Events of Default” shall have the meaning specified in Section 6.01(p). “Covenant Suspension Modifications and Amendments” shall have the meaning specified in Section 10.02(i). “Cure Compliance Certificate” shall have the meaning specified in Section 6.01(g). “Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto. “Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day. “Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40. “Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of: (a) cash equal to the lesser of (i) the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen Settlement Method (or as the Company is otherwise deemed to have elected), if any, divided by 40 and (ii) the Daily Conversion Value for such VWAP Trading Day; and (b) if such Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day. “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GOSS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after- hours trading or any other trading outside of the regular trading session trading hours. “DEA” means the United States Drug Enforcement Administration. “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

7 “Defaulted Amounts” means any amounts due on any Note (including, without limitation, the Fundamental Change Repurchase Price, the Net Proceeds Offer Price, principal and interest) that are payable but are not punctually paid or duly provided for. “delivered” with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 18.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture. “Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, including any deposit account, operating account, savings account, and receivables account located outside of the United States. “Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor. “Designated Institution” shall have the meaning specified in Section 14.13(a). “Dilutive Issuance” shall have the meaning specified in Section 14.05(f). “Disposition” means (a) any sale, conveyance, transfer, lease, assignment or other disposition by the Company or any of its Subsidiaries to any Person other than any Note Party (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any property or assets of the Company or any of its Subsidiaries; or (b) any issuance of Equity Interests of a Subsidiary (other than Preferred Stock of Subsidiaries issued in compliance with Section 4.10) to any Person other than any Note Party in one transaction or a series of related transactions (the actions described in these clauses (a)Error! Reference source not found. and (b)Error! Reference source not found., collectively, for purposes of this definition, a “Transfer”); in each case, other than: (i) Transfers consisting of Permitted Liens; (ii) Transfers consisting of the use of cash and Cash Equivalents to make Permitted Investments; (iii) Transfers consisting of the granting of Permitted Licenses;

8 (iv) payment of cash and Cash Equivalents in the Ordinary Course of Business in connection with transactions not prohibited hereunder; (v) the abandonment in the Ordinary Course of Business of any Intellectual Property (including any claim within a patent or patent within a patent family) that is not (or is no longer) Material Property in such entity’s reasonable business judgment; (vi) distributions of cash and Equity Interests permitted under Section 4.12(a); (vii) leases or subleases of real property in the Ordinary Course of Business; and (viii) any Transfer to a Note Party of any assets of any Subsidiary in connection with the winding down or liquidation of such Subsidiary. “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Stock, in each case of clauses (a) through (d), prior to the date that is 91 days after the Maturity Date of the Notes. “Distributed Property” shall have the meaning specified in Section 14.05(c). “Dollar Conversion Price” means the greater of (i) the average Daily VWAPs of the Common Stock for the 20 consecutive VWAP Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the reference date for such calculation and (ii) $0.17 (which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Price is required to be adjusted as a result of the operation of the provisions described in clauses (a) through (e) of Section 14.05). Whenever this Indenture refers to the Dollar Conversion Price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Dollar Conversion Price immediately before the close of business on such date. The Company will make any calculations with respect to the Dollar Conversion Price, and the Trustee will have no duty to verify any such calculations. “Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA. “DTC” means The Depository Trust Company. “Economic Interest Holder” means (i) with respect to any Physical Note, the Holder thereof and (ii) with respect to any Global Note, the Person holding an interest therein through an account with a Depositary participant (or similar arrangement).

9 “Effective Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. “Effective Price” means, with respect to the issuance or sale of any shares of Common Stock or Equity-Linked Securities: (1) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by the Company for such shares, expressed as an amount per share of Common Stock; and (2) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose: (i) numerator is equal to the sum, without duplication, of (1) the value of the aggregate consideration received or receivable by the Company for the issuance or sale of such Equity-Linked Securities; and (2) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities; provided, however, that: (w) for purposes of this definition, (i) the value of consideration received or receivable by the Company shall be determined without deduction of any customary underwriting or similar commissions, reasonable compensation or reasonable concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any reasonable and documented expenses payable by the Company, (ii) to the extent any such consideration consists of property other than cash, the value of such property shall be its Fair Market Value as determined in good faith by the Board of Directors, and (iii) if shares of Common Stock or Equity-Linked Securities are issued or sold together with other Capital Stock or securities or other assets of the Company for a consideration that covers both, the Board of Directors shall determine in good faith the portion of the consideration so received to be allocable to such shares of Common Stock or Equity-Linked Securities; (x) for purposes of clause (2) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity- Linked Securities are issued or sold, then (i) the initial consideration payable under such Equity- Linked Securities, or the initial number of shares of Common Stock underlying such Equity- Linked Securities, as applicable, will be used; and (ii) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (other than pursuant to “anti-dilution” or similar provisions for which corresponding adjustments are made under clauses (a) through (e) of Section 14.05), there will be deemed to occur, for purposes of clause (f) of Section 14.05 and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

10 (y) for purposes of clause (2) above, the surrender, extinguishment, conversion, exchange, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and (z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof). “Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing. “Equity Issuances” shall have the meaning set forth in Section 14.14(c). “Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (including upon any exchange, conversion or other exercise of any securities or other instruments, and whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “Event of Default” shall have the meaning specified in Section 6.01. “Excess Proceeds” shall have the meaning set forth in Section 4.16. “Excess Shares” shall have the meaning set forth in Section 14.14(a). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. “Exchange Election” shall have the meaning specified in Section 14.13(a). “Exchange Offer” means the Company’s offer to exchange any and all of its outstanding Existing Notes for Notes, Common Stock and certain warrants commenced on May 18, 2026, without giving effect to any amendments of the terms thereof on or after the Issue Date. “Excluded Accounts” means: (i) Deposit Accounts exclusively used for escrow, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Note Party’s employees and identified to the Collateral Agent by the Company as such; and (ii)

11 Deposit Accounts of Note Parties holding, at any time, not more than $1.0 million (or the equivalent thereof in any foreign currency) individually or $2.5 million (or the equivalent thereof in any foreign currency) in the aggregate with respect to all such accounts when combined with all amounts held by Foreign Subsidiaries in accordance with Section 4.18. “Excluded Assets” means: (i) any fee-owned real property having a Fair Market Value of $1.0 million or less in the aggregate (as determined in good faith by the Company) and any leasehold interests in real property and any fixtures affixed to any real property to the extent the security interest in such leasehold interests and fixtures may not be perfected by the filing of UCC-1 financing statements in the jurisdiction of organization of the applicable Note Party; (ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (iii) any asset, lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement to which a Note Party is a party, together with any rights or interest thereunder, in each case, if and to the extent pledges and security interests therein (A) are prohibited by applicable U.S. law, rule or regulation or agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law), (B) require any governmental consent that has not been obtained or consent of a third party (that is not a Note Party) that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, (C) in the case of any lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement, are prohibited by or in violation of a term, provision or condition of any such lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement to which a Note Party is a party or create a right of termination in favor of any other party (other than a Note Party or any Subsidiary or Affiliate of a Note Party), except, in the case of each of the foregoing clauses (A), (B) and (C), to the extent that such prohibition or restriction would be rendered ineffective under the Code or (D) in the case of any property subject to a lien securing permitted purchase money Indebtedness, finance lease obligation or similar arrangement, but only to the extent that a grant of a security interest therein to secure the Notes would violate or invalidate such purchase money Indebtedness, finance lease obligation or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that no Note Party shall have any obligation to procure any such consent, approval, license or authorization)) or create a right of termination in favor of any other party thereto (other than a Note Party or a Subsidiary or Affiliate of a Note Party) after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Code of any relevant jurisdiction or any other applicable law or principle of equity; provided, however,

12 that, notwithstanding the foregoing, the Collateral includes, at such time as the contractual or legal prohibition shall no longer be applicable, and to the extent severable, any portion of such asset, lease, license, capital lease obligation, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (A), (B), (C) or (D) above (in each case, after giving effect to the applicable anti-assignment provisions of the Code or other applicable law or principle of equity); (iv) Equity Interests in any entity other than Wholly-Owned Subsidiaries to the extent pledges thereof are not permitted by customary terms in such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law); (v) (A) assets subject to certificates of title (including motor vehicles, aircraft and aircraft engines) to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization of the applicable Note Party, (B) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of a UCC-1 financing statement and (C) commercial tort claims where the amount of the damages reasonably expected to be realized by the applicable Note Party (as determined by the Company in good faith) is not in excess of $2.5 million; (vi) any after-acquired property (including property acquired through acquisition or merger or amalgamation of another Person) if at the time such acquisition is consummated the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, binding on the assets at the time of such consummation and not created or entered into in contemplation thereof) solely to the extent and for so long as such contract or other agreement (or a permitted refinancing or replacement thereof) prohibits such security interest or pledge; (vii) (A) margin stock and (B) minority interests or Equity Interests in joint ventures and in Subsidiaries which are not Wholly-Owned Subsidiaries (other than Equity Interests in any Guarantor), in any such case of this clause (B), to the extent the grant of a Lien on such interest would require consent, approval, license or authorization from any governmental authority or any other Person (other than a Note Party); (viii) Equity Interests in any CFC or FSHCO (other than pledges of up to 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests in any CFC or FSHCO not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) as contemplated by this Indenture), in each case, other than Equity Interests in any Note Party; (ix) any asset if the pledge thereof or the security interest therein would result in material adverse tax consequences to any Note Party (other than pursuant to Section 956 of the Internal Revenue Code and the regulations thereunder) as reasonably determined by the Company in good faith;

13 (x) Excluded Accounts; (xi) those assets as to which the Company reasonably determines in good faith that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; and (xii) any Intellectual Property of a Note Party, together with any rights or interests therein and any and all agreements, licenses and covenants providing for the grant to or from a Note Party of any right therein or thereto, if the granting of a security interest therein or the pledge thereof is expressly prohibited by any contract or other agreement, is prohibited by applicable law, creates a right of termination in favor of any Person (other than a Note Party) or requires the consent of any Person (other than a Note Party) (irrespective of whether such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law or principle of equity) solely for so long as such contract or other agreement (or any subsequent amendment thereto) expressly prohibits such security interest or pledge, or such applicable law, termination right or consent requirement is applicable. Notwithstanding the foregoing, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets). “Excluded Subsidiary” means any Subsidiary that is designated by the Company, at its option, as an “Excluded Subsidiary” pursuant to an Officer’s Certificate delivered to the Trustee; provided that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as such Subsidiary is: (i) an Immaterial Subsidiary; (ii) a joint venture which a Note Party does not Control, provided that, such joint venture shall be an Excluded Subsidiary only to the extent that the organizational documents or other agreements with other equity holders of such joint venture restrict, or do not permit, a Note Guarantee by such joint venture, and such restriction or prohibition has not been waived or the Note Guarantee otherwise consented to by such other equity holders; (iii) not a Wholly-Owned Subsidiary; (iv) a CFC or a direct or indirect Subsidiary of a CFC; (v) an FSHCO or a direct or indirect Subsidiary of an FSHCO; and (vi) any other Subsidiary with respect to which, the providing of a guarantee of the Obligations could reasonably be expected to result in material adverse tax consequences (other than pursuant to Section 956 of the Internal Revenue Code and the regulations thereunder) to the Company or any Subsidiary as determined in good faith by the Company;

14 provided that, in the case of each of immediately preceding clauses (iv) and (v), such Subsidiary shall not be an Excluded Subsidiary if the Company determines in good faith that such Subsidiary serving as a Guarantor or providing a pledge of its assets could not reasonably be expected to cause a materially adverse tax cost to the Company or any other Note Party which outweighs the benefits to the holders; provided, further, that the Company may in its sole discretion elect to exclude any Subsidiary from the definition of Excluded Subsidiary. “Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. “Exempt Issuance” means (A) the Company’s issuance or grant of shares of Common Stock, Equity-Linked Securities, options to purchase shares of Common Stock or other equity awards to employees, directors or consultants of the Company or any of its Subsidiaries pursuant to the plans that have been approved by a majority of the independent members of the Company’s Board of Directors or that exist as of the Issue Date; (B) the Company’s issuance of shares of Common Stock upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Issue Date or issued pursuant to the terms of the Exchange Offer on the Issue Date; provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on, or as described in the Offering Memorandum as of, the Issue Date; (C) the Company’s issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of Common Stock or Equity-Linked Securities for third-party financing of such transaction; (D) the Company’s issuance of shares of Common Stock upon negotiated exchanges for the Notes or the Existing Notes; and (E) on or prior to December 31, 2026, the Company’s issuance of shares of Common Stock or Equity- Linked Securities for consideration in one or more bona fide third-party financing transactions with net proceeds in an aggregate amount not exceeding $150 million. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act. “Exempted Fundamental Change” shall have the meaning specified in Section 15.01(b). “Existing Notes” means the 5.00% Convertible Senior Notes due 2027 issued pursuant to the indenture, dated as of May 21, 2020, and a first supplemental indenture, dated as of May 21, 2020, each between the Company, as issuer, and Wilmington Trust, National Association, as trustee, in the original principal amount of $200 million. “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is

15 under any compulsion to complete the transaction as such price is determined in good faith by management of the Company. “FDA” means the Food and Drug Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing. “FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder. “First Lien Intercreditor Agreement” means a First Lien Intercreditor Agreement substantially in the form attached hereto as Exhibit A, as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof or such other form as agreed by Holders of a majority in aggregate principal amount of the Notes at the time outstanding. “First Lien Obligations” means (i) the Note Obligations and (ii) any Future First Lien Indebtedness. “Foreign Subsidiary” means each Subsidiary of the Company that is (a) organized under the laws of any jurisdiction other than the United States or any state thereof or the District of Columbia or (b) organized in or under the laws of any U.S. possession or territory. “Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit E. “Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit E. “Form of Note” means the “Form of Note” attached hereto as Exhibit E. “Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit E. “FSHCO” means a Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more CFCs or other FSHCOs. A “Fundamental Change” shall be deemed to have occurred at the time after the Issue Date if any of the following occurs: (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of all of the Company’s Common Stock;

16 (b) the consummation of: (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any transaction or series of related transactions (whether by means of merger, consolidation, share exchange, combination, acquisition, liquidation or otherwise) in connection with which the Common Stock will be converted into, acquired for, or will constitute solely the right to receive, cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in the same proportions vis-à-vis each other as immediately prior to such transaction will not be a Fundamental Change pursuant to this clause (b); (c) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (d) the Common Stock ceases to be listed on (i) for so long as any Existing Notes remain outstanding, any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) and (ii) thereafter, the exchanges in clause (i) as well as NYSE American and the Nasdaq Capital Market (or any of their respective successors). provided, however, that a transaction or transactions described in clause (a) or clause (b) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of Common Stock that are listed or quoted (or depositary receipts representing shares of Common Stock, which depositary receipts are listed or quoted) on (i) for so long as any Existing Notes remain outstanding, any of The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) and (ii) thereafter, the exchanges in clause (i) as well as The NYSE American and the Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and such transaction(s) constitutes a Common Stock Change Event whose reference property consists of such consideration. For purposes of this definition of “Fundamental Change,” (i) if any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Company in the definition of “Fundamental Change” above will instead be references to such other entity and (ii) any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) (excluding the proviso to such clause (b)) of such definition shall be deemed to be a Fundamental Change solely under clause (b) of such definition (subject to such proviso).

17 “Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(a). “Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a). “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(a)(i). “Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a). “Future First Lien Indebtedness” means any Indebtedness of the Company and/or the Guarantors that is secured by a Lien on the Collateral and ranks equally in right of payment and Lien priority to the Notes as permitted hereunder; provided that (i) an authorized representative of the holders of such Indebtedness shall be a party to the First Lien Intercreditor Agreement or shall have executed a joinder to the First Lien Intercreditor Agreement and (ii) the Company shall designate such Indebtedness as “Additional Pari Passu Obligations” under the First Lien Intercreditor Agreement. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. “Global Intercompany Note” means a global intercompany note substantially in the form attached hereto as Exhibit D. “Global Note” shall have the meaning specified in Section 2.05(b). “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization. “Guaranteed Obligations” shall have the meaning specified in Section 13.01. “Guarantor” means any existing or future Subsidiary of the Company (other than any Excluded Subsidiary) that provides a Note Guarantee; provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor. “Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register. “Immaterial Subsidiary” means any Subsidiary of the Company that, as of the date of the most recent financial statements required to be delivered for any fiscal quarter pursuant to this Indenture, for any period of four consecutive fiscal quarters ended on such date, does not

18 have (a) assets (x) in excess of 2.5% of the consolidated total assets of the Company and its Subsidiaries and (y) when combined with the assets of all other Immaterial Subsidiaries in excess of 5.0% of the consolidated total assets of the Company and its Subsidiaries or (b) revenue (x) in excess of 2.5% of the revenue of the Company and its Subsidiaries for such period and (y) when combined with the revenue of all other Immaterial Subsidiaries for such period in excess of 5.0% of the revenue of the Company and its Subsidiaries for such period; provided that at the time of the designation of any Note Party as an Immaterial Subsidiary, (i) classification pursuant to the terms of the negative covenants in this Indenture of any intercompany Indebtedness, guarantees or Liens of or in favor of such Subsidiary existing at such time shall be changed to reflect that such Immaterial Subsidiary is no longer a Note Party (it being understood that no Note Party shall be permitted to be designated as an Immaterial Subsidiary if, upon such designation, the Note Parties are not in compliance with the limitations contained in the negative covenants in this Indenture), and (ii) such designation shall constitute an Investment by the Company in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary. “incur” shall have the meaning specified in Section 4.10. “Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of, or payment for, property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-Contingent Obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person or for which redemption is permitted solely following the date that is ninety-one (91) days after the maturity date, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts to the extent required to be reflected as a liability on the consolidated balance sheet of such Person and its subsidiaries in accordance with GAAP, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities of such Person, and (j) Contingent Obligations. Notwithstanding anything to the contrary in the foregoing, any swap transaction that is not speculative in nature and any Equity-Linked Security, in each case, shall not constitute Indebtedness under this Indenture. “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

19 “Initial Base Conversion Rate” means the lesser of (A) 5,347.5936 (which amount is subject to adjustment as described in Section 14.05), and (B): 1,000 / (V x 1.1) where: V = the lower of (i) 0.34 and (ii) the average of the Daily VWAPs of the Common Stock for the seven VWAP Trading Day period beginning on the VWAP Trading Day immediately after the final settlement date of the Exchange Offer. “Initial Conversion Date” means the later of (a) the date the Initial Base Conversion Rate has been determined and (b) the earlier of (i) the date of the first special meeting at which the Company seeks the Requisite Shareholder Approval (whether or not such approval is obtained) and (ii) the date that is sixty-one (61) calendar days following the Issue Date. “Intellectual Property” shall have the meaning specified in the Security Agreement. “Intercompany IP Licenses” means (a) those certain Platform Contribution Transaction and License Agreements and those certain cost sharing agreements among Note Parties and the Foreign Subsidiaries, as such licenses and agreements are in effect as of the Issue Date, and (b) new Platform Contribution Transaction and License Agreements and cost sharing agreements among Note Parties and new Foreign Subsidiaries entered into following the Issue Date on terms substantially similar to the analogous agreements set forth in clause (a) of this definition; provided that, for the avoidance of doubt, any exclusive license granted pursuant to an Intercompany IP License agreement shall be exclusive solely as to geographical areas outside of the United States (it being understood that in such geographic areas, the Intercompany IP Licenses may be exclusive in all respects). “Interest Payment Date” means each July 1 and January 1 of each year, beginning on January 1, 2027. “Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time. “Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition or (c) to make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person. “Issue Date” shall have the meaning specified in the first paragraph of this Indenture. “Junior Lien Intercreditor Agreement” means a First Lien/Second Lien Intercreditor Agreement substantially in the form attached hereto as Exhibit B, as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof or any other intercreditor agreement in form and substance reasonably

20 acceptable to Holders of a majority in aggregate principal amount of the Notes at the time outstanding. “Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share of the Common Stock on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose. “Liability Management Transaction” means any restructuring, recapitalization, reduction, cancellation, termination, elimination, refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance of any Indebtedness of the Company or any Subsidiary (including the Notes) with any other Indebtedness, Capital Stock (or the proceeds of any other Indebtedness, Capital Stock) that is/are contractually, structurally or temporally senior (i.e., having a shorter maturity than the debt being refinanced) (including as to right of payment, Lien priority with respect to any collateral, or by means of additional collateral or additional guarantors, obligors or other credit support) to any of the Notes (including, without limitation, through any amendment, modification or waiver of any of the Note Documents or the incurrence of Indebtedness or the sale of Capital Stock, by a Person that is not a Note Party, whether or not such Person owns any assets or property); excluding in each case any transaction that is expressly permitted to be entered into by this Indenture. “Lien” means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property. “Liquidity Conditions” means, as of a given date, that: (a) the Common Stock is listed or quoted on any of The Nasdaq Global Select Market, The Nasdaq Global Market, The New York Stock Exchange, The NYSE American and the Nasdaq Capital Market; (b) such issuance does not violate the rules of such exchange on which the Common Stock is listed or quoted; (c) no Default or Event of Default has occurred and is continuing under this Indenture; (d) a sufficient number of shares of the Common Stock being authorized under the Company’s restated certificate of incorporation (less the amount of any reserves on the books and records of the transfer agent for such shares) to permit such issuance and (e) the shares of Common Stock to be issued would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any limitations, including with respect to requirements as to volume, manner of sale, availability of public information or notice under the Securities Act.

21 “Mandatory Conversion” shall have the meaning specified in Section 16.01. “Mandatory Conversion Date” shall have the meaning specified in Section 16.02. “Mandatory Conversion Notice” shall have the meaning specified in Section 16.02. “Mandatory Conversion Notice Date” means the date on which a Mandatory Conversion Notice is delivered pursuant to Section 16.02. “Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System. “Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock; provided, for the avoidance of doubt, that any activation or application of Rule 201 of Regulation SHO shall not, in and of itself, constitute a Market Disruption Event, except to the extent it results in an exchange-imposed trading halt or suspension. “Material Adverse Change” or “Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Collateral Agent’s Lien in the Collateral (except solely as a result of any action or inaction of the Collateral Agent or any Holder (provided that such action or inaction is not caused by a Note Party’s failure to comply with the terms of this Indenture)); (b) a material impairment in the value of the material Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) of the Company. “Material Property” means any assets, including, without limitation, Intellectual Property, owned by the Company and its Subsidiaries that is material to the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole either (i) prior to any applicable transfer or disposition or (ii) pro forma for any applicable transfer or disposition, as reasonably determined by the Company in good faith. “Maturity Date” means July 1, 2030, provided, however, that if more than $4.0 million aggregate principal amount of the Existing Notes remains outstanding on March 2, 2027, the Maturity Date shall instead be March 2, 2027 (the “Springing Maturity Date”). “Nasdaq” means The Nasdaq Stock Market LLC. “Net Available Proceeds” means, with respect to any Disposition, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Disposition, net of:

22 (a) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Dispositions; (b) provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Company of such proceeds from any Subsidiary that received such proceeds) as a result of such Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Disposition or having a Lien thereon; (d) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within thirty (30) days after the date of, such Disposition; and (e) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Disposition and retained by the Company or any Subsidiary, as the case may be, after such Disposition; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds. “Net Proceeds Offer” shall have the meaning specified in Section 15.04(a). “Net Proceeds Offer Amount” shall have the meaning specified in Section 15.04(b). “Net Proceeds Offer Period” shall have the meaning specified in Section 15.04(b). “Net Proceeds Offer Price” shall have the meaning specified in Section 15.04(a). “Net Proceeds Purchase Date” shall have the meaning specified in Section 15.04(b). “Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture, and shall include the Note Guarantees as the case may be. “Note Documents” means this Indenture, the Notes, the Perfection Certificate, the Collateral Documents, each document, agreement or instrument executed or issued pursuant to Section 13.07 and the Security Agreement and each other agreement, instrument, document, notice and certificate executed and delivered by a Note Party to, or in favor of, the Secured Parties in connection with the Obligations that is expressly designated as a Note Document, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Note Guarantee” means the guarantee by each Guarantor of all or any part of the Obligations under this Indenture and the Notes for the benefit of the Holders pursuant to Article 13.

23 “Note Party” means, collectively, the Company, the Guarantors and their respective successors and assigns. “Note Register” shall have the meaning specified in Section 2.05(a). “Note Registrar” shall have the meaning specified in Section 2.05(a). “Notice of Conversion” shall have the meaning specified in Section 14.02(b). “Obligations” means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Note Parties to any Secured Party, individually or collectively, existing on the effective date of this Indenture or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case of the foregoing, arising or incurred under this Indenture or in respect of any of the Notes issued or redemption or other obligations incurred thereunder. “Observation Period” with respect to any Note delivered for conversion means (a) if the relevant Conversion Date occurs prior to April 1, 2030, the 40 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; and (b) if the relevant Conversion Date occurs on or after April 1, 2030, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date. “Offering Memorandum” means the exchange offer memorandum and consent solicitation statement, dated May 18, 2026, related to the Exchange Offer, as in effect on the Issue Date. “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person. “Officer’s Certificate” means a certificate that meets the requirements of this Indenture and is signed by an Officer of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the Chief Executive Officer, Chief Financial Officer or the Principal Accounting Officer of the Company. “open of business” means 9:00 a.m. (New York City time). “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and

24 qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section 18.05. “Opt-In Procedures” shall have the meaning specified in Section 14.14(c). “Ordinary Course of Business” means, in respect of any transaction involving any Note Party, the ordinary course of business of such Note Party, as conducted by such Note Party in accordance with past practices or then current business practices common in such Note Party’s industry. “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except: (a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation; (b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); (c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and (d) Notes converted pursuant to Article 14 or Article 16 and required to be cancelled pursuant to Section 2.08. “Patents” shall have the meaning specified in the Security Agreement. “Paying Agent” shall have the meaning specified in Section 4.02. “Perfection Certificate” means the Perfection Certificate, dated as of the Issue Date, delivered to the Collateral Agent by the Note Parties in connection with this Indenture and any supplement thereto required under the terms of this Indenture. “Permitted Contingent Obligations” means: (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising under this Indenture; (e) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by the Company or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks

25 associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (f) unsecured Contingent Obligations existing or arising in connection with any security deposit or letter of credit for the primary purpose of securing a lease of real property in the Ordinary Course of Business, provided that the aggregate amount of all such security deposits and letter of credit reimbursement obligations does not at any time exceed $1.0 million outstanding; (g) unsecured Contingent Obligations in connection with letter of credit reimbursement obligations not to exceed $500,000 in the aggregate at any time outstanding; (h) Contingent Obligations existing on the Issue Date and listed on Schedule 1.01; and (i) unsecured guarantees by Note Parties of Indebtedness of the Company incurred pursuant to clause (xvi) of the definition of Permitted Indebtedness. “Permitted Indebtedness” shall have the meaning specified in Section 4.10. “Permitted Investments” shall have the meaning specified in Section 4.12. “Permitted Licenses” means (a) any license or sublicense of Intellectual Property rights (including licenses or sublicenses thereto) of a Note Party to another Note Party; (b) any non- exclusive or exclusive license or sublicense, including any monetization transaction, with respect to Intellectual Property rights (including licenses or sublicenses thereto) of Note Parties or their Subsidiaries so long as all such licenses (i) are granted to third parties or joint ventures in the Ordinary Course of Business, (ii) do not result in a legal transfer of title or any ownership rights to the licensed property, and (iii) have been granted in exchange for fair consideration on commercially reasonable terms; provided that, in each case under clauses (a) and (b), no such licenses may be granted if an Event of Default has occurred and is continuing or would result from the granting thereof; and (c) any other exclusive license or sublicense of, or similar arrangement, including any monetization transactions with respect to, Intellectual Property rights (including licenses or sublicenses thereto) of Note Parties or their Subsidiaries to a third party; provided that no such license or other arrangement shall be permitted pursuant to this clause (c) unless (i) the Collateral Agent has received at least ten (10) Business Days’ notice prior to the consummation of such license or other transaction and (ii) the Notes and all Obligations in connection therewith (other than inchoate indemnity obligations for which no claim has yet been made and any other Obligations which, by their terms, are to survive the termination of this Indenture) are paid in full on the date such license is granted or arrangement is entered into and this Indenture is simultaneously terminated in accordance with this Indenture. “Permitted Liens” shall have the meaning specified in Section 4.11. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, government agency or other entity. “Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof. “Physical Settlement” shall have the meaning specified in Section 14.02(a).

26 “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces. “Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the Issue Date. “Product” means any products manufactured, sold, developed, tested or marketed by any Note Party or any of its Subsidiaries. “Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to a Business Combination Event if either (a) such Business Combination Event is an Exempted Fundamental Change; or (b) both of the following conditions are satisfied: (i) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly-Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code, for holders or beneficial owners of the Notes; and (ii) such Business Combination Event constitutes a Common Stock Change Event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (A) treated as a corporation for U.S. federal income tax purposes, (B) organized under the laws of the United States, any State thereof or the District of Columbia, and (C) the direct or indirect parent of the limited liability company, limited partnership or other similar entity. “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s Board of Directors or a duly authorized committee thereof, statute, contract or otherwise). “Reference Property” shall have the meaning specified in Section 14.08(a). “Reference Property Unit” shall have the meaning specified in Section 14.08(a). “refinance” or “refinanced” or “refinancing” means, in respect of any Indebtedness of the Company or any of its Subsidiaries, issued in exchange for, or the net proceeds of which are used to extend, refinance, refund, renew, redeem, replace, defease, discharge or otherwise repay

27 other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness) in whole or in part. “Regular Record Date,” with respect to any Interest Payment Date, means June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable July 1 and January 1 Interest Payment Date, respectively. “Regulatory Required Permit” means any and all licenses, approvals and permits issued by the FDA, DEA or any other applicable Governmental Authority (including any foreign Governmental Authority), including without limitation Drug Applications, necessary for the testing, manufacture, marketing or sale of any Product by any applicable Note Party and its Subsidiaries as such activities are being conducted by such Note Party and its Subsidiaries with respect to such Product at such time and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments or foreign governments for the conduct of such Note Party’s or any Subsidiary’s business. “Reporting Event of Default” shall have the meaning specified in Section 6.03. “Required Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Note Party issued or required under laws applicable to the business of any Note Party or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under laws applicable to the business of any Note Party or any of its Subsidiaries. Without limiting the generality of the foregoing, “Required Permits” includes any Regulatory Required Permit. “Requisite Shareholder Approval” shall have the meaning specified in Section 4.21. “Requisite Shareholder Approval Date” shall have the meaning specified in Section 4.21. “Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c). “Respira Acquisition” means the acquisition by the Company or any of its Subsidiaries of all or substantially all of the Equity Interests of Respira Therapeutics, Inc., a Delaware corporation (“Respira”), pursuant to and in accordance with that certain Option Agreement, dated as of September 24, 2025 (as in effect on the Issue Date, the “Respira Option Agreement”), by and between the Company and Respira, including (i) the payment of the upfront option fee contemplated thereby and (ii) the exercise of the option to acquire 100% of the issued and outstanding Capital Stock of Respira upon the satisfaction of certain clinical and development milestones as set forth therein. “Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, as applicable, any officer within the corporate trust department of the Trustee or the

28 Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture. “Restricted Securities” shall have the meaning specified in Section 2.05(c). “Royalty Stream Transaction” shall have the meaning specified in Section 4.12(b)(ii)(P). “Rule 144” means Rule 144 as promulgated under the Securities Act. “Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day. “Secured Parties” means the Trustee, the Collateral Agent, the Holders of the Notes and any other holder of Obligations. “Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made, including any securities account, investment account or other such account located outside of the United States. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Security Agreement” means the Notes Security Agreement, dated as of June 4, 2026, by and among the Company and Guarantors, as grantors, and the Collateral Agent, as amended, supplemented and otherwise modified from time to time. “Settlement Amount” shall have the meaning specified in Section 14.02(a)(iii). “Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company. “Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(ii). “Settlement Notice” shall have the meaning specified in Section 14.02(a)(ii). “Significant Subsidiary” of any Person means any subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

29 “Special Meeting” shall mean the first special meeting of stockholders of the Company at which the Company seeks the Requisite Shareholder Approval. “Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)). “Spin-Off” shall have the meaning specified in Section 14.05(c). “Springing Maturity Date” shall have the meaning specified in the definition of “Maturity Date”. “Stated Interest” shall have the meaning specified in Section 2.03(a). “Subordinated Debt” means any Indebtedness and guarantees thereof that are (a) secured on a basis junior to the Obligations and/or (b) (i) with respect to the Company, Indebtedness that is contractually subordinated in right of payment to the Notes and (ii) with respect to any Guarantor, Indebtedness that is contractually subordinated in right of payment to the Guarantee of such entity of the Notes, in each case, subject to an applicable Subordination Agreement. “Subordination Agreement” means (i) a subordination agreement substantially in the form attached hereto as Exhibit C, (ii) a Junior Lien Intercreditor Agreement, or (iii) any other subordination, intercreditor, or other similar agreement in form and substance, and on terms, reasonably acceptable to Holders of a majority in aggregate principal amount of the Notes at the time outstanding. “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership interest, membership interest, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership interest, membership interest or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Note Party. “Successor Guarantor” shall have the meaning specified in Section 13.03(a). “Trademarks” shall have the meaning specified in the Security Agreement. “Trading Day” means a day on which (a) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which Common Stock (or such other security) is then listed or, if Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on

30 the principal other market on which Common Stock (or such other security) is then traded, and (b) a Last Reported Sale Price for Common Stock (or such other security) is available on such securities exchange or market. If Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day. “transfer” shall have the meaning specified in Section 2.05(c). “Transfer Agent” means Computershare Trust Company, N.A., and its successors and/or permitted assigns in such capacity. “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder. “unrestricted subsidiaries” shall have the meaning specified in Section 10.02(k)(i). “Valuation Period” shall have the meaning specified in Section 14.05(c). “VWAP Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person 100% of the Equity Interests of which shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

31 Article 2. ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES Section 2.01 Designation and Amount. The Notes shall be designated as the “Senior Secured First Lien Convertible Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially $65,174,000, subject to Section 2.10 and, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder. Section 2.02 Form of Notes. (a) The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit E, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantors, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict. Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject. Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price or in connection with a Net Proceeds Offer, in each case, pursuant to Article 15, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to

32 the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein. (b) The legend substantially in the following form shall also be included on any Notes issued with OID, as defined below: THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT GOSSAMER BIO, INC., 3115 MERRYFIELD ROW, SUITE 120, SAN DIEGO, CALIFORNIA 92121, ATTENTION: GENERAL COUNSEL. Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from and including the Issue Date, or from the most recent date to which interest has been paid or provided for to, but excluding the next scheduled Interest Payment Date, at the rate of 7.50% per annum (the “Stated Interest”). Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. (b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company shall pay (or cause the Paying Agent to pay) the principal amount of any Note (x) in the case of any Physical Note, at the office or agency of the Company designated by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay (or cause the Paying Agent to pay) cash interest (i) on any Physical Notes (a) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (b) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such a Holder to the Note Registrar (containing the requisite information for the Trustee or Paying Agent to make such wire transfer) not later than the relevant Regular Record Date, by wire transfer of immediately available funds to that Holder’s account within the United States of America if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until

33 the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. (c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid via in cash by the Company, at its election in each case, as provided in clause (i) or (ii) below: (i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty- five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts. (ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

34 Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile or other electronic signature of any of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, as set forth in Section 18.05, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit E hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.09), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer. Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02. Upon delivery for registration of transfer of any Note to the Note Registrar or any co- Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

35 Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon delivery of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so delivered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. All Notes presented or delivered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co- Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing. No service charge shall be imposed by the Company, the Guarantors, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes delivered for exchange or registration of transfer. None of the Company, the Guarantors, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes delivered for conversion or, if a portion of any Note is delivered for conversion, such portion thereof delivered for conversion or (ii) any Notes, or a portion of any Note, delivered for repurchase (and not withdrawn) in accordance with Article 15. All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes delivered upon such registration of transfer or exchange. (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit E hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. (c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer

36 shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security. If the Company determines that any Note (other than any Note issued pursuant to the Exchange Offer) is required to bear the legend below, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee): THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF GOSSAMER BIO, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATEST OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO, (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (AS DETERMINED IN GOOD FAITH BY THE COMPANY), AND (Z) THE DATE THE COMPANY RECEIVES NOTICE FROM A HOLDER REQUESTING THAT THE LEGEND BE REMOVED, EXCEPT: (i) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (ii) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

37 PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (iii) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. No transfer of any Note that bears a legend as set forth in this Section 2.05(c) will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked. Any Note that bears a legend as set forth in this Section 2.05(c) (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon delivery of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so deliver any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so deliver such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of any date on which any Restricted Securities are no longer required to bear a legend under this Section 2.05(c) (each such date a “Resale Restriction Termination Date”) and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with applicable procedures of the Depositary and in compliance with this Section 2.05(c). The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially,

38 each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor Depositary is not appointed within ninety (90) days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within ninety (90) days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note or (iv) the Company in its sole discretion permits the exchange of any beneficial interest in such Global Note at the request of the owner of such beneficial interest, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled. Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to or at the direction of the Persons in whose names such Physical Notes are so registered. At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change or pursuant to a Net Proceeds Offer or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change or pursuant to a Net Proceeds Offer or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase. None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

39 All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note). None of the Company, the Trustee, the Paying Agent or the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. (d) If the Company determines that any Common Stock issued upon conversion of any Note (other than any Note issued pursuant to the Exchange Offer) is required to bear the legend below, any stock certificate representing such Common Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any Transfer Agent for the Common Stock): THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF GOSSAMER BIO, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (AS DETERMINED IN GOOD FAITH BY THE

40 COMPANY), AND (Z) THE DATE THE COMPANY RECEIVES NOTICE FROM A HOLDER REQUESTING THAT THE LEGEND BE REMOVED, EXCEPT: (i) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (ii) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (iii) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d). (e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act. The Company may cause any Note that is repurchased or owned by it to be delivered to the Trustee for cancellation in accordance with Section 2.08. (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly

41 required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (g) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, and may assume performance absent written notice to the contrary. Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been delivered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without delivery thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof. Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express

42 condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender. Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder. Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes delivered for the purpose of payment at maturity, repurchase upon a Fundamental Change or pursuant to a Net Proceeds Offer, registration of transfer, exchange, conversion (other than any Notes exchanged pursuant to Section 14.13), if delivered to the Company or any of its agents, Subsidiaries or Affiliates, in each case, that the Company controls, to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, in accordance with its customary procedures. Except for Notes delivered for registration of transfer or exchange, no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation to the Company upon the Company’s written request. Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee and the Company make no representation as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes and this shall be stated on such notices. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers. Section 2.10 Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue

43 additional Notes hereunder with the same terms as the Notes initially issued hereunder (the “Additional Notes”) (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such Additional Notes and, if applicable, restrictions on transfer in respect of such Additional Notes (including pursuant to Section 2.05 hereunder)) in an unlimited aggregate principal amount; provided that, notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes unless such issuance is in compliance with Section 4.10 and Section 4.11; provided, further, that if any such Additional Notes (or any Notes that have been resold after they have been repurchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with the Notes initially issued hereunder for U.S. federal securities law or U.S. federal income tax purposes, or, if applicable, the procedures of the Depositary for the Notes, such Additional Notes (or such resold Notes) shall have one or more separate CUSIP numbers or no CUSIP number. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 18.05. In addition, the Company may, to the extent permitted by law and this Indenture, and, without the consent of Holders, directly or indirectly (regardless of whether such Notes are delivered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or deliver to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute Restricted Securities upon such reissuance or resale. Any Notes that the Company may (or is required under this Indenture to) repurchase will be considered “outstanding” for all purposes under this Indenture (other than, at any time when such Notes are held by the Company or any of its Affiliates or Subsidiaries, as set forth in Section 8.04) unless and until such time the Company delivers them to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee will cancel all Notes so delivered. Article 3. SATISFACTION AND DISCHARGE Section 3.01 Satisfaction and Discharge. (a) This Indenture (including, for the avoidance of doubt, the covenants contained in this Indenture), the Note Guarantees, the Collateral Documents and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04) have been delivered to the Trustee for cancellation or (ii) the Company shall (A) have irrevocably deposited with the Trustee, for the benefit of the Holders of the Notes, cash or shares of Common Stock (or, if applicable, other Reference Property), as applicable, after the Notes have become due and payable, whether at maturity, at any Fundamental Change Repurchase Date, Net Proceeds Purchase Date, upon conversion or otherwise, sufficient to satisfy all amounts or other property due on all of the outstanding Notes, and (B) paid all other sums payable under this Indenture; and (b) the Trustee and the Collateral

44 Agent, as applicable, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee and the Collateral Agent, as applicable, an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and Collateral Agent under Section 7.06 shall survive. Article 4. PARTICULAR COVENANTS OF THE COMPANY Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price and the Net Proceeds Offer Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be delivered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office in the United States of America as a place where Notes may be presented for payment or for registration of transfer. The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or delivered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable. The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be delivered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process on the Company.

45 Section 4.03 Appointments to Fill Vacancies in Trustee’s Office and Collateral Agent’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder. The Company, whenever necessary to avoid or fill a vacancy in the office of Collateral Agent, will appoint, in the manner provided in Section 7.14, a Collateral Agent, so that there shall at all times be a Collateral Agent hereunder. Section 4.04 Provisions as to Paying Agent, Conversion Agent and Transfer Agent. The Company will require each Paying Agent, Conversion Agent or Transfer Agent that is not the Trustee to agree in writing that such agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent, Conversion Agent or Transfer Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent, Conversion Agent or Transfer Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent, Conversion Agent or Transfer Agent; and (B) references in this Indenture or the Notes to the Paying Agent, Conversion Agent or Transfer Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent, Conversion Agent or Transfer Agent, in each case for payment or delivery to any Holders and the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (i) of Section 6.01 with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes. Section 4.05 Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Section 4.06 Reports. (a) The Company shall file with the Trustee, within fifteen (15) days after the same are required to be filed with the Commission (giving effect to the maximum grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding (i) any such information, documents or reports, or portions thereof, subject to, or with respect to which the Company is actively seeking, confidential treatment and any correspondence with the Commission and (ii) reports on Form 8- K). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by

46 Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period. (b) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. Section 4.08 Compliance Certificate. The Company shall deliver to the Trustee (a) within five (5) Business Days after the end of each fiscal month of the Company (beginning with the fiscal month ending on July 31, 2026), an Officer’s Certificate (each such Officer’s Certificate, a “Compliance Certificate”) (i) certifying as to the cash and Cash Equivalents of the Company and its Subsidiaries as of the end of such fiscal month and (ii) certifying whether the Company is in compliance with the covenant contained in Section 4.17 and (b) within five (5) Business Days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2026), a Compliance Certificate stating whether the signer thereof has knowledge of any Default under any provision of this Indenture that occurred during such fiscal year and, if so, specifying each such Default and the nature thereof. The Trustee shall not be required to deliver any Compliance Certificate to any Holder (or beneficial owner of the Notes) unless and until such Holder (or beneficial owner of the Notes) has submitted a written request therefor to the Trustee (together with, in the case of any such beneficial owner of the Notes, any further information or evidence of beneficial ownership reasonably required by the Trustee, which may include a signature guaranty from a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee). In addition to the foregoing, any beneficial owner of the Notes may submit a written request for a copy of any Compliance Certificate to the Company. Upon receipt of such written request and any other additional information or evidence, the Trustee or Company, as applicable, shall deliver the most recently delivered Compliance Certificate solely to the requesting Holder or beneficial owner of the Notes, and the Holder or such beneficial owner acknowledges that it may receive material non-public information with respect to the Company and agrees to be subject to any trading and other restrictions under applicable securities laws as a result thereof. Notwithstanding the foregoing, the Trustee shall deliver to each Holder each Cure Compliance Certificate within five (5) Business Days of receipt by the Trustee thereof.

47 Section 4.09 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture. Section 4.10 Incurrence of Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and shall not permit any of its Subsidiaries to issue any shares of Preferred Stock, other than, in each case (the following items collectively, “Permitted Indebtedness”): (a) (i) Indebtedness represented by the Notes issued on the Issue Date and guarantees thereof and (ii) Indebtedness represented by the Additional Notes issued on the final settlement date of the Exchange Offer and the guarantees thereof; (b) Indebtedness existing on the Issue Date, which if in an aggregate principal amount in excess of $1.0 million is set forth on Schedule 4.10(b) hereto; (c) Indebtedness in an aggregate amount not to exceed $2.5 million outstanding at any time and secured by Liens permitted pursuant to Section 4.11(b), so long as before and immediately after giving effect to the incurrence of such Indebtedness, no Event of Default has occurred and is continuing; (d) Subordinated Debt; provided that (i) such Subordinated Debt shall be subject at all times to a Subordination Agreement or an Applicable Intercreditor Agreement, as applicable, (ii) the final stated maturity of such Indebtedness is later than the Maturity Date of the Notes, (iii) no scheduled amortization, mandatory prepayments or other cash payments in respect of principal of such Indebtedness shall be due prior to the Maturity Date of the Notes, and (iv) no cash interest shall be payable on such Subordinated Debt prior to the Maturity Date of the Notes, other than cash interest in an aggregate amount not to exceed $750,000 in the aggregate at a rate per annum not to exceed 10% per annum; (e) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (f) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (g) Indebtedness under corporate credit cards issued by a financial institution and other ancillary bank services, in each case, incurred in the Ordinary Course of Business and secured only to the extent permitted under Section 4.11(j), in an amount not to exceed $2.5 million in the aggregate at any time outstanding; (h) Permitted Contingent Obligations; (i) extensions, refinancings, modifications, amendments and restatements of any Indebtedness permitted under this Indenture; provided, however, that (A) the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms

48 upon the obligors thereunder, (B) such refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of the Indebtedness being refinanced and has a Weighted Average Life to Maturity equal to or greater than the Indebtedness being refinanced, (C) such refinancing Indebtedness shall be unsecured if the Indebtedness being refinanced is unsecured and, if such refinancing Indebtedness is secured, such refinancing Indebtedness shall be secured only to the same extent and with the same priority as the Indebtedness being refinanced, (D) such refinancing Indebtedness shall not be incurred or guaranteed by any Person that is not an obligor of the Indebtedness being refinanced, and (E) the Liens securing such refinancing Indebtedness shall not extend to any property other than the property securing the Indebtedness being refinanced; (j) Indebtedness consisting of unsecured intercompany loans and advances incurred by (A) any Foreign Subsidiary owing to any other Foreign Subsidiary, or (B) any Foreign Subsidiary owing to any Note Party so long as such Indebtedness constitutes a Permitted Investment of the applicable Note Party pursuant to Section 4.12(b)(ii)(L); provided, however, that any such Indebtedness shall be evidenced by promissory notes, the sole originally executed counterparts of which shall be pledged and delivered to the Collateral Agent, for the benefit of the Holders, as security for the Obligations; (k) Indebtedness consisting of intercompany loans and advances made by (I) any Note Party to any other Note Party, (II) any Note Party to any non-Note Party or (III) any non- Note Party to any Note Party; provided that, with respect to any Indebtedness of any Note Party owed to any non-Note Party pursuant to this clause (III), (A) the obligations of the Note Parties under such intercompany Indebtedness shall be subordinated at all times to the Obligations of the Note Parties under this Indenture pursuant to the Global Intercompany Note, (B) all such intercompany Indebtedness shall be unsecured and (C) any such intercompany Indebtedness shall be evidenced by promissory notes, the sole originally executed counterparts of which shall be pledged and delivered to the Collateral Agent, for the benefit of the Holders, as security for the Obligations; (l) Indebtedness in respect of the financing of insurance premiums incurred in the Ordinary Course of Business; provided that such Indebtedness is unsecured and is solely incurred to finance the payment of such insurance premiums; (m) unsecured earn-out obligations and other similar unsecured milestone obligations incurred prior to the Issue Date pursuant to license agreements set forth on Schedule 4.10(m); (n) other Indebtedness not permitted by clauses (a) through (m) above, not to exceed $5 million in the aggregate at any time outstanding; (o) obligations in respect of swap, hedge, derivative or similar transactions (which may be secured) entered into in the Ordinary Course of Business and not for speculative purposes; (p) any incurrence of Indebtedness (including in the form of Additional Notes) expressly permitted to be incurred to refinance any outstanding Existing Notes pursuant to the

49 proviso in Section 4.15(b); provided that, any such Indebtedness that constitutes Subordinated Debt shall be subject to a Subordination Agreement; and (q) Indebtedness in respect of the Existing Notes in an aggregate amount not to exceed the amount outstanding on the Issue Date. Notwithstanding anything contained herein to the contrary, any issuance of Preferred Stock in connection with a Royalty Stream Transaction shall (i) be issued solely by the Company, (ii) be issued solely on or after the date of the Special Meeting, in connection with a Royalty Stream Transaction and (iii) not constitute Disqualified Stock. Notwithstanding anything to the contrary contained herein, all Indebtedness of a Note Party owed to any non-Note Party pursuant to any provision of this Indenture (A) shall be subordinated at all times to the Obligations of the Note Parties under this Indenture pursuant to the Global Intercompany Note, (B) shall be unsecured and (C) shall be evidenced by promissory notes, the sole originally executed counterparts of which shall be pledged and delivered to the Collateral Agent, for the benefit of the Holders, as security for the Obligations. Section 4.11 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any property or assets of the Company or such Subsidiaries now owned or hereafter acquired, other than, in each case (the following items collectively, “Permitted Liens”): (a) Liens existing on the Issue Date, which if securing obligations in an aggregate principal amount in excess of $1.0 million are set forth on Schedule 4.11 as of the Issue Date; (b) so long as before and immediately after giving effect to the incurrence of such Liens, no Event of Default has occurred and is continuing, purchase money Liens or capital leases securing no more than $2.5 million in the aggregate amount outstanding (A) on Equipment acquired or held by a Note Party incurred for financing the acquisition of the Equipment, or (B) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the books of the Note Party against whose asset such Lien exists; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties; (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of tangible personal property (and not, for the avoidance of doubt, any Intellectual Property) granted in the Ordinary Course of Business; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred or made in the Ordinary Course of Business arising in connection with a Note Party’s Collateral

50 Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required under this Indenture or the Security Agreement; (g) Liens to secure payment of workers’ compensation, employment insurance, old- age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) to the extent constituting a Lien, the granting of a Permitted License; (j) certificates of deposit and/or segregated cash collateral accounts serving solely as collateral in connection with corporate credit cards permitted under Section 4.10(g), provided that the aggregate amount of such certificates of deposit or segregated cash collateral accounts does not exceed the aggregate amount of such Permitted Indebtedness; (k) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (l) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into the Ordinary Course of Business; (m) Liens that are rights of set-off, bankers’ liens or similar non-consensual Liens relating to deposit or securities accounts in favor of banks, other depositary institutions and securities intermediaries arising in the Ordinary Course of Business; (n) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens permitted hereunder, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; (o) any Liens incurred to secure Indebtedness incurred pursuant to Section 4.10(p), provided that (i) any such Liens that are permitted to be secured on a pari passu basis with the Obligations shall be subject to a First Lien Intercreditor Agreement or (ii) any such Liens that are permitted to be secured on a junior basis to the Obligations shall be subject to a Junior Lien Intercreditor Agreement; and (p) Liens not otherwise permitted by clauses (a) through (o) above in an aggregate amount not to exceed $5.0 million outstanding at any time. Section 4.12 Restricted Payments and Investments. The Company shall not, and shall not permit any of its Subsidiaries to, do any of the following: (a) Pay any dividends or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its Equity Interests (other than: (i) dividends payable

51 solely in Common Stock; (ii) dividends and distributions of cash and Cash Equivalents by any Subsidiary to a Note Party; and (iii) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans in an aggregate amount not to exceed $2.5 million in any twelve (12) month period); provided that no Event of Default has occurred and is continuing at the time such repurchase is made or would result therefrom; (b) Directly or indirectly: (i) make or otherwise consummate any acquisition other than the Respira Acquisition; or (ii) acquire, make, own or hold any Investment other than, in each case (collectively, “Permitted Investments”): (A) Investments existing on the Issue Date, which if in an aggregate principal amount in excess of $1.0 million is set forth on Schedule 4.12(b) as of the Issue Date; (B) Investments in cash and Cash Equivalents; (C) any Investments in liquid assets in the Ordinary Course of Business permitted by the Company’s investment policy, as amended from time to time (provided that, under no circumstances shall the Company be permitted to invest in or hold Margin Stock); (D) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Note Party; (E) Investments consisting of Deposit Accounts or Securities Accounts; (F) Investments consisting of (1) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (2) loans to employees, officers or directors relating to the purchase of equity securities of the Company or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Company’s Board of Directors, not to exceed $1.0 million in the aggregate in any twelve (12) month period following the Issue Date; (G) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (H) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates in the Ordinary Course of Business not to exceed $2.5 million in the aggregate at

52 any time outstanding, provided, that this clause (H) shall not apply to Investments of a Note Party in any Subsidiary; (I) Investments in connection with the Respira Acquisition; (J) Investments of cash and Cash Equivalents in joint ventures made in the Ordinary Course of Business, but solely to the extent that (x) when taken together with Investments made pursuant to clauses (M) and (L), the aggregate amount of such Investments made with respect to all joint ventures does not exceed $5.0 million in the aggregate following the Issue Date, and (y) no Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom; (K) to the extent constituting an Investment, the granting of a Permitted License; (L) Investments by Note Parties in the Foreign Subsidiaries but solely to the extent that (x) when taken together with Investments made pursuant to clauses (J) and (M), the aggregate amount of such Investments made with respect to all Foreign Subsidiaries do not exceed $5.0 million (or the equivalent thereof in any foreign currency) in the aggregate following the Issue Date, (y) with respect to any individual Foreign Subsidiary, the amount of such Investment in such Foreign Subsidiary at any time outstanding does not exceed the amount necessary to fund the current operating expenses of such Foreign Subsidiary for the succeeding twelve (12) month period (taking into account their revenue from other sources) and (z) no Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom; (M) so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, other Investments in another Person; provided that, when taken together with Investments made pursuant to clauses (J) and (L), the aggregate amount of all such Investments does not exceed $5.0 million in the aggregate following the Issue Date; (N) Investments by the Company or any of its Subsidiaries in any Subsidiary to the extent made pursuant to, or in connection with, any equity contribution, cost sharing arrangement, transfer pricing arrangement or other similar arrangements, in each case, entered into in good faith by the Company or such Subsidiary in the Ordinary Course of Business and consistent with past practice; (O) Investments consisting of management incentive plans, equity compensation plans, awards or arrangements or similar employee benefit arrangements in the Ordinary Course of Business; and (P) dividends or other distributions made in connection with any issuance of Equity Interests coupled with a royalty stream financing arrangement;

53 provided that the aggregate royalty stream payable pursuant thereto shall not exceed 10% of the applicable royalty stream (a “Royalty Stream Transaction”). (c) Without limiting the foregoing, the Company will not, and will not permit any of its Subsidiaries to, purchase or carry Margin Stock. Nothing in this Section 4.12, Section 4.15 or otherwise in any Note Document, shall be deemed to prohibit (i) any issuance of Equity Interest by the Company, (ii) any (a) cash payments of accrued interest on the Existing Notes, and (b) cash payments upon maturity of the Existing Notes, (iii) the conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of any Existing Notes, which to the extent applicable, shall be made in accordance with the proviso in Section 4.15(b) or any Equity-Linked Security. Notwithstanding anything contained in this Indenture to the contrary, (a) the Company shall not, nor shall it permit any Subsidiary to, sell, transfer or otherwise dispose of any Material Property (whether pursuant to an Investment, a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any Subsidiary or Affiliate of the Company that is not a Note Party, other than Permitted Licenses, including Intercompany IP Licenses among the Note Parties and their Foreign Subsidiaries entered into in the Ordinary Course of Business; and (b) no Person that is either (x) a Subsidiary that is not a Note Party or (y) an Affiliate of the Company (that is not a Note Party) shall own or hold an exclusive license to any Material Property, other than Material Property owned by non- Note Party Subsidiaries prior to the Issue Date (and not transferred in anticipation thereof) or which is otherwise subject of any Intercompany IP Licenses. Section 4.13 Restrictive Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement, document, instrument or other arrangement (except with or in favor of the Trustee or the Collateral Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Guarantor or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Guarantor’s or any Subsidiary’s Intellectual Property, except the foregoing shall not apply to: (a) any restrictions and conditions imposed by any applicable law, or by this Indenture or any agreement that is permitted to be entered into under this Indenture; (b) restrictions and conditions existing on the Issue Date and any extension or renewal of, or any amendment or modification (other than those amendments or modifications expanding the scope of any such restriction or condition which shall not be permitted pursuant to this clause (b)); (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or property pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or property that is to be sold and such sale is permitted hereunder; (d) as is otherwise permitted in the covenants described under Section 4.10, Section 4.11 and Section 4.16;

54 (e) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Indenture; (f) customary provisions in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements, but not relating to any Indebtedness entered into in the Ordinary Course of Business; (g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the Ordinary Course of Business and not in contemplation of circumventing the requirements of this Indenture; (h) any encumbrance or restriction arising or agreed to in the Ordinary Course of Business, not relating to any Indebtedness, and that does not, individually or in the aggregate, (a) detract from the value of the property or assets of any Note Party in any manner material to any Note Party or (b) materially affect the Company’s ability to make future principal or interest payments hereunder, in each case, as determined by the Company in good faith; and (i) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; in each case, so long as such provisions set forth in this paragraph were not made in contemplation of circumventing the requirements of this Indenture. In no event shall the Company or any of its Subsidiaries be permitted to pledge any Intellectual Property to any Person, other than (x) the Collateral Agent to secure the Notes, (y) pursuant to any Permitted License or (z) on and after the date the Collateral Agent has been granted a perfected first priority lien on any Intellectual Property, pursuant to any Permitted Lien. Section 4.14 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with a Fair Market Value greater than $1.0 million with any Affiliate of the Company or any of its Subsidiaries, unless: (a) such transactions are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to such Note Party than would be obtained in an arm’s length transaction with a non-affiliated Person; and (b) the Company delivers to the Trustee: (i) with respect to any such transaction or series of such related transactions involving aggregate consideration in excess of $2.5 million, an Officer’s Certificate certifying that such transaction or series of related transactions complies with this Section 4.14; and (ii) with respect to any such transaction or series of related such transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officer’s Certificate certifying that such transaction or series of related transactions

55 complies with this Section 4.14 and, if any members of the Board of Directors of the Company shall be disinterested with respect to such transaction, that such transaction or series of related transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company. The foregoing restrictions shall not apply to: (A) transactions among Note Parties and their Subsidiaries that are not otherwise prohibited by this Indenture; (B) transactions permitted by Section 4.12(a); (C) transactions constituting bona fide equity financings for capital raising purposes not otherwise in contravention of this Indenture; (D) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the relevant board of directors, board managers or equivalent corporate body in the Ordinary Course of Business); (E) transactions pursuant to tax sharing agreements, tax allocation agreements or similar arrangements among the Note Parties and their Subsidiaries entered into in the Ordinary Course of Business; and (F) transactions relating to Intercompany IP Licenses among the Note Parties and their Subsidiaries entered into in the Ordinary Course of Business. Section 4.15 Restricted Debt Payments. The Company shall not, and shall not permit any of its Subsidiaries to: (a) make any principal payment, redeem, repurchase, repay, replace, defease, discharge or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any unsecured Indebtedness (including any Existing Notes) or Subordinated Debt of the Company or any of its Subsidiaries; or (b) amend any provision in any document relating to any unsecured Indebtedness (including any Existing Notes) or Subordinated Debt, in each case, in any manner materially adverse to the holders; provided that, notwithstanding the foregoing, (A) to the extent less than $4.0 million of Existing Notes remains outstanding, the Company may make a principal payment, redeem, repurchase, repay, replace, defease, settle or refinance such Existing Notes with Indebtedness, including Additional Notes or any other pari passu, unsecured or Subordinated Debt, or with Equity Interests, including Preferred Stock, and (B) to the extent $4.0 million or more of Existing Notes remains outstanding, the Company may refinance or replace such Existing Notes, solely with unsecured debt, Subordinated Debt or Equity Interests, including Preferred Stock (and not, for the avoidance of doubt, with Indebtedness that is secured on a pari passu or a senior basis to the Notes or cash or Cash Equivalents on hand).

56 Section 4.16 Dispositions. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Disposition unless: (a) the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Disposition) of the Equity Interests or assets subject to such Disposition; and (b) at least 75.0% of the total consideration from such Disposition is in the form of cash or Cash Equivalents. If the Company or any Subsidiary engages in a Disposition, the Company or such Subsidiary may, no later than 180 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to: (i) at the Company’s election, either (x) repay First Lien Obligations (and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility) or (y) repay, redeem or purchase the Obligations; provided that if the Company or such Subsidiary repays First Lien Obligations (other than the Notes) pursuant to this clause (i), the Company shall apply a pro rata amount to (A) equally and ratably reduce the Obligations by redeeming the Notes or by purchasing Notes through open-market purchases or in privately negotiated transactions (provided, that such purchases are at or above 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, thereon) and/or (B) make a Net Proceeds Offer; or (ii) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Company or any Subsidiary in its business provided that, if the Company or such Subsidiary enters into a binding commitment within such 180-day period to make any such capital expenditure, such 180-day period shall be extended by an additional 90 days with respect to the amount of Net Available Proceeds subject to such binding commitment. The amount of Net Available Proceeds not applied or invested as provided in the preceding clauses 0 and (ii) of the preceding paragraph shall constitute “Excess Proceeds.” Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by the provisions of Section 15.02 and/or the provisions of Article 11 and not by the provisions of this Section 4.16. Section 4.17 Minimum Liquidity. The Company shall not permit cash and Cash Equivalents of the Company and its Subsidiaries to be less than $40.0 million, as of the last day of each fiscal month commencing with June 30, 2026, which amount shall be automatically reduced, following the occurrence of each of the following conditions, upon the earlier of (a) any public announcement or public filing or (b) written notice by the Company to the Trustee, in each case, covering the occurrence of such applicable conditions set forth below, to:

57 (i) $20.0 million, upon receipt by the Company and its Subsidiaries of equity financing (including, for the avoidance of doubt, in the form of Preferred Stock) or commitments for the same with aggregate proceeds of at least $100.0 million; (ii) $10.0 million, subject to satisfaction of condition (i) above and receipt by the Company of a written notice from the FDA on or prior to December 1, 2026 that it has accepted for filing the Company’s new drug application for seralutinib; and (iii) $0, subject to satisfaction of conditions (i) and (ii) above and consummation of one or more equity financings (including, for the avoidance of doubt, in the form of Preferred Stock) with aggregate proceeds (including all proceeds received under condition (i) above) of at least $150.0 million. The above covenant shall be tested monthly upon delivery of a Compliance Certificate due no later than five (5) Business Days after the end of each fiscal month as provided in Section 4.08(a). Section 4.18 Foreign Subsidiaries; Joint Ventures. The Company shall not, and shall not permit any of its Subsidiaries to, do any of the following: (a) Permit, at any time, the aggregate amount of cash and Cash Equivalents held or owned by all Foreign Subsidiaries to exceed $10.0 million (or the equivalent thereof in any foreign currency) in the aggregate when combined with all amounts held in Excluded Accounts. (b) Permit any Foreign Subsidiary to own, or have an exclusive license in respect of, any Material Property, except for Permitted Licenses and the exclusive licenses granted pursuant to the Intercompany IP Licenses. No Note Party may amend, supplement, terminate or otherwise modify any Intercompany IP License Agreement (or permit to occur any of the foregoing) if the same would (i) reduce the value of the Collateral in any material respect or (ii) result in the transfer of title to any Material Property to a non-Note Party; provided, that, other than to the extent otherwise prohibited by the terms of this Indenture, nothing in this clause (b) shall restrict any Note Party or any of its Subsidiaries from amending, supplementing, terminating or otherwise modifying any exclusive or non-exclusive license or sublicense with any third party that is not an Intercompany IP License Agreement; provided that such amendment, supplement, termination or other modification is not materially adverse to the Holders. (c) No Note Party will, nor will it permit any Subsidiary to, commingle any of its assets (including any bank accounts, cash or Cash Equivalents) with the assets of a joint venture or any other entity in which a Note Party owns any Equity Interests (including any non-Wholly- Owned Subsidiary) that is not a Note Party, other than any Intellectual Property pursuant to Permitted Licenses; provided that, for the avoidance of doubt, nothing in this clause (c) shall prohibit or otherwise restrict any commingling of assets among the Note Parties and their Subsidiaries. Section 4.19 Double Dip Transactions. No non-Note Party Subsidiary shall own or hold (i) any Equity Interests issued by the Company or any other Note Party, (ii) any Indebtedness incurred or issued by the Company or any other Note Party, other than Indebtedness that is expressly subordinated to the Obligations, or (iii) any Lien (other than junior

58 Liens that are subordinated on a “silent basis”) on any property of the Company or any other Note Party; provided that in no event shall the foregoing restrict any guarantees by any Note Party or a Subsidiary of Indebtedness not constituting borrowed money (so long as such Indebtedness would otherwise be permitted under this Indenture). Section 4.20 Liability Management Transactions. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, (a) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Capital Stock, (b) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (c) make or own any Investment in any other Person, (d) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (e) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Transaction. Section 4.21 Stockholder Approval. The Company shall use commercially reasonable efforts to seek stockholder approval to approve the issuance of the shares of Common Stock issuable under the Notes pursuant to Rule 5635 of Nasdaq and to increase the number of authorized shares of Common Stock (such approvals, collectively, the “Requisite Shareholder Approval” and the first date on which stockholder approval is obtained to both increase the number of authorized shares of Common Stock and for the issuance of the shares of Common Stock under the Notes pursuant to Rule 5635 of Nasdaq, the “Requisite Shareholder Approval Date”). The Company shall notify Holders of Notes of the Requisite Shareholder Approval Date no later than the first Business Day after the Requisite Shareholder Approval Date, which notice obligation shall be deemed to be satisfied if the Company files a report with the SEC stating the Requisite Shareholder Approval has been obtained. Following the Requisite Shareholder Approval Date and at all times thereafter when any Notes are outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to the product of: (a) the aggregate principal amount (expressed in thousands) of all then-outstanding Notes; and (b) the Conversion Rate then in effect (assuming, for these purposes, that the Conversion Rate is increased by the maximum amount the Conversion Rate may be increased pursuant to Section 14.03). Section 4.22 Post-Closing. The Company shall, and shall cause each relevant Subsidiary to, comply with the requirements set forth in Schedule 4.22 within the applicable time periods set forth therein (or such later date as the Administrative Holders may agree). Section 4.23 Further Assurances. As set forth in the Collateral Documents, the Company and the Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, financing and continuation statements (or equivalent statements) and amendments thereto and do or cause to be done such further acts as may be reasonably requested by the Collateral Agent (at the direction of the Administrative Holders) to perfect, protect, ensure the priority of or continue the Lien on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and to otherwise effectuate the provisions or purposes of this Indenture and the Collateral Documents.

59 Section 4.24 Expense Reimbursement. The Company shall pay all reasonable and documented fees and expenses of Akin Gump Strauss Hauer & Feld LLP incurred in connection with (i) the negotiation, documentation and closing of any amendments, waivers or modifications to the Note Documents following the Issue Date and (ii) the resolution of any mechanical, technical or operational issues arising under the Note Documents, including with respect to conversion mechanics and make-whole calculations following the Issue Date. Section 4.25 Suspension of Covenants. (a) If, on any date following the Issue Date, (i) the outstanding principal balance of the Notes is less than or equal to $5.0 million and (ii) no Default or Event of Default that would not constitute a Default following a Covenant Suspension Event has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Subsidiaries shall not be subject to the following Sections of this Indenture: (A) Section 4.10; (B) Section 4.11; (C) Section 4.12; (D) Section 4.13; (E) Section 4.14; (F) Section 4.15; (G) Section 4.16; (H) Section 4.17; (I) Section 4.18; (J) Section 4.19; (K) Section 4.20; (L) Section 4.23; (M) the Covenant Suspension Events of Default; and (N) the Covenant Suspension Modifications and Amendments. The Company shall provide an Officers’ Certificate to the Trustee indicating the occurrence of a Covenant Suspension Event. The Trustee may provide a copy of such Officers’ Certificate to any Holder of Notes upon request.

60 Article 5. LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE Section 5.01 Lists of Holders. If the Trustee is not the Registrar, then the Company will furnish to the Trustee, semi-annually, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders. Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished. Article 6. DEFAULTS AND REMEDIES Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes: (a) default in any payment of interest on any Note when due and payable and the default continues for a period of thirty (30) consecutive days; (b) default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (c) the Company’s failure to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s or the Company’s conversion right, and such failure continues for five (5) Business Days following the date on which such conversion was required to be effectuated pursuant to the terms of this Indenture; provided that any delays in delivery of shares of Common Stock to Holders due to the operation of the provisions relating to Opt-In Procedures described in Section 14.14(c), or any inadvertent failure in the accurate execution of such Opt-In Procedures shall not constitute a Default or an Event of Default hereunder; (d) the Company’s failure to give a Fundamental Change Company Notice as described in Section 15.01 when due or to make a Net Proceeds Offer as described in Section 4.16 when required and such failure continues for five (5) Business Days; (e) the Company’s failure to comply with its obligations under Article 11; (f) the Company’s failure for thirty (30) days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or this Indenture (other than the covenant contained in Section 4.17 herein); (g) the Company’s failure to comply with the covenant described in Section 4.17 for any fiscal month and such failure continues for thirty (30) days after delivery of the most recent Compliance Certificate (such thirty (30) day period, the “Liquidity Cure Period”); provided

61 that such failure shall constitute an Event of Default hereunder on the day immediately following the end of the Liquidity Cure Period unless the Company shall have delivered to the Trustee, on or prior to such date, an updated Compliance Certificate (each such Compliance Certificate, a “Cure Compliance Certificate”) demonstrating cash and Cash Equivalents of the Company and its Subsidiaries not less than the applicable amount required pursuant to the covenant described in Section 4.17 with respect to such fiscal month; (h) default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money that has a principal amount in excess of $4.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or will hereafter be created (i) actually resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded, in the case of the foregoing clause (ii), within sixty (60) days after the occurrence of such default; (i) the Company, any Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor and/or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor or Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; (j) a court of competent jurisdiction enters an order or decree against the Company, any Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Guarantor or Significant Subsidiary or any substantial part of its property, and such order or decree shall remain undismissed and unstayed for a period of sixty (60) consecutive days; (k) a final judgment or judgments for the payment of $4.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; (l) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Note

62 Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee); (m) unless all of the Collateral has been released from the Liens in accordance with the provisions of this Indenture and the Collateral Documents, the Company shall assert, in a pleading in a court of competent jurisdiction, with respect to any material portion of the Collateral, that any security interest therein is invalid or unenforceable and the Company fails to rescind such assertions within sixty (60) days after it has actual knowledge of such assertions; (n) the failure by the Company to comply for sixty (60) days after receipt of written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure with a material provision of the Collateral Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral, taken as a whole; (o) (i) the voluntary withdrawal or institution of any action or proceeding by the FDA or similar Governmental Authority (including any foreign Governmental Authority) to order the withdrawal of any Product or Product category from the market or to enjoin the Company, its Significant Subsidiaries or any representative of the Company or its Significant Subsidiaries from manufacturing, marketing, selling or distributing such Product or Product category, which, in each case or in the aggregate, has or would reasonably be expected to result in a Material Adverse Change, (ii) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority (including any foreign Governmental Authority) to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by the Company, its Significant Subsidiaries or any representative of the Company or its Significant Subsidiaries, which, in each case, has or would reasonably be expected to result in a Material Adverse Change, (iii) the commencement of any enforcement action against the Company, its Subsidiaries or any representative of the Company or its Subsidiaries (with respect to the business of the Company or its Subsidiaries) by DEA, FDA, or any other Governmental Authority (including any foreign Governmental Authority) which has or would reasonably be expected to result in a Material Adverse Change, or (iv) the occurrence of materially adverse test results in connection with a Product which would result in a Material Adverse Change; or (p) any Required Permit shall have been (i) revoked, rescinded, suspended, modified in a materially adverse manner or not renewed in the Ordinary Course of Business for a full term, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and in each case of (i) and (ii) above, such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change (this clause (p), together with clauses (d)(y), (k), (l), (m) and (n), the “Covenant Suspension Events of Default”). Section 6.02 Acceleration; Rescission and Annulment. If an Event of Default occurs and is continuing, the Trustee by written notice to us, or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and

63 payable. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice shall not be effective to cause such amounts to become due and payable immediately. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, shall be due and payable immediately. In case of the occurrence of an Event of Default described in clause (e), Section 6.01(i) or Section 6.01(j) of Section 6.01, 100% of the principal of and accrued and unpaid interest on the Notes shall automatically become due and payable. The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence), subject to the limitations set forth in Section 10.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, the Net Proceeds Offer Price and any cash due upon conversion, if applicable) of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes. Without limiting the generality of the foregoing in this Article 6, it is understood and agreed that if the Notes are accelerated as a result of an Event of Default described in Section 6.01 (including an Event of Default pursuant to clause (i) or Section 6.01(j) of such section), by operation of law or otherwise, the Notes that become due and payable shall include the make-whole premium described in Sections 14.03 and 15.04 (the “Applicable Premium”), which shall become immediately due and payable in cash (and not, for the avoidance of doubt, by adjusting the Conversion Rate) by the Company and the Guarantors and shall constitute part of the Obligations in respect of the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits and actual damages as a result thereof. The Applicable Premium shall also be automatically and immediately due and payable if the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. The Applicable Premium payable pursuant to this Indenture shall be presumed to be the liquidated damages sustained by each Holder as the result of the early repayment or prepayment of the Notes (and not unmatured interest or a penalty) and each of the Company and the Guarantors agrees that it is reasonable under the circumstances currently existing. EACH OF THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVE (TO

64 THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREMIUM, INCLUDING PAYMENT OF THE APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION SET FORTH ABOVE. Each of the Company and the Guarantors expressly agree (to the fullest extent they may lawfully do so) that: (A) the Applicable Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Holders, the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to the Holders to purchase and accept the Notes; and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holders or profits lost by the Holders as a result of such event giving rise to the payment of the Applicable Premium. Each of the Company and the Guarantors expressly acknowledge that its agreement to pay or guarantee the payment of the Applicable Premium to the Holders as herein described are individually and collectively a material inducement to Holders to receive the Notes in connection with the Exchange Offer. For the avoidance of doubt, and without limiting the manner in which any Event of Default or Default can be cured: (a) a failure by the Company to send a notice in accordance with this Indenture other than in connection with the events set forth in Section 6.01(d) shall be subject to Section 6.01(f) (including the 30-day cure period contained therein), and any related Default shall be deemed cured and shall cease to continue upon delivery of such notice to the applicable recipient prior to (i) the expiration of such 30-day period or (ii) if after such 30-day period, the delivery of a notice of acceleration with respect to such Default, in each case whether or not the events or circumstances that are the subject of such notice have already occurred at the time such notice is given; (b) if the Company fails to make any payment of principal or interest when due, such Default shall be deemed cured and shall cease to continue upon the making of such payment, together with any accrued interest thereon, prior to (i) the expiration of any applicable grace period with respect to the Default in the relevant payment set forth in this Article 6 or (ii) if following the expiration of any applicable grace period, the delivery of a notice of acceleration with respect to such Default; and (c) a Default that is (or, after notice, passage of time or both, would be) a Reporting Event of Default shall be deemed cured and shall cease to continue at such time as the Company files with the Trustee the applicable report or reports that gave rise to such Reporting Event of Default (it being understood that any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)); provided that (x) the cure of any Event of Default shall not invalidate any acceleration of the Notes on account of such Event of Default that was properly effected prior to such time as such Event of Default was cured and (y) the cure of any Reporting Event of Default shall not affect the Company’s obligation to pay any Additional Interest that accrues prior to the time of such cure. For the avoidance of doubt, nothing in the immediately preceding sentence shall constitute a waiver of or in any way limit any Holder’s right to institute suit for any

65 damages incurred as a result of the Company’s breach of any covenant under this Indenture even if subsequently cured. In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default. Section 6.03 Additional Interest. Notwithstanding the foregoing, if the Company so elects, the sole remedy for an Event of Default relating to (a) the Company’s failure to file with the Trustee any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (b) the Company’s failure to comply with its obligations as set forth in Section 4.06 (a “Reporting Event of Default”), shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest in cash on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 90 days during which such Event of Default is continuing, beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 90-day period during which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the Stated Interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its reporting obligations as set forth in Section 4.06(a) is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided above. The provisions of this Section 6.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02. In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with these reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided above. Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing (including upon failure to pay amounts owed following accelerations of the Obligations) the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the Trustee and the Collateral Agent, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the Stated Interest rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may

66 enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and the Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and the Collateral Agent under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express

67 trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, the Trustee and the Collateral Agent shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, the Trustee and the Collateral Agent shall continue as though no such proceeding had been instituted. Section 6.05 Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon delivery thereof, if fully paid: First, to the payment of all amounts due the Trustee (including any predecessor trustee) and Collateral Agent (including any predecessor collateral agent) in all of their capacities, including their agent and counsel, under Section 7.06; Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto; Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such

68 principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and Fourth, to the payment of the remainder, if any, to the Company. Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder may pursue any remedy with respect to this Indenture or the Notes unless: (a) such Holder has previously given the Trustee notice that an Event of Default is continuing; (b) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy; (c) such Holders have offered and, if requested, provided the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense; (d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and (e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and Net Proceeds Offer Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

69 Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described herein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent with respect to the Notes (whether under applicable law, the terms of any of the Note Documents or otherwise); provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Note Documents, and (b) each of the Trustee and the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent, as applicable, that is not inconsistent with such direction. Each of the Trustee and the Collateral Agent may refuse to follow any direction that the Trustee or the Collateral Agent, as applicable, determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Collateral Agent, as applicable, in personal liability (it being understood that the Trustee and the Collateral Agent shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) any continuing defaults relating to the nonpayment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee, the Collateral Agent and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such

70 waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Section 6.10 Notice of Defaults. If a default occurs, is continuing, and is actually known to the Trustee or the Collateral Agent, the Trustee or the Collateral Agent, as the case may be, must deliver to each Holder (a) with respect to any Default under Section 4.17, notice of the default within five (5) Business Days after receipt of the applicable Compliance Certificate demonstrating such Default and (b) with respect to all other Defaults, notice of the Default within 90 days after it obtains actual knowledge thereof. Except in the case of a Default in the payment of principal of or interest on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee or the Collateral Agent may withhold notice if and so long as a Responsible Officer of the Trustee or the Collateral Agent, as applicable, in good faith determines that withholding notice is in the interests of the Holders. In addition, if the Company shall become aware that any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee, promptly (and in any event within five days) after the occurrence thereof, written notice specifying such event (including status and any action the Company is taking or proposes to take in respect thereof); provided, however, the Company shall not be required to provide such notification at any time after such Default or Event of Default is cured or waived. Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee and the Collateral Agent for any action taken or omitted by it as Trustee and Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14. Article 7. CONCERNING THE TRUSTEE AND COLLATERAL AGENT Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written

71 notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to the rights of any other Holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee and the Collateral Agent shall be entitled to indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (as finally adjudicated by a court of competent jurisdiction), except that: (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred: (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein); (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as

72 provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section; (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes; (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event; (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company. The Note Parties acknowledge that the Trustee is not providing investment supervision, recommendations, or advice regarding any investments. The Trustee shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, insuring of, ownership or transferability of the Collateral, written instructions, or any other documents in connection therewith, and will not be regarded as making nor be required to make, any representations thereto; (h) in the event that the Trustee is also acting as Collateral Agent, Custodian, Note Registrar, Paying Agent, or Conversion Agent hereunder, all of the rights, benefits, immunities, indemnities, privileges and protections afforded to the Trustee pursuant to this Indenture shall also be afforded to such Collateral Agent, Custodian, Note Registrar, Paying Agent or Conversion Agent; provided, however, that only the Trustee, and not any Collateral Agent, Custodian, Note Registrar, Paying Agent or Conversion Agent or any other Person employed to act hereunder, shall be held to a prudent person standard upon the occurrence of and during an Event of Default; and (i) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

73 Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01: (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; (c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any written or verbal advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel; (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation; (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; (f) the permissive rights of the Trustee enumerated herein shall not be construed as duties; (g) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; (h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; (i) the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled

74 principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; (j) the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; (k) the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture; (l) neither the Trustee nor any of its directors, officers, employees, agents or Affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, Affiliates or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness; (m) in no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; (n) neither the Trustee nor the Collateral Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary or any Conversion Agent or Transfer Agent; (o) neither the Trustee nor the Collateral Agent shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture, whether or not an original or a copy of such agreement has been provided to the Trustee or Collateral Agent; (p) neither the Trustee nor the Collateral Agent shall have any duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Indenture; (q) in the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Trustee and Collateral Agent are hereby expressly authorized, in their sole discretion, to respond as they deem appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee or Collateral Agent obeys or complies

75 with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated; (r) if any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Trustee or Collateral Agent is in doubt as to the action to be taken hereunder, the Trustee and Collateral Agent may, at their option, after sending written notice of the same to Company, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Collateral or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Trustee and Collateral Agent, directing delivery of the Collateral. The Trustee and Collateral Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Trustee and Collateral Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Trustee and Collateral Agent will be relieved of all liability as to the Collateral and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action; and (s) subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value, insuring or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the obtaining or maintaining insurance on any Collateral, for the creation, perfection, priority, sufficiency or protection of any first priority lien, or any defect or deficiency as to any such matters. Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, sufficiency or enforceability of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any disclosure material prepared or distributed with respect to the issuance of the Notes. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s, any Holder’s or any other Person’s, other than the Trustee’s, compliance with or breach, performance or observation of, any representation, warranty, covenant, or agreement of any Person, other than the Trustee, made in this Indenture. Section 7.04 Trustee, Collateral Agent, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, the Collateral Agent, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the

76 owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Collateral Agent, Paying Agent, Conversion Agent or Note Registrar. Section 7.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee. Section 7.06 Compensation and Expenses of Trustee and Collateral Agent. The Company covenants and agrees to pay to the Trustee and the Collateral Agent, each in any capacity under this Indenture or any other Note Document, from time to time, and the Trustee and the Collateral Agent shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee or the Collateral Agent, as applicable, and the Company, and the Company will pay or reimburse the Trustee and the Collateral Agent upon their respective request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee or the Collateral Agent as applicable, in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused directly by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company and each Person that becomes a Guarantor by execution of a supplemental indenture to this Indenture in accordance with Section 13.07, jointly and severally, covenants to indemnify the Trustee and the Collateral Agent, each in any capacity under this Indenture, any other Note Document and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any other Person), damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, the Collateral Agent, their respective officers, directors, attorneys, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or any other Note Document or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or the enforcement of this Section 7.06. The obligations of the Company and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee and the Collateral Agent and to pay or reimburse the Trustee and the Collateral Agent for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on the Collateral and all other money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes, and, for the avoidance of doubt, such lien shall not be extended in a manner that would conflict with the Company’s obligations to its other creditors. The Trustee’s and the Collateral Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The

77 obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the other Note Documents and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and the Collateral Agent. Without prejudice to any other rights available to the Trustee or the Collateral Agent under applicable law, when the Trustee and the Collateral Agent and their respective agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j), occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. “Trustee” and “Collateral Agent” for purposes of this Section shall include any predecessor Trustee or predecessor Collateral Agent; provided, however, that the negligence, willful misconduct or bad faith of any Trustee or Collateral Agent hereunder shall not affect the rights of any other Trustee or Collateral Agent hereunder. Section 7.07 Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and Opinion of Counsel, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof. Section 7.08 Eligibility of Trustee and Collateral Agent. There will at all times be a Trustee and a Collateral Agent under this Indenture that is a Person organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee and collateral agent power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, subject to the

78 provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. Notwithstanding the foregoing, at any time within one (1) year after a successor trustee takes office as provided above, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor trustee to replace such successor trustee. (b) In case at any time any of the following shall occur: (i) the Trustee shall cease to be eligible and shall fail to resign after written request therefor by the Company or by any such Holder, or (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee; provided, in each case, that at any time within one (1) year after the successor trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor trustee to replace such successor trustee. (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee. (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10. Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such

79 successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06. No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08. Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company. Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation. Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or

80 after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after notice that the Company has been deemed to have been given pursuant to Section 18.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the Effective Date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted. Section 7.13 Collateral Agent; Collateral Documents. (a) U.S. Bank Trust Company, National Association, is hereby designated and appointed as the Collateral Agent under this Indenture and the other Collateral Documents and U.S. Bank Trust Company, National Association, hereby accepts such designation and appointment. (b) By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Collateral Agent shall have all rights, privileges and immunities as are granted to the Trustee under this Indenture. Section 7.14 Replacement of Collateral Agent. The Collateral Agent may resign, be removed and be replaced in accordance with Section 7.09 as though references to the Trustee therein were references to the Collateral Agent. Any successor collateral agent appointed as provided in this Section shall execute, acknowledge and deliver to the Company and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor collateral agent, the collateral agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor

81 collateral agent all the rights and powers of the collateral agent so ceasing to act. Upon request of any such collateral agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers. Any collateral agent ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such collateral agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06. No successor collateral agent shall accept appointment unless at the time of such acceptance, such successor collateral agent shall be eligible. Upon acceptance of appointment by a successor collateral agent, each of the Company and the successor collateral agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such collateral agent hereunder to the Holders in accordance with Section 18.03. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be given at the expense of the Company. Article 8. CONCERNING THE HOLDERS Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action. Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06. Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account

82 of the principal (including any Fundamental Change Repurchase Price or Net Proceeds Offer Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture. Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate or Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate or Subsidiary thereof. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination. Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

83 Article 9. HOLDERS’ MEETINGS Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes: (a) to give any notice to the Company or to the Trustee or the Collateral Agent or to give any directions to the Trustee or the Collateral Agent permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6; (b) to remove the Trustee or the Collateral Agent and nominate a successor trustee or collateral agent pursuant to the provisions of Article 7; (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law. Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting. Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice. Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution or the Holders of at least 10% of the aggregate principal amount of Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02. Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to

84 be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting. Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1.00 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice. Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

85 Any record so signed and verified shall be conclusive evidence of the matters therein stated. Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes. Article 10. SUPPLEMENTAL INDENTURES Section 10.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder of the Notes, the Company, the Guarantors, the Trustee and the Collateral Agent, as applicable, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend or supplement any of the other Note Documents for one or more of the following purposes: (a) cure any ambiguity, omission, mistake, defect or inconsistency; (b) provide for the assumption by a successor corporation of the Company’s obligations under this Indenture or a Successor Guarantor of a Guarantor’s obligations hereunder; (c) add guarantees with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture; (d) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company; (e) make any change that does not adversely affect the rights of any Holder in a material respect, as determined by the Company in good faith; (f) increase the Conversion Rate as provided in this Indenture; (g) (i) provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one trustee or (ii) provide for the acceptance of an appointment under this Indenture of a successor Collateral Agent; provided that, in each case, such successor is otherwise qualified and eligible to act as such under the terms of this Indenture; (h) irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate the Company’s right to elect one or more particular Settlement Methods (including, for the avoidance of doubt, eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) as permitted by this Indenture; provided,

86 however, that (i) no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions described in Section 14.02; (i) in connection with any Common Stock Change Event described in Section 14.08, provided that the Notes are convertible in the manner described therein, make certain related changes to the terms of the Notes to the extent expressly required by this Indenture; (j) comply with the rules of DTC or any other applicable depositary, so long as such amendment does not materially and adversely affect the rights of any Holder of Notes; (k) conform the provisions of this Indenture, the Notes and the Note Guarantees to the Offering Memorandum; (l) add additional assets as Collateral to secure the Notes and the Note Guarantees; (m) release Collateral from any Liens securing the Notes and the Note Guarantees, in each case when permitted, required or automatically effected by this Indenture or the Collateral Documents; (n) to enter into any Applicable Intercreditor Agreement in connection with the incurrence of any Indebtedness not otherwise prohibited by this Indenture; or (o) with respect to the Collateral Documents, as provided in the relevant Collateral Document. Upon the written request of the Company, the Trustee and the Collateral Agent are hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, amendment or supplement, and to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee and Collateral Agent shall not be obligated to, but may in their respective discretion, enter into any such supplemental indenture, amendment or supplement that affects the Trustee or Collateral Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise. Any supplemental indenture, amendment or supplement authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors, the Collateral Agent and the Trustee, as applicable, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02. Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company, the Guarantors, the Trustee and the Collateral Agent, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend or supplement any of the other Note Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes, any supplemental indenture or any of the other Note

87 Documents or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture or amendment or supplement to any of the other Note Documents shall: (a) reduce the amount of Notes whose Holders must consent to an amendment, including the waiver of an Event of Default; (b) reduce the rate of or change or have the effect of changing the stated time for payment of interest on any Note; (c) reduce the principal of or extend or have the effect of extending the stated maturity of any Note; (d) make any change that adversely affects the conversion rights of any Notes; (e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (f) make any Note payable in money, or at a place of payment, other than that stated in the Note; (g) modify or change any provision that has the effect of permitting (to the extent not otherwise permitted by the terms of this Indenture) the incurrence of additional Indebtedness in the form of Additional Notes (or commitments with respect thereto) for the purpose of influencing voting thresholds; (h) subordinate or have the direct or indirect effect of subordinating (A) any Obligations in right of payment to any Indebtedness for borrowed money or (B) any Liens securing the Obligations to any Liens on the Collateral securing any Indebtedness for borrowed money, in each case, except (x) Indebtedness that is expressly permitted by this Indenture on the Issue Date to be senior to the Obligations and/or be secured by a Lien that is senior to the Lien securing the Obligations so long as not in connection with a Liability Management Transaction, (y) any Indebtedness that is offered ratably on identical terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) to all holders adversely affected thereby, or (z) any “debtor in- possession” facility (or similar financing under applicable law); (i) release all or substantially all of the Note Guarantees of the Guarantors other than in accordance with Section 13.06 (this clause (i), together with clauses (g) and (h) above, “Covenant Suspension Modifications and Amendments”); (j) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or (k) make any change in the amendment provisions or any other provision specifying the percentage of Holders required to amend, waive or modify any provision of this Indenture or

88 any Note Document or make any determination thereunder, provided that the Holders of a majority in principal amount of the Notes then outstanding can amend the Administrative Holder determination. On or prior to the occurrence of a Covenant Suspension Event, in addition, without the consent of Holders of at least 90% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may: (i) permit, or have the effect of permitting the concept of “unrestricted subsidiaries” (which shall, for the avoidance of doubt, include any Subsidiaries that are exempt from covenants or representations and warranties in the Note Documents, whether or not labelled as “unrestricted subsidiaries”); (ii) make any change to the definition of “Material Property” or any language in other provisions in connection therewith (including, without limitation, the proviso at the end of Section 4.12); (iii) amend, waive or modify the definition of “Excluded Subsidiary”; (iv) release, or have the effect of releasing, all or substantially all of the Collateral from the Liens securing the Notes and the Note Guarantees; (v) amend, waive or modify, or have the effect of amending, waiving or modifying (including through amending, modifying or waiving any definition therein), the provisions described in Section 4.19 or Section 4.20; (vi) amend, waive or modify Section 13.06(iii); (vii) amend, waive or modify this Indenture or any other Note Document to permit the payment of interest in kind (or payment in any other form), instead of in cash; (viii) extend any grace period applicable to any payment of interest due under this Indenture. Notwithstanding anything herein to the contrary, with the consent of Holders of at least 25% in aggregate principal amount of the Notes then outstanding (the “Administrative Holders”), the Company may amend or supplement this Indenture, the Notes or the Note Documents, in each case to: (1) add additional Guarantors; (2) add additional assets as Collateral to secure the Notes and the Note Guarantees or direct the Collateral Agent for Collateral related actions and determinations; (3) extend the time period required to deliver Collateral Documents; (4) extend any time period set forth in Section 4.22;

89 (5) request that any intercompany Indebtedness is evidenced by a promissory note; and (6) consent to such easements, covenants, rights of way or similar instruments and agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or agree to recognize any tenant pursuant to an agreement in form and substance reasonably acceptable to such Holders, as are reasonable or necessary in connection with any project or transactions otherwise permitted under this Indenture. Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.05, the Trustee and Collateral Agent shall join with the Company in the execution of such supplemental indenture, amendment, supplement or waiver unless such supplemental indenture, amendment, supplement or waiver affects the Collateral Agent or Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Collateral Agent or the Trustee, as applicable, may in its discretion, but shall not be obligated to, enter into such supplemental indenture, amendment, supplement or waiver. Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture, amendment, supplement or waiver. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture, amendment, supplement or waiver becomes effective pursuant to Section 10.01 or this Section 10.02, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture, amendment, supplement or waiver. However, the failure to give such notice to all the Holders (with a copy to the Trustee), or any defect in the notice, will not impair or affect the validity of the supplemental indenture, amendment, supplement or waiver. Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture, amendment, supplement or waiver pursuant to the provisions of this Article 10, this Indenture or the applicable other Note Document shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Collateral Agent, the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture, amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of this Indenture or the applicable other Note Document for any and all purposes. Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture, amendment, supplement or waiver pursuant to the provisions of this Article 10 may, at the Company’s request and expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this

90 Indenture or the applicable other Note Document contained in any such supplemental indenture, amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.09) and delivered in exchange for the Notes then outstanding, upon delivery of such Notes then outstanding. Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee and Collateral Agent. In addition to the documents required by Section 18.05, the Trustee and the Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture, amendment, supplement or waiver executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the other Note Documents and that the supplemental indenture, amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms. Article 11. CONSOLIDATION, MERGER AND SALE OF ASSETS Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than to one or more of its Wholly- Owned Subsidiaries) (a “Business Combination Event”), unless: (a) the resulting, surviving or transferee Person (if not the Company) is a Qualified Successor Entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Qualified Successor Entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture; (b) immediately after giving effect to such Business Combination Event, no Default or Event of Default has occurred and is continuing under this Indenture; (c) the Qualified Successor Entity executes supplements or joinders to the applicable Collateral Documents and pledges its assets as Collateral (to the extent required by the applicable Collateral Documents); and (d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that (x) such Business Combination Event (and, if applicable, the related supplemental indenture) complies with this Indenture and (y) all conditions precedent to such Business Combination Event provided in this Indenture have been complied with. Section 11.02 Qualified Successor Entity to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Qualified Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual

91 performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Company, such Qualified Successor Entity (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Indenture. Such Qualified Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Qualified Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Qualified Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11), except in the case of a lease, and except as otherwise required by this Indenture, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate. Article 12. IMMUNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS Section 12.01 No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of the Company’s obligations under the Notes or this Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release is part of the consideration for the issue of the Notes. However, the waiver and release may not be effective to waive liabilities under U.S. federal securities laws. Article 13. GUARANTEE Section 13.01 Guarantee. (a) Subject to this Article 13, each Guarantor, including each Person that becomes a Guarantor by execution of a supplemental indenture to this Indenture in accordance with Section 13.07, hereby jointly and severally, irrevocably and unconditionally, as a primary obligor

92 and not merely as a surety, guarantees to each Holder, the Trustee, the Collateral Agent and each other Secured Party and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the other Note Documents or the Obligations of the Company hereunder or thereunder, the performance and punctual payment or delivery, as applicable, when due, whether at maturity, by acceleration or otherwise, of all Obligations, the Notes and the other Note Documents, including principal (including the Fundamental Change Repurchase Price, if applicable), premium, if any, interest (including interest on overdue amounts), consideration due upon conversion of the Notes and all other Obligations (including for reimbursement of expenses, indemnity or otherwise) of the Company or any Guarantor, all in accordance with the terms hereof and thereof (all of the foregoing, collectively, the “Guaranteed Obligations”). In furtherance of the foregoing and not in limitation of any other right which any Holder of the Notes or the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue of this Article 13, failing payment or, if applicable, delivery when due (at maturity, by acceleration or otherwise) of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay and, if applicable, perform and deliver the Guaranteed Obligations immediately. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each shall remain bound under this Article 13 notwithstanding any extension or renewal of any Guaranteed Obligation. Each agrees that this is a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of the Notes or the Trustee or Collateral Agent to any security held for payment of the Guaranteed Obligations. The Note Guarantees shall not be convertible and shall automatically terminate with respect to a given Note when such Note is converted. (b) The Guarantors hereby agree that their obligations hereunder are unconditional and absolute, irrespective of (i) the validity, regularity or enforceability of the Notes, this Indenture or any other Note Document, (ii) the absence of any action to enforce the same or to exercise any right or remedy against any Guarantor, (iii) any extension or renewal of this Indenture, the Notes or any other Note Document, (iv) any rescission, settlement, compromise, waiver, modification, amendment, consent or release in respect of this Indenture, the Notes or any other Note Document or any of the Guaranteed Obligations, (v) any change in the corporate existence, structure or ownership of the Company, any Guarantor or any of their respective Subsidiaries, (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Guarantor, any of their respective Subsidiaries or any of their respective assets or any resulting release or discharge of any obligation of the Company, any Guarantor or any of their respective Subsidiaries contained in this Indenture, the Notes or any other Note Document, (vii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, the Collateral Agent or any other Person, whether in connection with this Indenture, the Notes, any other Note Document or any unrelated transactions (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim), (viii) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture, the Notes or any of the other Note Documents, (ix) any provision of applicable law or regulation purporting to prohibit the payment by the Company or any of the Guarantors of the principal of or interest on the Notes or any other amount payable and/or deliverable by the Company under this Indenture, the Notes or any other Note Document, (x) the recovery of any judgment against the Company or any Guarantor, any

93 action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, or (xi) any other act or omission to act or delay of any kind by the Company, the Trustee, the Collateral Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment and protest to the Company, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance or payment of the obligations contained in the Notes and this Indenture. Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under this Indenture, the Notes and the other Note Documents and such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor. (c) Except as expressly set forth in Section 13.02, the Note Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Note Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee or Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. (d) Except as expressly set forth in Section 13.06, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment, performance and delivery in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder of the Notes or the Trustee upon the bankruptcy or reorganization of the Company or any Guarantor or otherwise. (e) If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

94 (f) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment, performance and delivery in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee. Section 13.02 Limitation on Guarantor Liability. Each Guarantor, the Trustee and the Collateral Agent, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and each of the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments and, if applicable, deliveries made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Section 13.03 Guarantors May Consolidate, etc., on Certain Terms. Except for a transaction made in compliance with Section 11.01, no Guarantor may consolidate with or merge into any other Person other than the Company or another Guarantor, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than to the Company or another Guarantor, unless, in each case: (a) either (i) in the case of a consolidation or merger, the Guarantor is the surviving entity, or (ii) the Person formed by or surviving such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Guarantor”) shall expressly assume by supplemental indenture, or other amendment or supplement, all of the obligations of the Guarantor under the Note Documents; (b) the Successor Guarantor, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (c) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing;

95 (d) the Guarantor has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Article and that all conditions precedent provided for in this Indenture and the other Note Documents relating to such transaction have been complied with. (e) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture or other amendment or supplement, as applicable, executed and delivered to the Trustee and the Collateral Agent, of the Note Guarantee and the due and punctual performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Guarantor, such Successor Guarantor shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Guarantor thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued on the date of the execution hereof. Section 13.04 Stay of Acceleration. If acceleration of the time for payment of any amount payable or, if applicable, deliverable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable or, if applicable, deliverable by the Guarantors hereunder forthwith on demand by the Trustee, the Collateral Agent or the Holders. Section 13.05 Execution and Delivery of Guarantee. The execution by each future Guarantor of a supplemental indenture evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of such Guarantor still holds that office at the time of authentication of any Note. The delivery of Notes by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor. Section 13.06 Release of Guarantees. (a) A Guarantor’s Guarantee with respect to the Notes will be released automatically and immediately (without the necessity of any action by the Trustee or the Collateral Agent): (i) upon the conveyance, sale, transfer, assignment or other disposition of all of the Equity Interests of such Guarantor to a Person that is a non-affiliated third party of the Company or any of its Subsidiaries in a transaction permitted (or not prohibited) by the terms of this Indenture with a legitimate business purpose and not for the primary purpose of releasing such Note Guarantee or for the incurrence of Indebtedness or liability management; (ii) at any time that any Guarantor is (or substantially concurrently with the release of the Note Guarantee of such Guarantor or, if as a result of the release of the Note Guarantee of such Guarantor, will be) released from all of its obligations or the

96 guarantee that resulted in the obligation of such Guarantor to guarantee the Notes if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture; (iii) concurrently with any such Guarantor becoming an Excluded Subsidiary, provided, however, that a Note Guarantee by such Guarantor will not be released upon such Guarantor becoming a non-Wholly-Owned Subsidiary unless (A) it became a non- Wholly-Owned Subsidiary pursuant to a transaction with a non-affiliated third party of any Note Party for a bona fide business purpose and not for the primary purpose of releasing the guarantee or for the incurrence of Indebtedness or liability management and (B) the Company is deemed to have made an Investment in such resulting non-Guarantor Subsidiary, and such Investment is a Permitted Investment, and in each case not in connection with a Liability Management Transaction; (iv) upon satisfaction and discharge of this Indenture; and (v) upon the occurrence of a Covenant Suspension Event and the release of Collateral upon the occurrence of a Covenant Suspension Event. (b) Upon delivery by the Company to the Trustee and the Collateral Agent of an Officer’s Certificate to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee or the Collateral Agent, as applicable, shall, upon receipt by it of the documents described in Section 18.05, execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Guarantee. (c) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 13.06 will remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of the Company and any Guarantor under this Indenture as provided in this Article 13. Section 13.07 Future Guarantors. The Company shall cause each of its Subsidiaries (other than Excluded Subsidiaries) (which is not dissolved within thirty (30) days after its formation or acquisition if formed or acquired after the Issue Date), within thirty (30) days after the formation or acquisition of such Subsidiary, or the date such Subsidiary becomes a Subsidiary of the Company or ceases to be an Excluded Subsidiary, to (i) execute and deliver to the Trustee and Collateral Agent a supplemental indenture substantially in the form attached hereto as Exhibit F, pursuant to which such Subsidiary shall unconditionally guarantee all of the Guaranteed Obligations on the terms set forth in this Article 13, (ii) execute and deliver to the Trustee and Collateral Agent joinders or supplements, as applicable, to the Collateral Documents, together with any other filings and agreements (subject to customary extension periods) required by the Collateral Documents to create or perfect the security interests of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes in the Collateral of such Subsidiary and (iii) deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel that such supplemental indenture and joinders or supplements to the Collateral Documents have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable obligations of such

97 Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture, the Collateral Documents. Article 14. CONVERSION OF NOTES Section 14.01 Conversion Right. Subject to, and upon compliance with, the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Note, on any Business Day that is after the Initial Conversion Date and before the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date (without giving effect to the Springing Maturity Date), in each case, at the applicable Conversion Rate (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). Section 14.02 Conversion Procedure; Settlement upon Conversion. (a) Subject to this Section 14.02, Section 14.03, Section 14.08(a), and Section 14.14, upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02; provided, however, that upon conversion of a Note prior to the Requisite Shareholder Approval Date, the Company shall satisfy its Conversion Obligation only through Cash Settlement. Following the Requisite Shareholder Approval Date, the Company will satisfy its Conversion Obligation with any Settlement Method the Company is otherwise permitted to elect. (i) The Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. (ii) If, in respect of any Conversion Date, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Scheduled Trading Day immediately following the relevant Conversion Date (in each case, the “Settlement Method Election Deadline”). If the Company does not timely elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation (provided the Company may change such default Settlement Method to any permitted Settlement Method by notice to Holders, the Trustee and the

98 Conversion Agent). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company timely delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. By notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method it is then permitted to elect. The irrevocable election will apply to all Note conversions on Conversion Dates occurring subsequent to delivery of such notice; provided, however, that no such election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any Note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(h). However, the Company may nonetheless choose to execute such an amendment at its option. (iii) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows: (A) subject to Section 14.14, if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date; (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and (C) subject to Section 14.14, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period. (iv) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash

99 payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination. (b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (A) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedures of the Depositary or a notice as set forth in the Form of Notice of Conversion, a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (B) deliver such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notes may be delivered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02. If more than one Note shall be delivered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so delivered. (c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b). Except as set forth in Section 14.08(b), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second VWAP Trading Day immediately following the last VWAP Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided, however, that the Company will settle on the Maturity Date (or, if the Maturity Date is not a Business Day, the immediately following Business Day), without giving effect to the Springing Maturity Date, any conversions to which Physical Settlement applies and whose Conversion Date occurs on or after April 1, 2030. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued,

100 and deliver to the Transfer Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation. (d) In case any Note shall be delivered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so delivered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the delivered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes delivered for such conversion. (e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay such tax. The Conversion Agent or Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. (f) Except as provided in Section 14.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14. (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee. (h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth in Section 14.03. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes delivered for conversion during the period from the close of business on any Regular Record Date to the open of business on the

101 immediately following Interest Payment Date must be accompanied by funds equal to the amount of cash interest payable on the Notes so converted; provided that no such payment shall be required to the extent of any Additional Interest or Defaulted Amounts, if any Additional Interest or Defaulted Amounts exist at the time of conversion with respect to such Note. (i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last VWAP Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes delivered for conversion. (j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note delivered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash. Section 14.03 Interest Make-Whole Conversion Rate Adjustment upon Certain Conversions. In connection with any conversion of Notes, whether at the option of a Holder or at the option of the Company, the Company will pay a make-whole premium payable by increasing the Conversion Rate then in effect per $1,000 principal amount of Notes to be converted, solely for purposes of such conversion, by a number of additional shares of Common Stock, if any, equal to the sum of the remaining scheduled payments of interest that would have been made on such Notes to be converted at the Stated Interest rate had such Notes remained outstanding from the Conversion Date to, and including the Maturity Date (without giving effect to the Springing Maturity Date), divided by the Dollar Conversion Price as of the applicable Conversion Date; provided, however, that the Conversion Rate applicable to such a conversion will in no event be increased to greater than 7,647.0588 shares of Common Stock per $1,000 principal amount of Notes (which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted as a result of the operation of clauses (a) through (e) of Section 14.05). For the avoidance of doubt, any increase to the Conversion Rate in connection with a conversion pursuant to this Section 14.03 will only be applicable for purposes of the conversion of such Notes and will not be applicable for any other calculation or purposes. Section 14.04 [Reserved] Section 14.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if each Holder of the Notes

102 participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert its Notes, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. (a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula: 0 0 OS OS' CRCR'  where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex- Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex- Dividend Date or Effective Date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable. Any adjustment made under this Section 14.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. (b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10

103 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula: YOS XOS CRCR' 0 0 0    where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex- Dividend Date for such issuance; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex- Dividend Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants. Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

104 (c) If the Company distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment is effected (or would be effected, disregarding the 1% Provision) pursuant to Section 14.05(a) or Section 14.05(b), (ii) rights issued under a stockholder rights plan (except as provided in Section 14.12), (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.05(d) shall apply, (iv) distributions of Reference Property in a Common Stock Change Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of capital stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula: FMVSP SP CRCR' 0 0 0   where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex- Dividend Date for such distribution; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex- Dividend Date; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution. Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit

105 of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula: 0 00 0 MP MPFMV CRCR'   where, CR0 = the Conversion Rate in effect immediately before the close of business on the last Trading Day of the Valuation Period for such Spin-Off; CR’ = the Conversion Rate in effect at the close of business on the last Trading Day of such Valuation Period; FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of such Spin-Off (the “Valuation Period”); and MP0 = the average of the Last Reported Sale Prices of the Common Stock over such Valuation Period. The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date of such Spin-Off to, and including, such VWAP Trading Day in determining the Conversion Rate applicable to such conversion as of such VWAP Trading Day. (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula: CSP SP CRCR' 0 0 0  

106 where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex- Dividend Date for such dividend or distribution; CR’ = the Conversion Rate in effect immediately after the open of business on the Ex- Dividend Date for such dividend or distribution; SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock. Any increase pursuant to this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution. (e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:   SP'OS OS'SP' AC CRCR' 0 0    where, CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; CR’ = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

107 AC = the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP’ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires. The increase to the Conversion Rate under this Section 14.05(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided, however, that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day. (f) If, on or after the Issue Date, the Company issues or sells any shares of Common Stock or Equity-Linked Securities, in each case at an Effective Price per share less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the greater of (x) the Effective Price and (y) $0.17 (which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Price is required to be adjusted as a result of the operation of the provisions described in clauses (a) through (e) of this Section 14.05); provided, however, that (i) no adjustment will be made pursuant to this clause (f) solely as the result of an Exempt Issuance or as a result of any transaction in respect of which an adjustment is made pursuant to clauses (a) through (e) above, (ii) subject to subclause (iii) below, the issuance of

108 shares of Common Stock pursuant to the terms of any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this clause (f), (iii) the repricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the issue date of the notes) will be deemed to be an issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate, and (iv) if any such issuance or sale of Common Stock or Equity-Linked Securities was without consideration, then the Effective Price shall be deemed to be $0.0001 per share. Following the reduction in the Conversion Price pursuant to this clause (f), the Conversion Rate shall be equal to $1,000 divided by such reduced Conversion Price, rounded to the nearest 1/10,000th of a share. (g) Notwithstanding this Section 14.05 or any other provision of this Indenture or the Notes, if (i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date as described in this Section 14.05; (ii) a Note is to be converted for which Physical Settlement or Combination Settlement applies; (iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex- Dividend Date and on or before the related Record Date; (iv) the consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and (v) the Holder would be entitled to participate in such dividend or distribution on account of such shares, then, notwithstanding anything to the contrary, (x) in the case of Physical Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such conversion, and, instead, the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate shall be entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date shall be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate shall not be entitled to participate in such dividend or distribution. (h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. (i) In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the

109 preceding two sentences, the Company shall deliver to each Holder a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. (j) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; (iii) subject to Section 14.05(f), upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date of this Indenture (other than any rights plan existing as of the date of this Indenture as provided in Section 14.12); (iv) upon the repurchase of any shares of Common Stock pursuant to an open- market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 14.05(e); (v) solely for a change in the par value of the Common Stock; or (vi) for accrued and unpaid interest, if any, other than as provided for in Section 14.03. (k) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall, as soon as reasonably practicable, file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 14.05 pursuant to which such adjustment has been made, showing in reasonable detail and setting forth a brief statement of the facts requiring such adjustment and (iii) the date as of which such adjustment is effective (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes

110 effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. (m) If an adjustment to the Conversion Rate otherwise required pursuant to this Section 14.05 would result in a change of less than 1% to the Conversion Rate, then notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change occurs or Net Proceeds Offer is made; (iv) if the Company calls any Notes for Mandatory Conversion; or (v) April 1, 2030. The provisions described in the immediately preceding sentence of this Section 14.05(m) are referred to herein as the “1% Provision.” (n) For purposes of this Section 14.05, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Section 14.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated. Section 14.07 Shares to Be Fully Paid. Following the Requisite Shareholder Approval Date, the Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of additional shares pursuant to Section 14.04 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable). Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of: (i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or changes resulting from a subdivision or combination),

111 (ii) any consolidation, merger, combination or similar transaction involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event,” and such stock, other securities, other property, assets or cash, the “Reference Property” and the amount and kind of Reference Property that a Holder of one (1) Share of the Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property) a “Reference Property Unit”), then, at and after the effective time of the Common Stock Change Event, the Company or any successor company, as the case may be, will execute with the Trustee a supplemental indenture, without the consent of Holders, providing that (y) the consideration due upon conversion of any Note, and the conditions to any such conversion, shall be determined in the same manner as if each reference to any number of shares of Common Stock in the provisions set forth in this Article 14 (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the terms “Common Stock” and “common equity” shall be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities shall be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. If the holders of the Common Stock receive only cash in such Common Stock Change Event, then for all conversions with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second (2nd) Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as reasonably practicable after such determination is made. The supplemental indenture described in the second immediately preceding paragraph shall, if applicable, provide for anti-dilution and other adjustments that are as nearly equivalent

112 as possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Common Stock Change Event includes shares of stock, securities or other property or assets of a Person other than the Company or any successor company, as the case may be, in such Common Stock Change Event, such supplemental indenture shall also be executed by such other Person. In addition, each such supplemental indenture shall contain such additional provisions to protect the interests of the Holders as the Company reasonably considers necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15. (b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.08, the Company shall, within twenty (20) days after execution thereof, deliver notice to all Holders briefly describing the same and the related change to the conversion right. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. (c) The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Common Stock Change Event. (d) The above provisions of this Section shall similarly apply to successive Common Stock Change Events. Section 14.09 Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes (subject to any taxes to be paid by a Holder pursuant to Section 14.02(e)), liens and charges with respect to the issue thereof. (b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes. Section 14.10 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the delivery of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this

113 Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be delivered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture. Section 14.11 [Reserved]. Section 14.12 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the applicable number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. Section 14.13 Exchange In Lieu Of Conversion. (a) When a Holder delivers its Notes for conversion, the Company may, at its election (an “Exchange Election”), cause such Notes to be delivered, at or prior to 11:00 a.m. (New York City time) on the first Business Day immediately following the relevant Conversion Date, to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes delivered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 14.02 above (the “Conversion Consideration”). If the Company makes the election described above, the Company shall, at or prior to 11:00 a.m. (New York City time) on the first Business Day following the relevant Conversion Date, notify, in writing, the Holder delivering Notes for conversion, the Trustee and the Conversion Agent (if other than the Trustee), that it has made such Exchange Election, and the Company shall notify the Designated Institution of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered (unless the form of Conversion Consideration has been otherwise agreed by the Holder and the Designated Institution as set forth in this Section 14.13). The

114 Company, the Holder delivering Notes for conversion, the Designated Institution and the Conversion Agent shall cooperate to cause such Notes to be delivered to the Designated Institution and the Conversion Agent shall be entitled to conclusively rely upon the Company’s instruction in connection with effecting any Exchange Election and shall have no liability for such Exchange Election outside of its control. Any Notes delivered by any Designated Institution will remain outstanding, subject to applicable procedures of the Depositary. Notwithstanding anything to the contrary in this Indenture or the Notes, any conversion settled in accordance to this Section 14.13 need not be settled with newly issued shares of Common Stock and any reference in this Indenture or the Notes to a requirement that the Company issue shares of Common Stock in connection with such conversion will be deemed to be satisfied with the delivery of shares of Common Stock by the applicable Designated Institution in accordance with this Section 14.13. (b) If any Designated Institution agrees to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration to the Conversion Agent and/or Transfer Agent, or if such Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 14.02, notify the Conversion Agent and the Holders delivering their Notes and shall pay or deliver, as the case may be, the Conversion Consideration in accordance with the provisions of Section 14.02 as if the Company had not made the Exchange Election. (c) For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 14.13 require such Designated Institution to accept any Notes for exchange. The Company may, but will not be obligated to, enter into a separate agreement with any Designated Institution that would compensate it for any such transaction. Section 14.14 Beneficial Ownership Limitation. (a) Notwithstanding anything to the contrary in this Indenture or the Notes, for so long as shares of Common Stock are registered under the Exchange Act, no Note will be optionally convertible by the Economic Interest Holder thereof and the Company will not effect any conversion of a Note to the extent that after giving effect to such conversion the Economic Interest Holder together with the Economic Interest Holder’s Attribution Parties collectively would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the restrictions set forth in this sentence, the “Beneficial Ownership Limitation”) and the Company shall not issue to such Economic Interest Holder any shares of Common Stock in connection with any conversion, settlement or interest payment that would result in the Beneficial Ownership Limitation being exceeded, subject in the case of Section 16.01, to an Economic Interest Holder’s compliance with the procedures set forth in Section 14.14(c). Subject to the procedures set forth in Section 14.14(c), if the issuance of shares of Common Stock to an Economic Interest Holder upon any conversion would result in that Economic Interest Holder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the relevant Economic Interest Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such

115 Economic Interest Holder of Notes and its Attribution Parties shall not have power to vote or transfer the Excess Shares; provided, the foregoing shall not prevent or otherwise affect the cancellation and retirement of the corresponding Notes which shall nonetheless cease to be outstanding following such conversion; provided further, that in the case of an optional conversion by an Economic Interest Holder pursuant to which Excess Shares are issued to such Economic Interest Holder, both the conversion into Excess Shares and issuance of Excess Shares will be deemed null and void and the corresponding notes will remain outstanding. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of this Indenture or the Notes in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Economic Interest Holder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.14 to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. (b) For purposes of calculations regarding the above Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the relevant Economic Interest Holder of the Notes and its Attribution Parties shall include the number of shares of Common Stock that may be issued upon conversion or settlement of the Notes or payment of interest on the Notes with respect to which such determination is being made, but will exclude the number of shares of Common Stock that may be issued upon (i) conversion of the remaining, unconverted outstanding balance of the Notes beneficially owned by the Economic Interest Holder of the Notes or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation described in this Section 14.14 beneficially owned by the relevant Economic Interest Holder of the Notes or any of its Attribution Parties. Other than as set forth in the previous sentence, for purposes of this Section 14.14, beneficial ownership calculations shall be made in accordance with Section 13(d) of the Exchange Act and the applicable regulations promulgated thereunder. For purposes of this Section 14.14, in determining the number of outstanding shares of Common Stock, an Economic Interest Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon any written or oral request of any Economic Interest Holder, the Company shall within three (3) Business Days confirm orally and in writing or by electronic mail to such Economic Interest Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Economic Interest Holder or any of its Attribution Parties since the as of date as to which such number of outstanding shares of Common Stock was reported. (c) Notwithstanding the foregoing, for Economic Interest Holders of Notes that have elected to be subject to the procedures described in this Section 14.14(c) (the “Opt-In

116 Procedures”) in connection with any Mandatory Conversion by the Company, including having delivered written notice to the Company prior to the effective time of such Mandatory Conversion by the Company and, if requested in writing by the Company, having transferred their interest in the Notes for which they are Economic Interest Holders into a different CUSIP number that is designated for such purposes to the extent the Company has made available a separate CUSIP for such purposes, the applicable Mandatory Conversion Notice will provide Economic Interest Holder of the Notes held in such CUSIP number the opportunity to provide notice and a representation to the Company of the number of shares of Common Stock beneficially owned by the Economic Interest Holder together with its Attribution Parties prior to such issuance up to two (2) Business Days prior to the date of settlement of any Common Stock upon any Mandatory Conversion pursuant to Section 16.01 (“Equity Issuances”). If any Excess Shares would be issued upon settlement of any Equity Issuance, the Company shall initially issue the amount of any such Excess Shares that would otherwise be issuable to such Economic Interest Holder upon such Equity Issuance instead to a single account designated for all such Excess Shares in the aggregate and held on the books and records of the Company’s Transfer Agent and, although such Economic Interest Holder’s Notes that are converted in connection with such issuance will still be retired and will no longer be outstanding as otherwise set forth in this Indenture, the shares of Common Stock will not be delivered to such Economic Interest Holder until the Company receives appropriate instructions and representations as described in this Section 14.14 and the relevant notice. Thereafter, upon notification by any such Economic Interest Holder (or beneficial owner of Notes held by such Economic Interest Holder) and verification by the Company (based solely on a representation by the Economic Interest Holder regarding the current beneficial ownership of Common Stock by the Economic Interest Holder together with its Attribution Parties) that such Economic Interest Holder may receive such shares of Common Stock that it would otherwise be entitled to receive without (together with any Attribution Parties) exceeding the Beneficial Ownership Limitation, the Company shall cause its Transfer Agent to deliver such additional shares of Common Stock to such Economic Interest Holder or its broker through the facilities of DTC promptly thereafter. (d) Upon delivery of a written notice to the Company, any Economic Interest Holder may increase or decrease the Beneficial Ownership Limitation to such percentage as the Economic Interest Holder shall determine, in its sole discretion; provided that (i) any such increase or decrease of the Beneficial Ownership Limitation will not be effective until the sixty- first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease of the Beneficial Ownership Limitation will apply only to such Economic Interest Holder and not to any other Economic Interest Holder. No prior inability to convert such Notes pursuant to this Section 14.14 shall have any effect on the applicability of the provisions of this Section 14.14 with respect to any subsequent determination of convertibility; provided further that such Beneficial Ownership Limitation shall not be increased above 9.99% nor decreased below 4.99%. The limitation contained in this Section 14.14 may not be waived and shall apply to a successor Economic Interest Holder of such Notes. Article 15. REDEMPTIONS AND REPURCHASES OF NOTES Section 15.01 Repurchase at Option of Holders Upon a Fundamental Change.

117 (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof properly delivered and not validly withdrawn pursuant to Section 15.03, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) calendar days or more than thirty-five (35) calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid cash interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon: (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit E, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for delivering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and (ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor. The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state: (i) the certificate numbers of the Notes to be delivered for repurchase; (ii) the portion of the principal amount of Notes to be repurchased; and (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture. If the Notes are Global Notes, to exercise the Fundamental Change repurchase right, Holders must deliver their Notes in accordance with applicable Depositary procedures. Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at

118 any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof. On or before the twentieth (20th) day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Conversion Agent (in the case of a Conversion Agent other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify: (i) the events causing the Fundamental Change; (ii) the effective date of the Fundamental Change; (iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15; (iv) the Fundamental Change Repurchase Price; (v) the Fundamental Change Repurchase Date; (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable; (vii) the Conversion Rate and the As-Adjusted Coupon Make-Whole Conversion Rate; (viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and (ix) the procedures that Holders must follow to require the Company to repurchase their Notes. No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01. At the Company’s request, given at least five (5) calendar days prior to the date the Fundamental Change Company Notice is to be sent (or such lesser amount of time as agreed to

119 by the Trustee in its sole discretion), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. Simultaneously with providing such notice, the Company shall publish the information on its website or through such other public medium as it may use at that time. Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn. Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly delivered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above. (b) Notwithstanding anything to the contrary, the Company will not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes, as described in this Section 15.01, in connection with a Common Stock Change Event that constitutes a Fundamental Change pursuant to clause (b)(i) or (ii) of the definition thereof (regardless of whether such Common Stock Change Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if: (i) the Reference Property for such Common Stock Change Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) within 20 days of such Fundamental Change, the Company sends notice that such Fundamental Change is an Exempted Fundamental Change. Any Fundamental Change with respect to which, in accordance with the provisions described above, the Company does not offer to repurchase any Notes is referred to as an “Exempted Fundamental Change.” Section 15.02 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes

120 by means of a written notice of withdrawal received by the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying: (a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, (b) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and (c) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice; If the Notes are Global Notes, Holders may withdraw their Notes subject to repurchase at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with the applicable procedures of the Depositary. Section 15.03 Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes delivered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (x) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01) and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price. If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price to be paid on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly delivered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (a) such Notes will cease to be outstanding, (b) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (c) all other rights of the Holders with respect to such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder

121 of record on such Regular Record Date to receive the full amount of accrued and unpaid interest to, but excluding, such Interest Payment Date). (c) Upon delivery of a Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note delivered. Section 15.04 Net Proceeds Offer. (a) On the 181st day (or the 270th day, if applicable) after a Disposition (or, at the Company’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds $2.0 million, the Company shall be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders the maximum principal amount of Notes to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price (the “Net Proceeds Offer Price”) in cash in an amount equal to 100.0% of the principal amount of the Notes plus the make-whole premium, payable in cash, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in this Indenture in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof. (b) The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five (5) Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 15.04 (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes validly tendered in response to the Net Proceeds Offer. (c) If the Net Proceeds Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer. (d) On or before the Net Proceeds Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five (5) Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and, in connection with Physical Notes, the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate, shall authenticate and mail or deliver such new Note to

122 such holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof. Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change or Net Proceeds Offer pursuant to this Article 15, the Company will, if required: (i) comply with the tender offer rules under the Exchange Act that may then be applicable; (ii) file a Schedule TO or any other required schedule under the Exchange Act; and (iii) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes; in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 15 relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change or in connection with a Net Proceeds Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Article 15 by virtue of such conflict. Section 15.06 Optional Redemption. The Notes are not redeemable, in whole or in part, at the option of the Company or any Guarantor at any time. Article 16. MANDATORY CONVERSION Section 16.01 Mandatory Conversion. On or after the first anniversary of the Issue Date, the Company may exercise a mandatory conversion (the “Mandatory Conversion”), if (a) the Company has not exercised a Mandatory Conversion pursuant to this Section 16.01 on any date in the preceding 90-day period, and (b) the Last Reported Sale Price of the Common Stock has been at least 250% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Mandatory Conversion Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Mandatory Conversion Notice Date; provided that, for any Mandatory Conversion, the aggregate principal amount of Notes converted pursuant to such Mandatory Conversion shall not cause the number of shares of Common Stock issued in such Mandatory Conversion to exceed the greater of (A) the product of (I) 4.0 and (II) the average daily trading volume for the 20 Trading Days preceding the Mandatory Conversion Notice Date and (B) 15% of the number of shares of Common Stock issuable upon conversion of all of the Notes issued as of the final settlement date of the Exchange Offer pursuant to the terms thereof in effect immediately prior to the Issue Date. The Conversion Rate will be increased for Mandatory Conversions as described under Section 14.03.

123 Section 16.02 Notice of Mandatory Conversion. (a) Subject to the Liquidity Conditions being met as of the date of such notice, the Company may exercise its Mandatory Conversion right to force the conversion of all Notes pursuant to Section 16.01 by delivering or causing to be delivered a notice of such Mandatory Conversion (a “Mandatory Conversion Notice,” and the date that such Mandatory Conversion Notice is sent, the “Mandatory Conversion Notice Date”) that fixes a date for the conversion (the “Mandatory Conversion Date”) to Holders, the Trustee, the Conversion Agent and the Collateral Agent. The Mandatory Conversion Date shall function as a Conversion Date and will have the same effect as a duly complied with Conversion Date pursuant to Section 14.02(c) and Article 14. The Mandatory Conversion Notice shall specify a Mandatory Conversion Date that is not less than 2 nor more than 15 Trading Days after such Mandatory Conversion Notice Date. (b) The Mandatory Conversion Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. (c) The Mandatory Conversion Notice shall specify: (i) the Mandatory Conversion Date; (ii) that on the Mandatory Conversion Date, a Conversion Date pursuant to Section 14.02(c) shall be deemed to occur; (iii) the Settlement Method that will apply to the Mandatory Conversion (and the Specified Dollar Amount, if applicable); (iv) the Conversion Rate and As Adjusted Coupon Make-Whole Conversion Rate per $1,000 principal amount of Notes; (v) the date the Conversion Obligation is expected to be settled in accordance with Section 14.02(c); and (vi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes. For Economic Interest Holders that have elected the Opt-In Procedures in Section 14.14, the Mandatory Conversion Notice shall specify that such Economic Interest Holders may provide notice and a representation to the Company of the number of shares of Common Stock beneficially owned by the Economic Interest Holder together with its Attribution Parties prior to such issuance up to two (2) Business Days prior to the date of settlement of any Common Stock. The Mandatory Conversion Notice shall be irrevocable. Section 16.03 Restrictions on Mandatory Conversion. (a) The Company may not exercise a Mandatory Conversion of the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Mandatory Conversion Date.

124 (b) Settlement of the Mandatory Conversion will be subject to Section 14.14. (c) The Company may only exercise a Mandatory Conversion if the Mandatory Conversion Date will occur (i) if Cash Settlement or Combination Settlement applies to such Mandatory Conversion, prior to the 41st Scheduled Trading Day immediately preceding the Maturity Date, and (ii) if Physical Settlement applies to such Mandatory Conversion, prior to the 3rd Scheduled Trading Day immediately preceding the Maturity Date. Article 17. [RESERVED] Article 18. MISCELLANEOUS PROVISIONS Section 18.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not. Section 18.02 Official Acts by Qualified Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company. Section 18.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, the Collateral Agent or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, California 92121, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee and the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format and actually received by the Trustee or the Collateral Agent, as applicable. The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or

125 otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures. Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. Each of the Trustee and the Collateral Agent shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee or the Collateral Agent, as applicable, to be authorized to give instructions and directions on behalf of the Company. Neither the Trustee nor the Collateral Agent shall have any duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and neither the Trustee nor the Collateral Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee or the Collateral Agent, as applicable, including without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee or the Collateral Agent pursuant to this Indenture and the other Note Documents are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee or the Collateral Agent, as applicable, for the purposes of this Indenture and the other Note Documents. Section 18.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in

126 personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Collateral Agent to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, an Officer’s Certificate and, if requested, an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent including any covenants, compliance with which constitutes a condition precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with (x) the original issuance of Notes on the Issue Date and (y) the removal of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary following any Resale Restriction Termination Date, unless a new Note is to be issued; provided further that no Opinion of Counsel shall be required to be delivered in connection with a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials. (a) Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or the Collateral Agent, as the case may be, with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent thereto have been complied with. Section 18.06 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Mandatory Conversion Date, Net Proceeds Purchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay; provided that, solely for purposes of this Section 18.06, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a Business Day.

127 Section 18.07 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture. Section 18.08 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof. Section 18.09 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder. Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such Qualified Successor Entity or other entity is otherwise eligible under this Section 18.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such Qualified Successor Entity or other entity. Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders. The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable. The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 18.09 shall be applicable to any authenticating agent.

128 If an authenticating agent is appointed pursuant to this Section 18.09, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form: , as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture. By: Authorized Signatory Section 18.10 Execution in Counterparts. This Indenture and any other Note Document may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture or any other Note Document and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture or any other Note Document for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture or any other Note Document as to the other parties hereto shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Section 18.11 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Section 18.12 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES), THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 18.13 Force Majeure. In no event shall either the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations

129 hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or Governmental Authority, strikes, work stoppages, labor disputes, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances or government actions, riots, sabotage, nuclear or natural catastrophes or acts of God, earthquakes, fires, floods, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that each of the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Section 18.14 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the stock price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. Section 18.15 U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. Section 18.16 Withholding Taxes. Each Holder of a Note, by its acceptance of a Note, agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner to the applicable Governmental Authority as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate that is treated as a deemed taxable dividend under applicable law, or otherwise with respect to the Note, then the Company or such withholding agent, as applicable, may, at its option, withhold such payments from or set off such payments against payments of interest and payments upon conversion, repurchase, redemption or maturity of the Notes (or, in some circumstances from any payments of Common Stock) or sales proceeds subsequently credited to or received by the Holder or beneficial owner or from other funds or assets of the Holder or beneficial owner.

130 Article 19. COLLATERAL Section 19.01 Collateral Documents. The Trustee, the Collateral Agent, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent’s security interest in the Collateral is for the benefit of the Secured Parties and pursuant to the terms of this Indenture and the other Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of this Indenture and the other Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and irrevocably authorizes and directs the Collateral Agent to (i) enter into this Indenture and the other Collateral Documents, binding the Holders to the terms thereof, (ii) execute each document in connection with this Indenture and any Collateral Document expressed to be executed by the Collateral Agent on its behalf and (iii) perform the duties and exercise the rights, powers, and discretions that are specifically given to it under the Collateral Documents or other documents to which the Collateral Agent is a party, together with any other incidental rights, power and discretion. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value, insuring or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of this Indenture or the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any lien, including not being responsible for payment of any taxes, insurance premiums, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens, this Indenture or the Collateral Documents or any delay in doing so. The Company shall deliver to the Collateral Agent and the Trustee copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 19.01, to assure and confirm to the Collateral Agent for the benefit of the Holders the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall take any and all actions and make all filings (including the filing of UCC-1 financing statements, continuation statements and amendments thereto) required to cause this Indenture and the other Collateral Documents to create and maintain, as security for its obligations in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and enforceable perfected lien and security interest in and on all of the Collateral, subject to the terms of the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have any responsibility or liability in connection with such actions and filings; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final non-appealable decision of a court of competent jurisdiction. Section 19.02 Release of Collateral.

131 (a) Subject to clause (b) below, the first priority Liens on the Collateral will be automatically released with respect to the Notes, the Guarantees and the other Obligations, without further action by the Collateral Agent, the Trustee or the Holders and the Trustee and/or the Collateral Agent (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release reasonably requested by the Company, at the Company’s sole cost and expense, under one or more of the following circumstances: (i) in whole upon payment in full of the principal of, together with accrued and unpaid interest on, and all other obligations on the Notes and all other Obligations that are outstanding, due and payable hereunder and the other Note Documents (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of the Notes and the other Note Documents or which survive any discharge); (ii) in whole, with respect to any Collateral that is sold, conveyed, transferred, assigned or otherwise disposed of to a Person which is not an Affiliate of any Note Party and its assigns in a transaction permitted (or not prohibited) under this Indenture (including pursuant to a valid waiver or consent); (iii) in whole, with respect to and upon any Collateral of a Note Party ceasing to be a Note Party or becoming an Excluded Subsidiary; (iv) in whole, with respect to any property leased to a Note Party under a lease which has expired or been terminated in a transaction permitted under this Indenture; (v) in whole or in part, with the consent of the Holders of the requisite percentage of the Notes; (vi) in part, as to property that becomes Excluded Assets; (vii) in accordance with any Collateral Document; (viii) in whole, upon satisfaction and discharge of this Indenture as set forth under Article 3 hereof or upon a covenant defeasance pursuant to Section 20.01 of this Indenture; (ix) in whole, upon the occurrence of a Covenant Suspension Event; or (x) as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction. (b) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that such release is permitted under this Indenture and the other Collateral Documents and that all conditions precedent under this Indenture and the other Collateral Documents, if any, to such release have been complied with, the Trustee or the Collateral Agent, as applicable, shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases reasonably requested and prepared by the Company or the

132 Company’s Subsidiaries to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Collateral Documents or the Applicable Intercreditor Agreement, without recourse, representation or warranty by the Trustee or the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel. Section 19.03 Suits to Protect the Collateral. (a) Subject to the provisions of Article 7 hereof and the Collateral Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to: (i) enforce any of the terms of the Collateral Documents; and (ii) collect and receive any and all amounts payable in respect of the obligations under the Notes. (b) Subject to the provisions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 19.03 shall be considered to impose any such duty or obligation to act on the part of the Collateral Agent and neither the Trustee nor the Collateral Agent shall be liable for any such impairment. Section 19.04 Collateral Agent; Authorization of Action to be Taken. (a) The Collateral Agent agrees that it will hold the security interests in the Collateral created under this Indenture and the other Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 19.04, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate; provided, however, that no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder. (b) The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Indenture and the other Collateral Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (1) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or

133 other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (2) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers; and, further, the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture, the Collateral Documents or applicable laws, and (3) except as expressly set forth in the documents to which it is a party, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Guarantor that is communicated to or obtained by the Person serving as Collateral Agent in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of Holders of a majority of aggregate principal amount of the Notes (or such other number or percentage of the Holders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances) or in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and describing such Default or Event of Default) is given to a Responsible Officer of the Collateral Agent by the Company or any Holder. Except as directed by Holders of not less than 25.0% of the outstanding principal amount of the Notes, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated: (i) to act upon directions purported to be delivered to it by any Person; (ii) to foreclose upon or otherwise enforce any lien created under this Indenture or the Collateral Documents; or (iii) except as expressly provided in Section 19.02, to take any other action whatsoever with regard to any or all of this Indenture, the Collateral Documents or Collateral. (c) In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article 7; provided that any references in such Article 7 to “Trustee” shall be deemed references to “Collateral Agent” for this purpose. (d) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture or the Collateral Documents for being the signatory, sender or authenticator thereof). The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture and the other Collateral

134 Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Holder of a Note consents and agrees to the terms of this Indenture, the Applicable Intercreditor Agreement and each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into this Indenture, the Applicable Intercreditor Agreement and the other Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in this Indenture, the Applicable Intercreditor Agreement and the other Collateral Documents to which it is party and to perform its obligations and exercise its rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture, the Applicable Intercreditor Agreement or any Collateral Document to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent at the direction of the Holders of a majority of aggregate principal amount of the Notes unless such action is otherwise permitted pursuant to this Indenture, the Applicable Intercreditor Agreement or the Collateral Documents (including, upon reliance of an Officer’s Certificate and/or Opinion of Counsel). Section 19.05 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and distribute the same to the Trustee who may make further distributions of such funds to the Holders according to the provisions of this Indenture. Article 20. DEFEASANCE Section 20.01 Covenant Defeasance. If: (1) the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent for the benefit of the Holders, cash in an aggregate amount equal to the sum of: (i) the remaining scheduled interest payments on each Note outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest would accrue on such Note at their respective maximum rates per annum); and (ii) 100% of the principal amount of each Note outstanding as of the time of such deposit (excluding, in the case of each of clause (i) and (ii) above, any Notes referred to in clause (2) as to which the deposit referred to in clause (2) below); (2) with respect to each Note, if any, for which a Conversion Date has occurred, but the Conversion Consideration due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in clause (1) above, the Company has caused there to be irrevocably deposited, with the Trustee or the Conversion Agent for the benefit of the Holders, the maximum kind and amount of Conversion Consideration due in respect of such Note

135 (together, if applicable, with cash in the amount of any interest due on such Note pursuant to Article 14); (3) the Company has instructed the Trustee, the Paying Agent or the Conversion Agent, as applicable, to pay or deliver cash or other property due on the Notes from the cash or other property deposited pursuant to the provisions described in clauses (1) and (2) above as the same becomes due; (4) as of the time of the deposits referred to in clauses (1) and (2) above, no default in the payment or delivery of any amount or property (including Conversion Consideration) on any Note has occurred and is continuing; (5) pursuant to the provision described in the last two paragraphs under Section 14.02 or the provision described in clause (h) of Section 10.01, the Company has irrevocably elected Physical Settlement when permitted to do so, or Combination Settlement with a Specified Dollar Amount not exceeding $1,000 per $1,000 principal amount of Notes, to apply to all subsequent conversions of Notes; (6) the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance described in this Section 20.01 and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such covenant defeasance had not occurred; (7) such covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which we are bound; (8) the Company has delivered to the Trustee an Officer’s Certificate stating that the deposits referred to in clauses (1) and (2) above were not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and (9) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such covenant defeasance have been complied with, then, notwithstanding anything to the contrary, the covenants described in Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.17, Section 4.18, Section 4.19 and Section 4.20 shall thereafter cease to be of any force or effect, and, for the avoidance of doubt, any omission to comply with any of such covenants shall not in itself constitute a Default or Event of Default under the Notes. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above. GOSSAMER BIO, INC., as the Company By: /s/ Bryan Giraudo Name: Bryan Giraudo Title: Chief Financial Officer and Chief Operating Officer GB001, INC., as a Guarantor By: /s/ Christian Waage Name: Christian Waage Title: Executive Vice President and General Counsel GB002, INC., as a Guarantor By: /s/ Christian Waage Name: Christian Waage Title: Executive Vice President and General Counsel GB003, INC., as a Guarantor By: /s/ Christian Waage Name: Christian Waage Title: Executive Vice President and General Counsel GB004, INC., as a Guarantor By: /s/ Christian Waage Name: Christian Waage Title: Executive Vice President and General Counsel

GB007, INC., as a Guarantor By: /s/ Christian Waage Name: Christian Waage Title: Executive Vice President and General Counsel GB008, INC., as a Guarantor By: /s/ Christian Waage Name: Christian Waage Title: Executive Vice President and General Counsel GOSSAMER BIO SERVICES, INC., as a Guarantor By: /s/ Christian Waage Name: Christian Waage Title: Executive Vice President and General Counsel

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: /s/ Quinton M. DePompolo Name: Quinton M. DePompolo Title: Vice President U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent By: /s/ Quinton M. DePompolo Name: Quinton M. DePompolo Title: Vice President

SCHEDULE 1.01 EXISTING PERMITTED CONTINGENT OBLIGATIONS None.

SCHEDULE 4.10(b) EXISTING PERMITTED INDEBTEDNESS 1. Indebtedness pursuant to that certain Revolving Line of Credit Agreement, dated as of September 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between Gossamer Bio Services, Inc., a Delaware corporation, and Gossamer Bio Services Limited, a corporation organized and existing under the laws of Ireland.

SCHEDULE 4.10(m) MILESTONE OBLIGATIONS 1. Unsecured milestone obligations pursuant to that certain Collaboration and License Agreement, dated as of May 3, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among GB002, Inc., a Delaware corporation, Gossamer Bio 002 Ltd., a corporation organized and existing under the laws of Ireland, Gossamer Bio, Inc., a Delaware corporation, CHIESI Farmaceutici S.p.A., a corporation incorporated under the laws of Italy and CHIESI USA, Inc., a Delaware corporation. 2. Unsecured milestone obligations pursuant to that certain Exclusive License Agreement, dated as of October 2, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among GB002, Inc. (f/k/a FSG Pulmo, Inc.), a Delaware corporation, Pulmokine, Inc., a Delaware corporation and FSG Bio, Inc., a Delaware corporation.

SCHEDULE 4.11 EXISTING PERMITTED LIENS 1. Pending suit against Gossamer Bio, Inc., as debtor with David Kinnamon as secured party.

SCHEDULE 4.12(b) EXISTING PERMITTED INVESTMENTS 1. Investments pursuant to that certain Capital Contribution Letter, dated as of November 26, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between Gossamer Bio Holdings Ltd, a corporation organized and existing under the laws of Ireland and Gossamer Bio 002 Limited, a corporation organized and existing under the laws of Ireland. 2. Investments pursuant to that certain Revolving Line of Credit Agreement, dated as of September 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and between Gossamer Bio Services, Inc., a Delaware corporation, and Gossamer Bio Services Limited, a corporation organized and existing under the laws of Ireland.

S-1 SCHEDULE 4.22 POST-CLOSING 1. Within one hundred and twenty (120) days after the Issue Date, the Company shall deliver, or cause to be delivered, to the Collateral Agent, deposit account control agreements, in form and substance reasonably satisfactory to the Collateral Agent, which provide for the Collateral Agent, on behalf of the Holders, to have “control” as defined in the Code over the Deposit Accounts (as defined in Article 9 of the Code) (other than Excluded Accounts) specified in the Perfection Certificate as of the Issue Date and maintained by any Note Party on the Issue Date, in each case, among the Collateral Agent, the applicable Note Party and the applicable financial institution or securities intermediary at which such Deposit Account (as defined in Article 9 of the Code) is maintained. 2. Within ninety (90) days after the Issue Date, the Company shall deliver, or cause to be delivered, to the Collateral Agent, insurance certificates and endorsements in compliance with Section 3.07 of the Security Agreement.

A-1 EXHIBIT A [See Attached].

[FORM OF] FIRST LIEN INTERCREDITOR AGREEMENT among GOSSAMER BIO, INC., the other Grantors party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent for the Notes Secured Parties, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Authorized Representative for the Notes Secured Parties, [___________], as the Initial Additional First Lien Collateral Agent, [___________], as the Initial Additional Authorized Representative, and each additional Authorized Representative and each Additional Senior Class Debt Collateral Agent from time to time party hereto dated as of [_____], [____]

A-3 FIRST LIEN INTERCREDITOR AGREEMENT, dated as of [_____], [____] (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), among GOSSAMER BIO, INC., a Delaware corporation (the “Company”), the other Grantors (as defined below) from time to time party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as collateral agent for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as “Trustee” under the Notes Indenture (in such capacity and together with its successors in such capacity, the “Notes Trustee”), and as Authorized Representative (as defined below) for the Notes Secured Parties, [_______], as collateral agent for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional First Lien Collateral Agent”), and Authorized Representative (as defined below) for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Collateral Agent and Authorized Representative from time to time party hereto for the other Additional First Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Notes Collateral Agent, the Authorized Representative for the Notes Secured Parties (for itself and on behalf of the Notes Secured Parties), the Initial Additional First Lien Collateral Agent, the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties), the Grantors, and each additional Collateral Agent and Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows: 1. Definitions 2. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below: “Additional First Lien Collateral Agent” means, with respect to the Shared Collateral, (x) for so long as the Initial Additional First Lien Obligations are the only Series of Additional First Lien Obligations, the Initial Additional First Lien Collateral Agent and (y) thereafter, the Collateral Agent for the Series of Additional First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Additional First Lien Obligations with respect to such Shared Collateral. “Additional First Lien Documents” means, with respect to the Initial Additional First Lien Obligations or any Series of Additional Senior Class Debt, the notes, indentures, note purchase agreements, credit agreements, security documents and other operative agreements evidencing or

A-4 governing such indebtedness and liens securing such indebtedness, including the Initial Additional First Lien Documents and the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional First Lien Obligations) has been designated as Additional First Lien Obligations pursuant to Section 5.13. “Additional First Lien Obligations” means all amounts owing to any Additional First Lien Secured Party (including the Initial Additional First Lien Secured Parties) pursuant to the terms of any Additional First Lien Document (including the Initial Additional First Lien Documents), including, without limitation, all amounts in respect of any principal, premium, interest, fees, expenses (including any interest, fees, expenses and other amounts accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the respective Additional First Lien Document, whether or not allowed or allowable as a claim in any such proceeding), penalties, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts. “Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative or Collateral Agent with respect thereto, and shall include the Initial Additional First Lien Secured Parties. “Additional First Lien Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof and any accessions, supplements or joinders thereto, in each case, that creates Liens on any assets or properties of any Grantor to secure the Additional First Lien Obligations. “Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13. “Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13. “Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13. “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of the Notes Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Notes Collateral Agent and (ii) on and following the earlier of (x) the Discharge of the Notes Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative. “Applicable Collateral Agent” means, (i) until the earlier of (x) the Discharge of the Notes Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Notes Collateral Agent and (ii) on and following the earlier of (x) the Discharge of the Notes Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional First Lien Collateral Agent.

A-5 “Authorized Representative” means, at any time, (i) in the case of any Notes Obligations or the Notes Secured Parties, the Notes Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the New Representative for such Series named in the applicable Joinder Agreement. “Bankruptcy Code” means Title 11 of the United States Code, as amended. “Bankruptcy Law” means the Bankruptcy Code, and any other federal, state, provincial or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally and any other applicable Federal, state or provincial corporate statute relating to the compromise or arrangement of indebtedness. “Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations. “Collateral Agent” means (i) in the case of any Notes Obligations, the Notes Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations, [______] and (iii) in the case of any other Series of Additional First Lien Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement. “Company” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Notes Collateral Agent is the Applicable Collateral Agent, the Notes Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral. “DIP Financing” has the meaning assigned to such term in Section 2.05(b). “DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b). “DIP Lenders” has the meaning assigned to such term in Section 2.05(b). “Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral in accordance with the terms of the documentation governing such Series of First Lien Obligations. “Discharge of Notes Obligations” means, with respect to any Shared Collateral, the Discharge of the Notes Obligations with respect to such Shared Collateral; provided that the Discharge of Notes Obligations shall not be deemed to have occurred for purposes of this Agreement in connection with an exchange or replacement for or a Refinancing of such Notes

A-6 Obligations (including, for the avoidance of doubt, any exchange or replacement for or a Refinancing of the Notes Indenture in existence as of the date hereof) with Additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the Notes Trustee (under the Notes Indenture so Refinanced) to the Additional First Lien Collateral Agent and each other Authorized Representative as the “Notes Indenture” for purposes of this Agreement. “Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document. “First Lien Obligations” means, collectively, (i) the Notes Obligations, (ii) the Initial Additional First Lien Obligations and (ii) all other Series of Additional First Lien Obligations. “First Lien Secured Parties” means, collectively, (i) the Notes Secured Parties, (ii) the Initial Additional First Lien Secured Parties and (ii) all other Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations. “First Lien Security Documents” means, collectively, (i) the Notes Security Documents, (ii) each Initial Additional First Lien Security Agreement and (ii) the Additional First Lien Security Documents. “Grantors” means the Company, each of the Guarantors and each other Subsidiary of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any Subsidiary that becomes a party to this Agreement as contemplated under Section 5.15). The Grantors existing on the date hereof are set forth in Annex I hereto. “Impairment” has the meaning assigned to such term in Section 1.03. “Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Initial Additional First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Initial Additional First Lien Agreement” means that certain [Indenture] [Agreement], dated as of [_____], among the Company, [the other Grantors identified therein], [_____], as [trustee] [administrative agent] and the other parties from time to time party thereto, as amended, restated, amended and restated, extended, supplemented, Refinanced or otherwise modified from time to time. “Initial Additional First Lien Documents” means the Initial Additional First Lien Agreement, the Initial Additional First Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligations.

A-7 “Initial Additional First Lien Obligations” means the [“Obligations”] as such term is defined in the Initial Additional First Lien Security Agreement (or similar term in any Refinancing thereof). “Initial Additional First Lien Secured Parties” means the Initial Additional First Lien Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional First Lien Obligations issued pursuant to the Initial Additional First Lien Agreement. “Initial Additional First Lien Security Agreement” means the [security agreement], dated as of the date hereof, among the Company, [the other Grantors identified therein], the Initial Additional First Lien Collateral Agent and the other parties from time to time party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time. “Insolvency or Liquidation Proceeding” means: any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization, receivership, foreclosure, power of sale, realization, compromise, custodianship, arrangement, or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary; any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, or any appointment of a custodian, receiver, interim receiver, receiver manager, monitor, trustee, liquidator or other officer with similar powers, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or any other case or proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims. “Intervening Creditor” has the meaning assigned to such term in Section 2.01(a). “Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereof required to be delivered pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First Lien Obligations and add Additional First Lien Secured Parties hereunder. “Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral. “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

A-8 “Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral. “Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 120 days (throughout which 120-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Notes Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or a material portion of Shared Collateral; or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor or party under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. “Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral. “Note Documents” has the meaning assigned to such term in the Notes Indenture. “Notes” means the senior secured notes due 2030 in an initial aggregate principal amount of up to $65,174,000 issued by the Company on June 4, 2026 and governed by the Notes Indenture. “Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Notes Indenture” means that certain Indenture, dated as of June 4, 2026, among the Company, as issuer, the other Grantors party thereto, the Notes Trustee and the Notes Collateral Agent, as amended, restated, supplemented, modified, replaced and/or refinanced from time to time. “Notes Obligations” has the meaning assigned to such term “Obligations” in the Notes Indenture. “Notes Secured Parties” means the Notes Trustee, the Notes Collateral Agent and/or any holders of the Notes.

A-9 “Notes Security Documents” means (i) that certain Notes Security Agreement, dated as of June 4, 2026, among the Company, the grantors party thereto and the Notes Collateral Agent, as amended, restated, supplemented, modified, replaced and/or refinanced from time to time and (ii) any other documents executed and delivered in connection with the attachment or perfection of security interests granted to secure the Notes Obligations. “Notes Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Possessory Collateral” means any Shared Collateral in the possession or control of a Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code law of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of a Collateral Agent under the terms of any First Lien Security Documents. “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding. “Proceeds” has the meaning assigned to such term in Section 2.01(a). “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings. “Secured Credit Document” means (i) the Notes Indenture and each Note Document, (ii) each Initial Additional First Lien Document, and (iii) each other Additional First Lien Document. “Series” means (a) with respect to the First Lien Secured Parties, each of (i) Notes Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacities as such), and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Notes Obligations, (ii) the Initial Additional First Lien Obligations, and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations). “Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are

A-10 outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations (or their respective Authorized Representative or Collateral Agent, in each case, on behalf of such holders), that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time. “Trustee” has the meaning assigned to such term in the preamble hereto. “Uniform Commercial Code” or “UCC” means the New York UCC; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Notes Collateral Agent’s, the Initial Additional First Lien Collateral Agent’s or any secured party’s or Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. 3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. 4. Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series

A-11 do not have a valid and perfected security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series of First Lien Obligations (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series of First Lien Obligations). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified. 5. Priorities and Agreements with Respect to Shared Collateral 6. Priority of Claims. 7. Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding (including any adequate protection payments) of the Company or any other Grantor or any First Lien Secured Party receives any payment or distribution pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party or received by the Applicable Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such proceeds, payment or distribution, to the sentence immediately following) (all payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) on a ratable basis pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each

A-12 Series secured by such Shared Collateral on a ratable basis, with such Proceeds from Shared Collateral to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided that following the commencement of any Insolvency or Liquidation Proceeding of any Grantor, solely as among the First Lien Secured Parties and solely for purposes of this clause SECOND and not any other Secured Credit Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and (iii) THIRD, after the Discharge of all First Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Series of First Lien Obligations for which no Impairment exists and then to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. 8. It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priority of claims and the application of proceeds of the Shared Collateral set forth in Section 2.01(a) or the other provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series. 9. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

A-13 10. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. 11. Only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Notes Collateral Agent is the Applicable Collateral Agent, no Additional First Lien Secured Party shall, or shall instruct any Collateral Agent to, and no Collateral Agent that is not the Applicable Collateral Agent shall, commence any judicial or non judicial enforcement or foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional First Lien Security Document, applicable law or otherwise, it being agreed that only the Notes Collateral Agent (or any Person authorized by it), acting in accordance with the Notes Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding that has been commenced by or against any Grantor, any Collateral Agent (and, in the case of any Notes Collateral Agent, the holders of the applicable Notes) or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to such First Lien Secured Parties; (ii) any Collateral Agent (and, in the case of any Notes Collateral Agent, acting at the direction of the holders of the applicable Notes) or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of such First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse, in any material respect, to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent (and, in the case of any Notes Collateral Agent, acting at the direction of the holders of the applicable Notes) or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance or subordination of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. 12. With respect to any Shared Collateral at any time when the Additional First Lien Collateral Agent is the Applicable Collateral Agent, (i) the Applicable Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured

A-14 Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Collateral Agent to, commence any judicial or non judicial enforcement or foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. 13. Notwithstanding the equal priority of the Liens on the Shared Collateral securing each Series of First Lien Obligations, the Applicable Collateral Agent (in the case of the Additional First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any enforcement or foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral. 14. Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement. 15. No Interference; Payment Over. 16. Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder

A-15 or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Secured Party to enforce this Agreement. 17. Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof. 18. Automatic Release of Liens. 19. If, at any time the Applicable Collateral Agent forecloses upon, enforces or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof (including by a receiver, trustee, interim receiver, liquidator or similar creditor or court-appointed official), then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

A-16 20. Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04. 21. Certain Agreements with Respect to Bankruptcy or Insolvency or Liquidation Proceedings. 22. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding (including a case or proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law) by or against the Company or any of its Subsidiaries. 23. If the Company and/or any other Grantor shall become subject to an Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move or be the subject of a motion for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens (including court-ordered charges) on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non- Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds, products, offspring, profits or rents, as applicable, thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-à-vis the First Lien Secured Parties as set forth in this Agreement (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing

A-17 and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral. 24. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or, in the absence of any specific similar or corresponding provision of Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code, if available and permitted by such laws. For the avoidance of doubt, this section may not be pleaded to override any other Bankruptcy Law if the rights afforded under the Bankruptcy Code are not available directly or indirectly under such other Bankruptcy Laws. 25. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference, fraudulent transfer or transfer at undervalue under the Bankruptcy Code, other applicable Bankruptcy Law or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. 26. Insurance. Unless and until the Discharge of First Lien Obligations, as between the First Lien Secured Parties, the Applicable Collateral Agent (and, in the case of the Notes Collateral Agent, acting at the direction of the holders of the applicable Notes) shall have the sole and exclusive right (subject to the rights of the Grantors under the Secured Credit Documents) to adjust settlement of any insurance claims covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation (or any deed in lieu of condemnation) or similar proceeding affecting the Shared Collateral. 27. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a

A-18 consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness. 28. Possessory Collateral Agent as Gratuitous Bailee for Perfection. 29. The Possessory Collateral has been delivered to the Notes Collateral Agent and the Notes Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Notes Collateral Agent is not the Applicable Collateral Agent, such Collateral Agent shall, at the request of the Applicable Collateral Agent, promptly deliver all Possessory Collateral to the Applicable Collateral Agent together with any necessary endorsements (or otherwise allow the Applicable Collateral Agent to obtain control of such Possessory Collateral). The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own gross negligence or willful misconduct as determined by a final and non-appealable decision of a court of competent jurisdiction. 30. The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. 31. The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein. 32. Amendments to Security Documents. 33. Without the prior written consent of the Notes Collateral Agent, the Additional First Lien Collateral Agent agrees that no Additional First Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional First Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

A-19 34. Without the prior written consent of the Additional First Lien Collateral Agent, the Notes Collateral Agent agrees that no Notes Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Notes Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement. 35. In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company. 36. Existence and Amounts of Liens and Obligations 37. Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination. 38. The Applicable Collateral Agent 39. Authority. 40. Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

A-20 41. In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non- Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction or other similar legislation of any other jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral. 42. Rights as a First Lien Secured Party. 43. The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series

A-21 of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or, as applicable, “Notes Secured Party”, “Notes Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party. 44. Exculpatory Provisions. The Applicable Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Collateral Agent: 45. shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing; 46. shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent to liability or that is contrary to this Agreement or applicable law; 47. shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or any of its Affiliates in any capacity; 48. shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default and referencing the applicable Secured Credit Document is given to the Applicable Collateral Agent; 49. shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument

A-22 or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent; and 50. need not segregate money held hereunder from other funds except to the extent required by law, or under this Agreement or any other Secured Credit Document to which the Collateral Agent is party. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing. 51. Miscellaneous 52. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: 53. if to the Notes Collateral Agent or the Notes Trustee, to: [U.S. Bank Trust Company, National Association West Side Flats St Paul 60 Livingston Ave. Saint Paul, MN 55107 Attention: Gossamer Bio Notes Administrator] 54. if to the Company or any Grantor, to it care of: [Gossamer Bio, Inc. 3115 Merryfield Row, Suite 120 San Diego, CA 92121 Attention: General Counsel] 55. if to the Initial Additional First Lien Collateral Agent or the Initial Additional Authorized Representative, to: [____] 56. if to any other Authorized Representative or Additional Senior Class Debt Collateral Agent, to the address set forth in the applicable Joinder Agreement. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in

A-23 this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As expressly agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. 57. Waivers; Amendment; Joinder Agreements. 58. No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. 59. Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the written consent of the Company). 60. Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional First Lien Security Documents applicable thereto. 61. Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Notes Indenture and the other Secured Credit Documents; provided that the Collateral Agents may condition their execution and delivery of any such amendment or modification on receipt of an officer’s certificate from the Company certifying that such incurrence or Refinancing is permitted by the then extant Secured Credit Documents.

A-24 62. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. 63. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. 64. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof 65. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. 66. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. 67. Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally: 68. submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; 69. consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; 70. agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

A-25 71. agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and 72. waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages. 73. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN. 74. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. 75. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control. 76. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V) is intended to or will amend, waive or otherwise modify the provisions of the Notes Indenture or any Additional First Lien Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. 77. Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Notes Indenture and the Additional First Lien Documents then in effect, the Company or any other Grantor may incur additional indebtedness after the date hereof that is permitted by the Notes Indenture and the Additional First Lien Documents to be incurred and secured on an equal and ratable basis by the liens securing the First Lien Obligations (such indebtedness being referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”) and the collateral agent or similar representative acting on behalf of the holders of such additional indebtedness (each, an

A-26 “Additional Senior Class Debt Collateral Agent” and, together with the Additional Senior Class Debt Representative and holders in respect of any Additional Senior Class Debt, being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph. In order for an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent to become a party to this Agreement, 78. such Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative, the Company and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by each Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder and such Additional Senior Class Debt Collateral Agent becomes a “Collateral Agent” hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby; 79. the Company shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company, (y) identified in a certificate of an authorized officer the obligations to be designated as Additional First Lien Obligations and the initial aggregate principal amount or face amount thereof and (z) certified that the issuance of such Additional First Lien Obligations is permitted by the then extant Secured Credit Documents; 80. all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of the Applicable Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken); and 81. the Additional First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt. Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by the parties thereto in accordance with Section 5.13, the Additional First Lien Collateral Agent will continue to act in its

A-27 capacity as Additional First Lien Collateral Agent in respect of the then existing Authorized Representatives (other than the Notes Collateral Agent) and such additional Authorized Representative. 82. Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Notes Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents. 83. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Applicable Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement. The new Grantor shall cause copies of each such instrument to be delivered to each Authorized Representative hereunder. 84. Further Assurances. Each Authorized Representative, at the expense of the Grantors, on behalf of itself and each First Lien Secured Party under the applicable Notes Indenture or Additional First Lien Document, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement. 85. Notes Collateral Agent and Notes Trustee. It is understood and agreed that (a) the Notes Collateral Agent is entering into this Agreement in its capacity as Notes Collateral Agent under the Notes Indenture and the Notes Security Documents and the provisions of the Notes Indenture and the Notes Security Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Notes Collateral Agent thereunder shall also apply to the Notes Collateral Agent hereunder and (b) the Notes Trustee is entering into this Agreement in its capacity as “Trustee” under the Notes Indenture and the provisions of the Notes Indenture granting or extending any rights, protections, privileges, indemnities and immunities to the “Trustee” thereunder shall also apply to the Notes Trustee hereunder. For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Notes Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

A-28 86. No Fiduciary Duty. Neither the Notes Collateral Agent nor the Notes Trustee shall be deemed to owe any fiduciary duty to any party hereto, any Authorized Representative or any other First Lien Secured Parties. Each of the Notes Collateral Agent and the Notes Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to any party hereto shall be read into this Agreement against the Notes Collateral Agent or the Notes Trustee. [The rest of this page is intentionally left blank]

[Signature Page – First Lien Intercreditor Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent By: Name: Title: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Authorized Representative for the Notes Secured Parties By: Name: Title:

[Signature Page – First Lien Intercreditor Agreement] [___________], as Initial Additional First Lien Collateral Agent By: Name: Title: [___________], as Initial Additional Authorized Representative By: Name: Title:

[Signature Page – First Lien Intercreditor Agreement] GRANTORS GOSSAMER BIO, INC. GB001, INC. GB002, INC. GB003, INC. GB004, INC. GB007, INC. GB008, INC. GOSSAMER BIO SERVICES, INC. By: Name: Title:

ANNEX I

GRANTORS

	Legal Name
	GOSSAMER BIO, INC.
	GB001, INC.
	GB002, INC.
	GB003, INC.
	GB004, INC.
	GB007, INC.
	GB008, INC.
	GOSSAMER BIO SERVICES, INC.

Annex I-1

Annex II-1 ANNEX II [FORM OF] JOINDER NO. [ ] dated as of [ ], 20[ ] (this “Joinder”) to the FIRST LIEN INTERCREDITOR AGREEMENT, dated as of [_____], [____] (the “First Lien Intercreditor Agreement”), among GOSSAMER BIO, INC., a Delaware corporation (the “Company”), certain subsidiaries of the Company (together with the Company, each a “Grantor”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as collateral agent for the Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as “Trustee” under the Notes Indenture (in such capacity and together with its successors in such capacity, the “Notes Trustee”), and as Authorized Representative for the Notes Secured Parties, [_______], as collateral agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional First Lien Collateral Agent”), and Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Collateral Agent and Authorized Representative from time to time party thereto for the other Additional First Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.1 A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement. B. As a condition to the ability of the Company to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent in respect of such Additional Senior Class Debt is required to become a Collateral Agent and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Debt Class Representative and the Additional Senior Class Debt Collateral Agent of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents. 1 In the event of the Refinancing of the Notes Obligations, revise to reflect joinder by a new Notes Collateral Agent.

Annex II-2 Accordingly, each Collateral Agent, each Authorized Representative, the New Representative, the New Collateral Agent, the Company and each Grantor agree as follows: In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on their behalf and on behalf of such Additional Senior Class Debt Parties, hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that they represent as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the New Collateral Agent, on their behalf and on behalf of such Additional Senior Class Debt Parties, hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Additional Senior Class Debt Parties that they represent as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference. The New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent and the Company shall have received a counterpart of this Joinder that bears the signature(s) of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Annex II-3 Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto. The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel. [The rest of this page is intentionally left blank]

IN WITNESS WHEREOF, the New Representative and the New Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ], by Name: Title: Address for notices: attention of: Telecopy: [NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ], By: Name: Title: Address for notices: attention of: Telecopy:

Acknowledged by: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Notes Collateral Agent and Authorized Representative for the Notes Secured Parties, By: Name: Title: [_________], as Initial Additional First Lien Collateral Agent By: Name: Title: [_________], as Initial Additional Authorized Representative By: Name: Title: [OTHER AUTHORIZED REPRESENTATIVES OR ADDITIONAL SENIOR CLASS DEBT COLLATERAL AGENTS]

ANNEX III ASSUMPTION AGREEMENT TO THE FIRST LIEN INTERCREDITOR AGREEMENT The undersigned, [ ], a [ ], hereby agrees to become party as a Grantor under the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [_____], [____] (the “First Lien Intercreditor Agreement”), among GOSSAMER BIO, INC., a Delaware corporation (the “Company”), certain subsidiaries of the Company from time to time party thereto (together with the Company, each a “Grantor”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as collateral agent for the Notes Secured Parties (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as “Trustee” under the Notes Indenture (in such capacity and together with its successors in such capacity, the “Notes Trustee”), and as Authorized Representative for the Notes Secured Parties, [_______], as collateral agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional First Lien Collateral Agent”), and Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Collateral Agent and Authorized Representative from time to time party thereto for the other Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the First Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the First Lien Intercreditor Agreement as of the date thereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement. The provisions of Article V of the First Lien Intercreditor Agreement will apply with like effect to this Assumption Agreement. IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by their respective officers or representatives as of _________, 20_. [ ] By: Name: Title:

Annex III-2 Acknowledged by: [APPLICABLE COLLATERAL AGENT] By: Name: Title:

B-1 EXHIBIT B [See Attached].

[FORM OF] FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT among GOSSAMER BIO, INC., as the Company, the other Grantors from time to time party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Senior Priority Representative for the First Lien Debt Secured Parties, [___________], as Second Priority Representative for the Second Priority Debt Secured Parties, and each additional Representative from time to time party hereto dated as of [_____], [____]

TABLE OF CONTENTS Page -i- Article 1 Definitions ...................................................................................................................... 1 Section 1.01 Certain Defined Terms ............................................................................... 1 Section 1.02 Terms Generally ....................................................................................... 11 Article 2 Priorities and Agreements with Respect to Shared Collateral ...................................... 11 Section 2.01 Lien Subordination ................................................................................... 11 Section 2.02 Nature of Senior Lender Claims .............................................................. 12 Section 2.03 Prohibition on Contesting Liens .............................................................. 12 Section 2.04 No New Liens .......................................................................................... 13 Section 2.05 Perfection of Liens ................................................................................... 13 Section 2.06 [Reserved] ................................................................................................ 14 Section 2.07 Payment Subordination ............................................................................ 14 Article 3 Enforcement .................................................................................................................. 14 Section 3.01 Exercise of Remedies ............................................................................... 14 Section 3.02 Cooperation .............................................................................................. 17 Section 3.03 Actions Upon Breach ............................................................................... 17 Article 4 Payments ....................................................................................................................... 17 Section 4.01 Application of Proceeds ........................................................................... 17 Section 4.02 Payments Over ......................................................................................... 18 Article 5 Other Agreements ......................................................................................................... 18 Section 5.01 Releases.................................................................................................... 18 Section 5.02 Insurance and Condemnation Awards ..................................................... 20 Section 5.03 Certain Amendments ............................................................................... 20 Section 5.04 Rights as Unsecured Creditors ................................................................. 22 Section 5.05 Gratuitous Bailee for Perfection .............................................................. 23 Section 5.06 When Discharge of Senior Obligations Deemed to Not Have Occurred . 25 Section 5.07 Purchase Right ......................................................................................... 26 Article 6 Insolvency or Liquidation Proceedings ........................................................................ 27 Section 6.01 Financing and Sale Issues ........................................................................ 27 Section 6.02 Relief from the Automatic Stay ............................................................... 28 Section 6.03 Adequate Protection ................................................................................. 29 Section 6.04 Preference Issues ...................................................................................... 30 Section 6.05 Separate Grants of Security and Separate Classifications ....................... 30 Section 6.06 No Waivers of Rights of Senior Priority Secured Parties ........................ 31 Section 6.07 Application ............................................................................................... 31 Section 6.08 Other Matters ........................................................................................... 31 Section 6.09 506(c) Claims ........................................................................................... 31 Section 6.10 Reorganization Securities; Voting ........................................................... 32 Section 6.11 Post-Petition Interest ................................................................................ 32 Section 6.12 Certain Voting Matters ............................................................................ 33 Article 7 Reliance; etc. ................................................................................................................. 33 Section 7.01 Reliance.................................................................................................... 33 Section 7.02 No Warranties or Liability ....................................................................... 33 Section 7.03 Obligations Unconditional ....................................................................... 34

TABLE OF CONTENTS (continued) Page -ii- Article 8 Miscellaneous ............................................................................................................... 34 Section 8.01 Conflicts ................................................................................................... 34 Section 8.02 Continuing Nature of this Agreement; Severability ................................ 35 Section 8.03 Amendments; Waivers ............................................................................. 35 Section 8.04 Information Concerning Financial Condition of the Company and the Other Subsidiaries .................................................................................... 36 Section 8.05 Subrogation .............................................................................................. 36 Section 8.06 Application of Payments .......................................................................... 36 Section 8.07 [Reserved] ................................................................................................ 37 Section 8.08 Dealings with Grantors ............................................................................ 37 Section 8.09 Additional Debt Facilities ........................................................................ 37 Section 8.10 Consent to Jurisdiction; Waivers ............................................................. 39 Section 8.11 Notices ..................................................................................................... 39 Section 8.12 Further Assurances................................................................................... 40 Section 8.13 Governing Law; Waiver of Jury Trial ..................................................... 40 Section 8.14 Binding on Successors and Assigns ......................................................... 40 Section 8.15 Section Titles ........................................................................................... 40 Section 8.16 Counterparts ............................................................................................. 41 Section 8.17 Authorization ........................................................................................... 41 Section 8.18 No Third Party Beneficiaries; Successors and Assigns ........................... 41 Section 8.19 Effectiveness ............................................................................................ 41 Section 8.20 Agents and Representative ....................................................................... 41 Section 8.21 Survival of Agreement ............................................................................. 42 Section 8.22 Additional Grantors ................................................................................. 42 Annexes: Annex I Annex II Annex III

-1- FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [_____], [____] (this “Agreement”), among GOSSAMER BIO, INC., a Delaware corporation (“Company”), the other Grantors from time to time party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, acting in its capacity as collateral agent under the Notes Indenture, as Representative for the First Lien Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “First Lien Collateral Agent”), [_____], acting in its capacity as collateral agent under the Second Lien Debt Agreement, as Representative for the Second Priority Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party hereto pursuant to Section 28.09. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Debt Secured Parties), the Second Lien Representative (for itself and on behalf of the Second Priority Debt Secured Parties), each additional Senior Priority Representative (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Priority Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Additional Second Priority Secured Parties under the applicable Additional Second Priority Debt Facility) agree as follows: Article 21. DEFINITIONS Section 21.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Notes Indenture or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below: “Additional Second Priority Debt” means any Indebtedness that is incurred, issued or guaranteed by any Grantor (other than Indebtedness constituting Second Lien Debt Obligations) which Indebtedness and Guarantees are secured by Liens on the Second Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) as the Liens securing the Second Lien Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document in effect at the time of such incurrence and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 28.09 hereof and (B) if applicable, the Second Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein; provided, further, that, if such Indebtedness will be the initial Additional Second Priority Debt incurred or issued by a Grantor after the Closing Date, then the Grantor that is a borrower or issuer with respect to such Additional Second Priority Debt, the Second Lien Representative and the Representative for the holders of such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. Additional Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor.

-2- “Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the promissory notes, credit agreements, loan agreements, note purchase agreements, indentures or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Second Priority Collateral Documents (in each case, as amended, restated, amended and restated, Refinanced, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement). “Additional Second Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Second Priority Debt. “Additional Second Priority Debt Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, (a) all principal of, and premium and interest, fees, and expenses (including, without limitation, any interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Second Priority Debt, (b) all other amounts payable to the related Additional Second Priority Secured Parties under the related Additional Second Priority Debt Documents and (c) any renewals or extensions of the foregoing. “Additional Second Priority Secured Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness or any other Additional Second Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional Second Priority Debt Documents. “Additional Senior Priority Debt” means any Indebtedness that is incurred, issued or guaranteed by any Grantor (other than Indebtedness constituting First Lien Debt Obligations) which Indebtedness and Guarantees are secured by Liens on the Senior Priority Collateral (or a portion thereof) having the same priority (but without regard to control of remedies) as the Liens securing the First Lien Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Priority Debt Document and Second Priority Debt Document in effect at the time of such incurrence and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 28.09 hereof and (B) any Equal Priority Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein; provided, further, that, if such Indebtedness will be the initial Additional Senior Priority Debt incurred or issued by a Grantor after the Closing Date, then the Grantor that is a borrower or issuer with respect to such Additional Senior Priority Debt, the First Lien Collateral Agent and the Representative for such Indebtedness shall have executed and delivered an Equal Priority Intercreditor Agreement. Additional Senior Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Grantors issued in exchange therefor. “Additional Senior Priority Debt Documents” means, with respect to any series, issue or class of Additional Senior Priority Debt, the promissory notes, credit agreements, loan agreements,

-3- note purchase agreements, indentures, or other operative agreements evidencing or governing such Indebtedness or the Liens securing such Indebtedness, including the Senior Priority Collateral Documents (in each case, as amended, restated, amended and restated, Refinanced, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement and the Senior Priority Debt Documents). “Additional Senior Priority Debt Facility” means each credit agreement, loan agreement, note purchase agreement, indenture or other governing agreement with respect to any Additional Senior Priority Debt. “Additional Senior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Senior Priority Debt, (a) all principal of, and premium and interest, fees, and expenses (including, without limitation, any interest, fees, or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding or which would accrue but for the operation of Bankruptcy Laws, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Priority Debt, (b) all other amounts payable to the related Additional Senior Secured Parties under the related Additional Senior Priority Debt Documents and (c) any renewals or extensions of the foregoing. “Additional Senior Secured Parties” means, with respect to any series, issue or class of Additional Senior Priority Debt, the holders of such Indebtedness or any other Additional Senior Priority Debt Obligation, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional Senior Priority Debt Documents. “Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement. “Bankruptcy Code” means Title 11 of the United States Code, as amended. “Bankruptcy Laws” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, rearrangement, judicial management, receivership, restructuring, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar federal, state, or foreign debtor relief laws (including under any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect. “Capital Stock” means: (a) in the case of a corporation or company, corporate stock or share capital; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

-4- (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock. “Class Debt” has the meaning assigned to such term in Section 28.09(a). “Class Debt Parties” has the meaning assigned to such term in Section 28.09(a). “Class Debt Representatives” has the meaning assigned to such term in Section 28.09(a). “Closing Date” means the date hereof. “Collateral” means the Senior Priority Collateral and the Second Priority Collateral. “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “controlled” have meanings correlative thereto. “Copyrights” means “Copyrights” as defined in the First Lien Debt Security Agreement. “Debt Facility” means any Senior Priority Debt Facility and any Second Priority Debt Facility. “Designated Second Priority Representative” means (i) the Second Lien Representative, so long as the Second Priority Debt Facility under the Second Lien Debt Documents is the only Second Priority Debt Facility under this Agreement and (ii) at any time when clause (i) does not apply, the “Applicable Authorized Representative” or similar term (as defined in any Second Lien Intercreditor Agreement) at such time. “Designated Senior Representative” means (i) the First Lien Collateral Agent, so long as the Discharge of First Lien Debt Obligations has not occurred and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in any Equal Priority Intercreditor Agreement) at such time. “DIP Financing” has the meaning assigned to such term in Section 26.01. “Discharge of First Lien Debt Obligations” means, except to the extent otherwise expressly provided in Section 25.06 and Section 26.04, (a) payment in full of all First Lien Debt Obligations (excluding any indemnification obligations for which no claim has been asserted; and (b) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Debt Obligations; in each case, to the extent constituting Senior Obligations.

-5- “Discharge of Senior Obligations” means, except to the extent otherwise expressly provided in Section 25.06 and Section 26.04, the occurrence of (I) with respect to the First Lien Debt Obligations, the Discharge of First Lien Debt Obligations and (II) with respect to all other Senior Obligations: (a) payment in full of all Senior Obligations (other than any indemnification obligations for which no claim has been asserted and any other Senior Obligations not required to be paid in full in order to have the Liens on all Collateral securing such Senior Obligations to be released at such time in accordance with the applicable Senior Priority Debt Documents); (b) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Obligations; and (c) termination of all letters of credit issued under the Senior Priority Debt Documents or providing cash collateral or backstop letters of credit on terms specified in the applicable Senior Priority Debt Documents or otherwise acceptable to the applicable Senior Priority Representative or issuing bank in an amount and in a manner specified in the applicable Senior Priority Debt Documents or otherwise reasonably satisfactory to the applicable Senior Priority Representative and issuing bank, in each case, to the extent constituting Senior Obligations. “Disposition” means any conveyance, sale, lease, assignment, transfer, license or other disposition. “Equal Priority Intercreditor Agreement” means an intercreditor agreement in substantially the form attached as Exhibit A to the Notes Indenture, with such changes which are reasonably acceptable to each Senior Priority Representative with respect to each Senior Priority Debt Facility in existence at the time such intercreditor agreement is entered into. “First Lien/Second Lien Intercreditor Agreement” has the meaning assigned to such term in Section 25.03(a). “First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any permitted successor collateral agent as provided in Sections 7.08 or 7.09 of the Notes Indenture. “First Lien Debt Documents” means the Notes Indenture and the other “Note Documents” as defined in the Notes Indenture. “First Lien Debt Obligations” means the “Obligations” as defined in the Notes Indenture, including, without limitation, any post-petition interest, fees, and premiums (whether or not allowed or allowable in any Insolvency or Liquidation Proceeding). “First Lien Debt Secured Parties” means the “Secured Parties” as defined in the Notes Indenture.

-6- “Notes” means the senior secured notes due 2030 of the Company issued pursuant to the Notes Indenture in an initial aggregate principal amount of up to $65,174,000. “Notes Indenture” means that certain Indenture, dated as of June 4, 2026, among the Company, as issuer, the other Grantors party thereto and the First Lien Collateral Agent, as amended, restated, supplemented, modified, replaced and/or refinanced from time to time. “Grantors” means the Company and each Subsidiary of the Company that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. “Insolvency or Liquidation Proceeding” means: (1) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, arrangement (including under any applicable corporate statute), recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary; (2) any liquidation, dissolution, judicial management, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (3) any other proceeding of any type or nature in which substantially all claims of creditors of a Grantor are determined and any payment or distribution is or may be made on account of such claims. “Intellectual Property” means, with respect to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing. “Joinder Agreement” means a supplement to this Agreement in the form of Annex II or Annex III hereof required to be delivered by a Representative to the Designated Senior Representative or Designated Second Priority Representative, as the case may be, pursuant to Section 28.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Priority Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility. “Officer’s Certificate” has the meaning assigned to such term in Section 28.08. “Patents” means “Patents” as defined in the First Lien Debt Security Agreement. “Permitted Subordinated Debt Payments” means (a) regularly scheduled payments of interest at the non-default cash pay rate of interest and the payment in cash of default interest due and payable in cash in accordance with the terms of the Second Lien Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (b) reimbursement of costs and expenses (including attorney’s fees) and any indemnification

-7- payments due and payable in accordance with the terms of the Second Lien Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (c) accrual of default interest in accordance with the terms of the Second Lien Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (d) payments of interest on the Second Lien Obligations payable in kind (including by capitalizing such interest as principal), (e) all fees and costs and expenses due and payable on the date hereof in accordance with the terms of the Second Lien Debt Documents, (f) mandatory prepayments of the Second Lien Obligations payable in accordance with Section 2.06(b) of the Second Lien Debt Agreement as in effect on the date hereof or as modified in accordance with the terms of this Agreement in each case to the extent permitted under the Senior Priority Debt Documents, (g) any payments of interest with respect to the Second Lien Obligations that are required under the Second Lien Debt Documents to be paid in cash at the end of any accrual period to the minimum extent necessary to insure that the Second Lien Obligations is not treated as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the IRC and (h) principal and/or interest payments (together with any prepayment premium or make-whole amount) with respect to the Second Lien Obligations not otherwise permitted to be made pursuant to clauses (a) through (g) above to the extent permitted under the Senior Priority Debt Documents. “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Pledged or Controlled Collateral” has the meaning assigned to such term in Section 25.05(a). “Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Priority Representative or any Senior Priority Secured Party from a Second Priority Secured Party in respect of Shared Collateral pursuant to this Agreement and shall include all “proceeds,” as such term is defined in the UCC. “Purchase Event” has the meaning assigned to such term in Section 25.07(a). “Purchase Price” has the meaning assigned to such term in Section 25.07(b). “Recovery” has the meaning assigned to such term in Section 26.04. “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, loan agreement, note purchase agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings. “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially

-8- identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC. “Representatives” means the Senior Priority Representative and the Second Priority Representatives. “SEC” means the United States Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions. “Second Lien Debt Agreement” means that certain [Indenture] [Agreement], dated as of [_____], among the Company, [the other Grantors identified therein], [_____], as [trustee] [administrative agent] and the other parties from time to time party thereto, as amended, restated, amended and restated, extended, supplemented, Refinanced or otherwise modified from time to time. “Second Lien Debt Documents” means the Second Lien Debt Agreement and the other [“Credit Documents”] as defined in the Second Lien Debt Agreement. “Second Lien Debt Obligations” means the [“Obligations”] as defined in the Second Lien Debt Agreement. “Second Lien Intercreditor Agreement” means a customary intercreditor agreement in form and substance reasonably acceptable to the Second Priority Representative with respect to each Second Priority Debt Facility in existence at the time such intercreditor agreement is entered into and the Company, and which provides that the Liens on the applicable Collateral securing all Indebtedness covered thereby shall be of equal priority (but without regard to the control of remedies). “Second Lien Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Section 10.06 of the Second Lien Debt Agreement. “Second Priority Class Debt” has the meaning assigned to such term in Section 28.09(a). “Second Priority Class Debt Parties” has the meaning assigned to such term in Section 28.09(a). “Second Priority Class Debt Representative” has the meaning assigned to such term in Section 28.09(a). “Second Priority Collateral” means any [“Collateral”] (or equivalent term) as defined in any Second Lien Debt Documents or any other Second Priority Debt Document or any other assets of any Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligations. “Second Priority Collateral Documents” means the [“Collateral Documents”] as defined in the Second Lien Debt Agreement and each of the security agreements and other instruments and documents executed and delivered by any Grantor for purposes of providing collateral security for

-9- any Second Priority Debt Obligation (in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement). “Second Priority Debt Documents” means (a) the Second Lien Debt Documents and (b) any Additional Second Priority Debt Documents. “Second Priority Debt Facilities” means the Second Lien Debt Agreement and any Additional Second Priority Debt Facilities. “Second Priority Debt Obligations” means the Second Lien Debt Obligations and any Additional Second Priority Debt Obligations. “Second Priority Debt Secured Parties” means the [“Secured Parties”] as defined in the Second Lien Debt Agreement. “Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (or equivalent term) (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Designated Second Priority Representative and that an Event of Default (or equivalent term) (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series, issue or class with respect to which such Second Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time a Senior Priority Representative has commenced and is diligently pursuing any enforcement action with respect to a material portion of any Shared Collateral or (2) at any time any Grantor which has granted a security interest in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. “Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Secured Parties under the Second Priority Collateral Documents. “Second Priority Representative” means (i) in the case of any Second Lien Debt Obligations or the Second Priority Debt Secured Parties, the Second Lien Representative and (ii) in the case of any Additional Second Priority Debt Facility and the Additional Second Priority Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Second Priority Debt Facility that is named as the Representative in respect of such Additional Second Priority Debt Facility in the applicable Joinder Agreement. “Second Priority Secured Parties” means the Second Priority Debt Secured Parties and any Additional Second Priority Secured Parties.

-10- “Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations. “Secured Parties” means the Senior Priority Secured Parties and the Second Priority Secured Parties. “Senior Lien” means the Liens on the Senior Priority Collateral in favor of the Senior Priority Secured Parties under the Senior Priority Collateral Documents. “Senior Obligations” means the First Lien Debt Obligations and any Additional Senior Priority Debt Obligations. “Senior Priority Class Debt” has the meaning assigned to such term in Section 28.09(a). “Senior Priority Class Debt Parties” has the meaning assigned to such term in Section 28.09(a). “Senior Priority Class Debt Representative” has the meaning assigned to such term in Section 28.09(a). “Senior Priority Collateral” means any “Collateral” (or equivalent term) as defined in any First Lien Debt Document or any other Senior Priority Debt Document or any other assets of any Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Priority Collateral Document as security for any Senior Obligations. “Senior Priority Collateral Documents” means the “Collateral Documents” as defined in the Notes Indenture and each of the security agreements and other instruments and documents executed and delivered by any Grantor for purposes of providing collateral security for any Senior Obligation (in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not in contravention of any provision of this Agreement). “Senior Priority Debt Documents” means (a) the First Lien Debt Documents and (b) any Additional Senior Priority Debt Documents. “Senior Priority Debt Facilities” means the Notes Indenture and any Additional Senior Priority Debt Facilities. “Senior Priority Representative” means (i) in the case of any First Lien Debt Obligations or the First Lien Debt Secured Parties, the First Lien Collateral Agent and (ii) in the case of any Additional Senior Priority Debt Facility and the Additional Senior Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that is named as the Representative in respect of such Additional Senior Priority Debt Facility in the applicable Joinder Agreement. “Senior Priority Secured Parties” means the First Lien Debt Secured Parties and any Additional Senior Secured Parties.

-11- “Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Priority Debt Facility (or their Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Priority Debt Facilities, are deemed pursuant to Article 22 to hold a security interest). If, at any time, any portion of the Senior Priority Collateral under one or more Senior Priority Debt Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Priority Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time. “Trademarks” means “Trademarks” as defined in the First Lien Debt Security Agreement. “Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York. Section 21.02 Terms Generally. The rules of interpretation set forth in Section 1.04 of the Notes Indenture are incorporated herein mutatis mutandis. Article 22. PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL Section 22.01 Lien Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Secured Parties on the Shared Collateral or of any Liens granted to any Senior Priority Representative or any other Senior Priority Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Priority Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that: (a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations; and (b) any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Secured Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

-12- All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. Section 22.02 Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Priority Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Secured Parties and without affecting the provisions hereof, except as otherwise expressly set forth herein. The Lien priorities provided for in Section 22.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Grantors, on the one hand, and the Second Priority Secured Parties, on the other hand, the foregoing provisions will not limit or otherwise affect the obligations of any Grantor contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations. Section 22.03 Prohibition on Contesting Liens. (a) Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Priority Representative or any of the other Senior Priority Secured Parties or any other agent or trustee therefor in any Senior Priority Collateral or the allowability of any claims asserted with respect to any Senior Obligations in any proceeding (including any Insolvency or Liquidation Proceeding) and (b) each Senior Priority Representative, for itself and on behalf of each Senior Priority Secured Party under its Senior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Secured Parties in the Second Priority Collateral or the allowability of any claims asserted with respect to any Second Priority Debt Obligations in any proceeding (including any Insolvency or Liquidation Proceeding). Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Priority Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 22.01) or any of the Senior Priority Debt Documents.

-13- Section 22.04 No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant any additional Liens on any asset or property of any Grantor to secure (x) any Second Priority Debt Obligation unless it has also granted, or concurrently therewith also grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations or (y) any Senior Obligation unless it has also granted, or concurrently therewith also grants, a Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations; and (b) if any Second Priority Representative or any Second Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Priority Collateral Documents, such Second Priority Representative or Second Priority Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly also grant a similar Lien on such assets or property to each Senior Priority Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Priority Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Priority Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Priority Representative and the other Senior Priority Secured Parties as security for the Senior Obligations; provided that this provision will not be violated with respect to any particular series of Additional Senior Priority Debt Obligations if the applicable trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Priority Debt Facility that is named as the Representative in respect of such Additional Senior Priority Debt Facility in the applicable Joinder Agreement is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or such trustee or agent states in writing that the Senior Priority Debt Documents in respect thereof prohibit such trustee or agent from accepting a Lien on such asset or property or such trustee or agent otherwise expressly declines to accept a Lien on such asset or property. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Priority Representative or any other Senior Priority Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Secured Parties for which it has been named the Representative, that any amounts received by or distributed to any Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 22.04 shall be subject to Section 24.01 and Section 24.02. Section 22.05 Perfection of Liens. Except for the limited agreements of the Senior Priority Representatives pursuant to Section 25.05 hereof, none of the Senior Priority Representatives or the Senior Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

-14- Section 22.06 [Reserved]. Section 22.07 Payment Subordination. The Second Lien Representative, for itself and on behalf of each Second Priority Debt Secured Party represented by it, hereby agrees and acknowledges that, in addition to the other restrictions set forth in this Agreement, the Second Lien Debt Obligations shall in all respects be subordinate and junior in right of payment to all Senior Obligations and the holders of the Senior Obligations shall be entitled to receive payment in full in cash of the amounts constituting the Senior Obligations (excluding any indemnification obligations for which no claim has been asserted and obligations and liabilities under cash management and hedging, if applicable) before any holder of any Second Lien Debt Obligations is entitled to receive any payment or other distribution on account of such Second Lien Debt Obligations in any Insolvency or Liquidation Proceeding or at any time that an Event of Default (or equivalent term) (under and as defined in the Senior Priority Debt Documents) has occurred and is continuing and any Senior Priority Representative is taking actions to enforce rights in respect of the Shared Collateral. Notwithstanding the foregoing, it is understood and agreed that Grantors may make, and the Second Priority Secured Parties may accept, (x) so long as no Insolvency or Liquidation Proceeding is continuing and no Event of Default (or equivalent term) (under and as defined in the Senior Priority Debt Documents) has occurred and is continuing and any Senior Priority Representative is taking actions to enforce rights in respect of the Shared Collateral, Permitted Subordinated Debt Payments and (y) at all times, Permitted Subordinated Debt Payments set forth in clauses (b) [solely as to the Second Priority Representative and the Agents (as defined in the Second Lien Debt Agreement) in their respective capacities as such], (c), (d) and (e) of the definition thereof. Article 23. ENFORCEMENT Section 23.01 Exercise of Remedies. (a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, (i) neither any Second Priority Representative nor any Second Priority Secured Party will (v) initiate any Insolvency or Liquidation proceeding against any Grantor, any Subsidiary of any Grantor, any of their respective direct or indirect parents or any affiliate of any of the foregoing, (w) assert any marshaling, appraisal, or valuation rights, (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or other action brought with respect to the Shared Collateral or any other Senior Priority Collateral by any Senior Priority Representative or any Senior Priority Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Priority Representative or any Senior Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Priority Representative or any Senior Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Priority Debt Documents or otherwise in respect of the Senior Priority Collateral

-15- or the Senior Obligations, or (z) object to the forbearance by the Senior Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Priority Representatives and the Senior Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral or any other Senior Priority Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility in a manner that is not inconsistent with the terms and conditions of this Agreement, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Priority Representatives or the Senior Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided and subject to the restrictions contained in Section 25.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 26.03 and the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance that is not permitted by this Agreement of the claims or Liens of the Second Priority Secured Parties or the avoidance of any Second Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Second Priority Secured Party may (subject to the provisions of Section 26.10(b)) vote on any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding that conforms to the terms and conditions of this Agreement, and (F) from and after the Second Priority Enforcement Date, the Designated Second Priority Representative (or such other Person, if any, as is so authorized under any Second Lien Intercreditor Agreement) may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) a Senior Priority Representative has not commenced and is not diligently pursuing any enforcement action with respect to a material portion of Shared Collateral or (2) any Grantor which has granted a security interest in any Shared Collateral is not then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Priority Collateral, the Senior Priority Representatives and the Senior Priority Secured Parties may enforce the provisions of the Senior Priority Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or any other applicable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

-16- (b) So long as the Discharge of Senior Obligations has not occurred, except as expressly provided in the proviso to clause (ii) of Section 23.01(a) but subject to Section 24.01, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations or in connection with any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 23.01(a), the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred. (c) Subject to the proviso in clause (ii) of Section 23.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any Senior Priority Representative or any Senior Priority Secured Party with respect to the Shared Collateral under the Senior Priority Debt Documents, including any Disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Priority Representatives or the Senior Priority Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Priority Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Priority Representative or any other Senior Priority Secured Party is adverse to the interests of the Second Priority Secured Parties. (d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Priority Representatives or the Senior Priority Secured Parties with respect to the Senior Priority Collateral as set forth in this Agreement and the Senior Priority Debt Documents. (e) Until the Discharge of Senior Obligations, except as expressly provided in the proviso in clause (ii) of Section 23.01(a), the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative (or any Person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral, and the Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Secured Parties with respect to the Shared Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority

-17- Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Secured Parties to take such actions with respect to the Shared Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Secured Parties or the Second Priority Debt Obligations. (f) Notwithstanding the foregoing, any Second Priority Representative may bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Senior Priority Representative, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Debt Obligations unless the cash proceeds of such bid are otherwise sufficient and will be applied to cause the Discharge of Senior Obligations. Section 23.02 Cooperation. Subject to the proviso in clause (ii) of Section 23.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Priority Secured Parties and the Senior Priority Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations. Section 23.03 Actions Upon Breach. Should any Second Priority Representative or any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Priority Representative or other Senior Priority Secured Party (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such Second Priority Representative or such Second Priority Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Priority Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that any Grantor, any Senior Priority Representative or the other Senior Priority Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Priority Representative or any other Senior Priority Secured Party. Article 24. PAYMENTS Section 24.01 Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition

-18- of, or collection on, such Shared Collateral upon the exercise of remedies or in connection with any Insolvency or Liquidation Proceeding shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the (and subject to the terms of the) relevant Senior Priority Debt Documents and, if applicable, an Equal Priority Intercreditor Agreement, until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Priority Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct (and subject to the other terms of this Agreement), to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents and, if applicable, the applicable Second Lien Intercreditor Agreement(s), until the Discharge of the Second Priority Debt Obligations has occurred. Section 24.02 Payments Over. So long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral or in connection with any Insolvency or Liquidation Proceeding or otherwise in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Priority Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct (and subject to the other terms of this Agreement); provided, that the Second Priority Representative and the [Agents] (as defined in the Second Lien Debt Agreement) may retain the full amount of any fees, expense reimbursements and indemnities received by them at any time. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable. Article 25. OTHER AGREEMENTS Section 25.01 Releases. (a) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, in the event of a Disposition of any specified item of Shared Collateral (including all or substantially all of the Capital Stock of any Subsidiary of the Company) (i) in connection with the exercise of remedies in respect of Collateral by a Senior Priority Representative or (ii) if not in connection with the exercise of remedies in respect of Collateral by the Designated Senior Representative, so long as such Disposition is not prohibited by the terms of the Second Priority Debt Documents and the Senior Priority Debt Documents and, in the case of this clause (ii) other than in connection with the Discharge of Senior Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Secured Parties upon such Shared Collateral (but not on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Second Priority Debt Obligations and the obligations of the Guarantor (other than a Company) whose Capital Stock constitutes Shared Collateral subject to such Disposition under its guaranty of Second Priority

-19- Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations or the termination and release of all guaranty by such Guarantor of Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Secured Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by any Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the sole cost and expense of the Company and without any representation or warranty, such instruments to evidence such termination and release of the Liens. Nothing in this Section 25.01(a) or Section 25.03 will be deemed to (x) affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Secured Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents or (y) except in the case of a Disposition in connection with the exercise of secured creditors’ rights and remedies, require the release of Liens granted upon such Shared Collateral to secure Second Priority Debt Obligations if such Disposition is not permitted under the terms of the Second Priority Debt Documents. (b) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Secured Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 25.01(a), to take any and all appropriate action and to execute or authorize the filing of any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 25.01(a), including any termination statements, endorsements or other instruments of transfer or release. This power is coupled with an interest. (c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Priority Debt Document of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Priority Debt Documents, provided that nothing in this Section 25.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Secured Parties to receive Proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement. (d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Priority Collateral Document and a Second Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause

-20- any securities intermediary, commodities intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of, or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative. Section 25.02 Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, subject in each case to the rights of the Grantors under, and any limitations under, the Senior Priority Debt Documents, the Designated Senior Representative and the Senior Priority Secured Parties shall have the sole and exclusive right (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Grantors under, and any limitations under, the Senior Priority Debt Documents and the Second Priority Debt Documents, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Priority Secured Parties pursuant to the terms of the Senior Priority Debt Documents and, if applicable, the Equal Priority Intercreditor Agreement, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents and, if applicable, the Second Lien Intercreditor Agreement and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative (or after the Discharge of Senior Obligations, the Designated Second Priority Representative) to receive such amounts in accordance with the terms of Section 24.02. Section 25.03 Certain Amendments. (a) No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or conflict with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents (although the failure to give any such notice shall in no way affect

-21- the effectiveness of such amendment, waiver or consent) and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative): “Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Priority Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below), including liens and security interests granted to (x) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent, pursuant to or in connection with that certain Notes Security Agreement dated as of June 4, 2026 (as amended, restated, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time), among GOSSAMER BIO, INC., a Delaware corporation (“Issuer”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent and (y) [____], as collateral agent, pursuant to or in connection with that certain [Indenture] [Agreement] dated as of [_____], [____] (as amended, restated, amended and restated, supplemented, extended, replaced, refinanced or otherwise modified from time to time), among GOSSAMER BIO, INC., a Delaware corporation ([“Borrower”] [“Issuer”]), each lender from time to time party thereto, [____] [as Administrative Agent][Trustee] and [____] [as Collateral Agent], and (ii) the exercise of any right or remedy by the Second Priority Representative or any other secured party hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement dated as of [_____], [____] (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among GOSSAMER BIO, INC., the other Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as First Lien Collateral Agent and [____], as Second Lien Representative. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.” (b) In the event that each applicable Senior Priority Representative and/or the Senior Priority Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Priority Collateral Document

-22- or changing in any manner the rights of the Senior Priority Representatives, the Senior Priority Secured Parties or the Grantors thereunder (including the release of any Liens in Senior Priority Collateral) in a manner that is applicable to all Senior Priority Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Secured Party and without any action by any Second Priority Representative or any Grantor; provided, however, that (x) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of any Second Priority Collateral Document, except as provided for in Section 25.01(a) and to the extent there is a corresponding release of the Lien securing the Senior Obligations, (ii) imposing duties that are adverse on any Second Priority Representative without its prior written consent, or (iii) altering the terms of the Second Priority Debt Documents to permit other Liens on the Shared Collateral not permitted under the terms of the Second Priority Debt Documents as in effect on the date hereof or under Article 26 hereof, and (y) written notice of such amendment, waiver or consent shall have been given by the Company to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent (although the failure to give any such notice shall in no way affect the effectiveness of such amendment, waiver or consent). (c) Each of the Senior Priority Debt Documents may be amended, restated, amended and restated, waived, supplemented or otherwise modified in accordance with its terms, and the indebtedness under any Senior Priority Debt Document may be Refinanced, in each case, without the consent of any Second Priority Representative or Second Priority Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Second Priority Representatives, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement. (d) Each of the Second Priority Debt Facilities may be amended, restated, waived, supplemented or otherwise modified in accordance with its terms, and the indebtedness under the Second Priority Debt Facilities may be Refinanced without the consent of any Senior Priority Representative or Senior Priority Secured Party; provided, however, that, without the consent of (x) until the Discharge of First Lien Debt Obligations, the First Lien Collateral Agent, acting with the required consent under Section 9.02 of the Notes Indenture and (y) each other Senior Priority Representative (acting with the consent of the requisite holders of each series of Additional Senior Priority Debt), no such amendment, restatement, supplement or modification shall (1) contravene any provision of this Agreement, or (2) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the aggregate principal amount of term loans and aggregate principal amount of revolving commitments, in each case, under the Senior Priority Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing. For the avoidance of doubt, this Section 25.03(d) shall not, prior to any Insolvency or Liquidation Proceeding with respect to the Company, be construed to override any limitation contained in any Senior Priority Debt Document on the amount of Second Priority Debt Obligations permitted to be incurred. Section 25.04 Rights as Unsecured Creditors and Equity Holders. The Second Priority Representatives and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors and equity holders against any Grantor in accordance with the terms of the

-23- Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of the required payments of principal, premium, interest, fees, expense reimbursements, indemnities and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral; provided, that the Second Priority Representative and the [Agents] (as defined in the Second Lien Debt Agreement) may retain the full amount of any fees, expense reimbursements and indemnities received by them at any time. In the event any Second Priority Representative or any Second Priority Secured Party becomes a judgment Lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor or in its capacity as equity holder in respect of Second Priority Debt Obligations, such judgment Lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Priority Representatives or the Senior Priority Secured Parties may have with respect to the Senior Priority Collateral. Section 25.05 Gratuitous Bailee for Perfection. (a) Each Senior Priority Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Priority Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or with respect to any Shared Collateral subject to any other arrangement set forth in Section 25.01(d), the applicable Senior Priority Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, on behalf of, and as sub-agent and gratuitous bailee for, the relevant Second Priority Representatives (the foregoing being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(5) and 9-313(c) of the UCC), in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 25.05. (b) In the event that any Senior Priority Representative (or its agents or bailees), or after the Discharge of Senior Obligations, any Second Priority Representative, has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Priority Representative, or after the Discharge of Senior Obligations, such Second Priority Representative, agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 25.05.

-24- (c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Priority Representatives and the Senior Priority Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Priority Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement. (d) The Senior Priority Representatives and the Senior Priority Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 25.05. The duties or responsibilities of the Senior Priority Representatives (and after the Discharge of Senior Obligations, the Second Priority Representatives) under this Section 25.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 25.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative and delivering the Shared Collateral upon a Discharge of Senior Obligations as set forth in Section 25.05(f). (e) The Senior Priority Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives and releases the Senior Priority Representatives from all claims and liabilities arising pursuant to the Senior Priority Representatives’ roles under this Section 25.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral. (f) Upon the Discharge of Senior Obligations, each applicable Senior Priority Representative shall, at the Company’s written request and sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so and as the Designated Second Priority Representative may direct, all Shared Collateral, including all Proceeds thereof, held or controlled by such Senior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign, without recourse, representation or warranty, to the Designated Second Priority Representative, to the extent that it is legally permitted to do so and as the Designated Second Priority Representative may direct, its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (B) if not legally permitted or no direction is given and if prior to discharge of the Second Priority Debt Obligations, deliver such Shared Collateral and assign its rights in respect thereof as a court of competent jurisdiction may otherwise direct or (C) if the Second Priority Debt Obligations have been discharged, deliver such Shared Collateral to the Grantors and terminate its rights therein as directed by the Grantors; (ii) notify any applicable insurance carrier that it is no longer entitled to be an additional loss payee or additional insured

-25- under the insurance policies of any Grantor issued by such insurance carrier; and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding. The Company shall take such further action as is required to effectuate the transfer contemplated hereby. The Senior Priority Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Secured Party in contravention of this Agreement. No Senior Priority Representative shall have any liability to any Second Priority Secured Party. (g) None of the Senior Priority Representatives nor any of the other Senior Priority Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Senior Priority Representative or any Senior Priority Secured Party under the Senior Priority Debt Documents or any assurance of payment in respect thereof or any Second Priority Secured Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising. (h) The Second Priority Representative agrees that if it shall at any time prior to the Discharge of Senior Obligations hold a Second Priority Lien on any Pledged or Controlled Collateral and if, notwithstanding the provisions of this Agreement (and disregarding any control the Second Priority Representative might have solely as a result of the foregoing provisions of this Article 25), such Pledged or Controlled Collateral is in fact in the possession or under the control of the Second Priority Representative, or of agents or bailees of the Second Priority Representative, the Second Priority Representative shall (i) solely for the purpose of perfecting the Liens granted under the Senior Priority Collateral Documents, also hold or control such Pledged or Controlled Collateral as gratuitous bailee or gratuitous agent, as applicable, for the Senior Priority Representatives and the other Senior Priority Secured Parties (and hereby acknowledges that it has control of any Pledged or Controlled Collateral in its control for the benefit of the Senior Priority Representatives and the other Senior Priority Secured Parties), (ii) promptly inform the Senior Priority Representatives thereof and (iii) transfer the possession and control of such Pledged or Controlled Collateral, together with any necessary endorsements but without recourse, representation or warranty, to the Senior Priority Representatives and, in connection therewith, take all commercially reasonable actions as shall be reasonably requested by the Senior Priority Representatives to permit the Senior Priority Representatives to obtain, for the benefit of the Senior Priority Secured Parties, a first priority security interest in such Pledged or Controlled Collateral. Section 25.06 When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary consummates any Refinancing or incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or

-26- trustee for the holders of such Senior Obligations shall be the Senior Priority Representative for all purposes of this Agreement; provided that such Senior Priority Representative shall have become a party to this Agreement pursuant to Section 28.09. Upon receipt of notice of such incurrence (including the identity of the new Senior Priority Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments, supplements or modifications to this Agreement, as the Company or such new Senior Priority Representative shall reasonably request in writing in order to provide the new Senior Priority Representative the rights of a Senior Priority Representative contemplated hereby and (b) deliver to such Senior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign to such Senior Priority Representative, to the extent that it is legally permitted to do so, its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights in or access to Shared Collateral. Section 25.07 Purchase Right. (a) Without prejudice to the enforcement of any of the Senior Priority Secured Parties’ remedies under the Senior Priority Debt Documents, under this Agreement, at law or in equity or otherwise, the Senior Priority Secured Parties agree at any time following the earliest to occur of (i) an acceleration of any of the Senior Obligations in accordance with the terms of the applicable Senior Priority Debt Documents, (ii) a payment default under any Senior Priority Debt Document that has not been cured or waived by the applicable Senior Priority Secured Parties within sixty (60) days of the occurrence thereof or (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Class Debt Parties may request, and the Senior Priority Secured Parties hereby offer the Second Priority Secured Parties the option to purchase the entire aggregate amount (but not less than the entirety) of outstanding Senior Obligations (including unfunded commitments under any Senior Priority Debt Document that have not been terminated at such time) at the Purchase Price without warranty or representation or recourse except as provided in Section 25.07(d), on a pro rata basis among the Senior Priority Secured Parties, which offer may be accepted by less than all of the Second Priority Secured Parties so long as all the accepting Second Priority Secured Parties shall when taken together purchase such entire aggregate amount as set forth above. (b) The “Purchase Price” will equal the sum of (1) the full amount of all Senior Obligations then-outstanding and unpaid at par (including, without duplication, principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs and, in the case of any secured hedging obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated, an amount determined by the relevant Senior Priority Secured Party to be necessary to collateralize its credit risk arising out of such agreement (not to exceed 103% thereof), but excluding any prepayment penalties or premiums), (2) the cash collateral to be furnished to the Senior Priority Secured Parties providing letters of credit under the Senior Priority

-27- Debt Documents in such amount (not to exceed 103% thereof) as such Senior Priority Secured Parties determine is reasonably necessary to secure such Senior Priority Secured Parties in connection with any such outstanding and undrawn letters of credit and (2) to the extent constituting Senior Obligations, all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the Senior Priority Secured Parties under or pursuant to the Senior Priority Debt Documents on the date of purchase. (c) One or more of the Second Priority Secured Parties shall exercise the purchase right within thirty (30) days of the applicable Purchase Event, and the parties shall endeavor to close promptly thereafter, but in any event within fifteen (15) Business Days of the request. If the Second Priority Secured Parties (or any subset of them) exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Priority Representative and the purchasing Second Priority Secured Parties. If none of the Second Priority Secured Parties exercise such right within thirty (30) days of the applicable Purchase Event, the Senior Priority Secured Parties shall have no further obligations pursuant to this Section 25.07 and may take any further actions in their sole discretion in accordance with the Senior Priority Debt Documents and this Agreement. (d) The purchase and sale of the Senior Obligations under this Section 25.07 will be without recourse and without representation or warranty of any kind by the Senior Priority Secured Parties, except that the Senior Priority Secured Parties shall severally and not jointly represent and warrant to the Second Priority Secured Parties that on the date of such purchase, immediately before giving effect to the purchase; (i) the principal of and accrued and unpaid interest on the Senior Obligations, and the fees and expenses thereof owed to the respective Senior Priority Secured Parties, are as stated in any assignment agreement prepared in connection with the purchase and sale of the Senior Obligations; and (ii) each Senior Priority Secured Party owns the Senior Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the Senior Priority Debt Documents, in which case the Purchase Price will be appropriately adjusted so that the Second Priority Secured Parties do not pay amounts represented by participation interests to the extent that the Second Priority Secured Parties expressly assume the obligations under such participation interests). Article 26. INSOLVENCY OR LIQUIDATION PROCEEDINGS Section 26.01 Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that (A) if any Senior Priority Representative shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to any Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), it will raise no objection to and will not otherwise contest such sale, use or lease of such cash or other collateral

-28- or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 23.01(a) and Section 26.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated to or have the same priority as the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any “carve-out” for professional and United States Trustee fees agreed to by the Senior Priority Representatives, and (z) all adequate protection liens granted to the Senior Priority Secured Parties, (B) it will raise no objection to and will not otherwise contest any motion for relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceedings or from any injunction against foreclosure or enforcement in respect of Senior Obligations or the Senior Priority Collateral made by any Senior Priority Representative or any other Senior Priority Secured Party, (C) it will raise no objection to and will not otherwise contest any lawful exercise by any Senior Priority Secured Party of the right to credit bid Senior Obligations at any foreclosure or other sale of Senior Priority Collateral, including pursuant to Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or other applicable law, (D) it will raise no objection to and will not otherwise contest any other request for judicial relief made in any court by any Senior Priority Secured Party relating to the lawful enforcement of any Lien on Senior Priority Collateral, (E) it will raise no objection to and will not otherwise contest any election made by any Senior Priority Representative or any other Senior Priority Secured Party of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, and (F) it will raise no objection to and will not otherwise contest or oppose any Disposition (including pursuant to Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) of assets of any Grantor for or to which any Senior Priority Representative has consented or not objected that provides, to the extent such Disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement; provided that the Second Priority Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full of the Senior Obligations. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that notice received three Business Days prior to the entry of an order approving any usage of cash or other collateral described in this Section 26.01 or approving any DIP Financing described in this Section 26.01 shall be adequate notice. Section 26.02 Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

-29- Section 26.03 Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall object to, contest or support any other Person objecting to or contesting (a) any request by any Senior Priority Representative or any Senior Priority Secured Parties for adequate protection in any form, (b) any objection by any Senior Priority Representative or any Senior Priority Secured Parties to any motion, relief, action or proceeding based on any Senior Priority Representative’s or Senior Priority Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of pre- and/or post-petition interest, fees, expenses or other amounts of any Senior Priority Representative or any other Senior Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (as adequate protection or otherwise). Notwithstanding anything contained in this Section 26.03 or in Section 26.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which Lien and/or superpriority claim (as applicable) is subordinated to the Liens securing, and claims with respect to, all Senior Obligations and such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the Senior Priority Secured Parties as adequate protection, on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to the Liens securing, and claims with respect to, Senior Obligations under this Agreement; provided, however, that each Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, in any stipulation and/or order granting such adequate protection, that such junior superpriority administrative expense claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Secured Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral and/or a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Secured Party under their Second Priority Debt Facilities, agree that each Senior Priority Representative shall also be granted a Senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and any such DIP Financing and/or a superpriority claim (as applicable) and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Second Priority Debt Obligations and/or superpriority claim (as applicable) shall be subordinated to the Liens on such collateral securing or providing adequate protection for, and claims with respect to, the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens or claims granted to the Senior Priority Secured Parties as adequate protection on the same basis as the other Liens securing, and claims with respect to, the Second Priority Debt Obligations are so subordinated to such Liens securing, and claims with respect to, Senior Obligations under this Agreement. If any Second Priority Secured Party receives adequate protection in any form and

-30- the Senior Priority Secured Parties have not also received adequate protection in such form, such adequate protection shall be turned over to the Designated Senior Representative pursuant to Section 24.02 of this Agreement. Without limiting the generality of the foregoing, to the extent that the Senior Priority Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Priority Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Secured Parties. Section 26.04 Preference Issues. If any Senior Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of any Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations that are subject to such Recovery shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Priority Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. Section 26.05 Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Priority Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Priority Secured Parties and the Second Priority Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior

-31- secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or otherwise in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties). Section 26.06 No Waivers of Rights of Senior Priority Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Priority Representative or any other Senior Priority Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise. Section 26.07 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor. Section 26.08 Other Matters. To the extent that any Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, then, except as otherwise permitted herein, such Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Priority Representative, provided that if requested by any Senior Priority Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Priority Representatives (acting unanimously), including any rights to payments in respect of such rights. Section 26.09 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will not and will not join with or support any third

-32- party to, (i) oppose, object to or contest the determination of the extent of the Liens held by any of the Senior Priority Secured Parties or the value of any superpriority claims under Section 506(a) of the Bankruptcy Code, (ii) oppose, object to or contest the payment to the Senior Priority Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code or (iii) assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral. Section 26.10 Reorganization Securities; Voting. (a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations; provided that any debt obligations received by any Second Priority Secured Party on account of Second Priority Debt Obligations will be paid over or otherwise transferred to the Senior Priority Representative for application in accordance with Section 24.02 unless (i) such distribution is made under a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement that is consented to in writing by each of the Senior Priority Secured Parties under the Senior Priority Debt Facilities or (ii) the Discharge of Senior Obligations has occurred. (b) No Second Priority Secured Party (whether in the capacity of a secured creditor, an unsecured creditor or an equity holder) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement that is inconsistent with the priorities or other provisions of this Agreement. Without limiting the generality of the foregoing, other than with the prior written consent of the Designated Senior Representative, no Second Priority Secured Party (whether in the capacity of a secured creditor, an unsecured creditor or an equity holder) shall vote in favor of any plan unless such plan (i) satisfies the Senior Obligations in full or (ii) is proposed or supported by the number of Senior Priority Secured Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Section 26.11 Post-Petition Interest. (a) Neither any Second Priority Representative nor any other Second Priority Secured Party shall oppose or seek to challenge any claim by any Senior Priority Representative or any other Senior Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise.

-33- (b) No Senior Priority Representative nor any other Senior Priority Secured Party shall oppose or seek to challenge any claim by any Second Priority Representative or any other Second Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Debt Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise, so long as the Senior Priority Secured Parties are receiving post-petition interest, fees, or expenses in at least the same form being requested by such Second Priority Representative or such other Second Priority Secured Party and then only to the extent of the value of the Lien of the Second Priority Representatives on behalf of the Second Priority Secured Parties on the Shared Collateral (after taking into account the Senior Obligations). Section 26.12 Certain Voting Matters. Each of the Senior Priority Representatives, on behalf of the Senior Priority Secured Parties under the applicable Senior Priority Debt Facility of which it is the Representative, and each Second Priority Representative, on behalf of the Second Priority Secured Parties under the applicable Second Priority Debt Facility of which it is the Representative, agrees that, without the written consent of the other, it will not seek to require or provide that the Senior Priority Secured Parties and the Second Priority Secured Parties vote with the other as a single class in connection with any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in any Insolvency or Liquidation Proceeding. Article 27. RELIANCE; ETC. Section 27.01 Reliance. The consent by the Senior Priority Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Priority Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Priority Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Secured Parties have, independently and without reliance on any Senior Priority Representative or other Senior Priority Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement. Section 27.02 No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Priority Representative nor any other Senior Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Priority Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Priority Secured Parties may manage their loans and extensions of credit without regard to

-34- any rights or interests that the Second Priority Representatives and the Second Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Priority Representative nor any other Senior Priority Secured Party shall have any duty to any Second Priority Representative or Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement. Section 27.03 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of: (a) any lack of validity or enforceability of any Senior Priority Debt Document or any Second Priority Debt Document; (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Notes Indenture or any other Senior Priority Debt Document or of the terms of any Second Priority Debt Document; (c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof; (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) any Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Section 25.06 and Section 26.04 hereof) or (ii) any Second Priority Representative or Second Priority Secured Party in respect of this Agreement. Article 28. MISCELLANEOUS Section 28.01 Conflicts. Subject to Section 28.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Debt Document or any

-35- Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (a) the relative rights and obligations of the Senior Priority Representatives and the Senior Priority Secured Parties (as amongst themselves) with respect to any Senior Priority Collateral shall be governed by the terms of the Equal Priority Intercreditor Agreement and in the event of any conflict between the Equal Priority Intercreditor Agreement and this Agreement, the provisions of the Equal Priority Intercreditor Agreement shall control as to the relative rights and obligations of the Senior Priority Representatives and the Senior Priority Secured Parties (as amongst themselves) with respect to any Senior Priority Collateral, and (b) the relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves) with respect to any Second Priority Collateral shall be governed by the terms of the Second Lien Intercreditor Agreement and in the event of any conflict between the Second Lien Intercreditor Agreement and this Agreement, the provisions of the Second Lien Intercreditor Agreement shall control as to the relative rights and obligations of the Second Priority Representatives and the Second Priority Secured Parties (as amongst themselves) with respect to any Second Priority Collateral. Section 28.02 Continuing Nature of this Agreement; Severability. Subject to Section 26.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Priority Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Section 28.03 Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. (b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement

-36- requires the consent of the Company or which increases the obligations or reduces the rights of, imposes additional duties on, or otherwise adversely affects any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Priority Secured Parties and the Second Priority Secured Parties and their respective permitted successors and assigns. (c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 28.09 and, upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof. Section 28.04 Information Concerning Financial Condition of the Company and the Other Subsidiaries. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations; provided that nothing in this Section 28.04 shall impose any obligation on any Representative to keep itself informed as to the financial condition of the Borrowers and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations or the circumstances bearing upon the risk of nonpayment, beyond that which may be required by its applicable Senior Priority Debt Documents or Second Priority Debt Documents, as the case may be. The Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Priority Representative, any Senior Priority Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Section 28.05 Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred. Section 28.06 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Priority Secured Parties, in their sole

-37- discretion, deem appropriate, consistent with the terms of the Senior Priority Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor. Section 28.07 [Reserved]. Section 28.08 Dealings with Grantors. Upon any application or demand by any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement, upon such Representative’s reasonable request, the Company shall furnish to such Representative a certificate of a duly authorized officer of the Company (an “Officer’s Certificate”), upon which such Representative may conclusively rely, stating that all conditions precedent, if any, provided for in this Agreement, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished. Section 28.09 Additional Debt Facilities. (a) To the extent, but only to the extent, permitted by the provisions of the Senior Priority Debt Documents and the Second Priority Debt Documents then in effect, any Grantor may incur or issue and sell one or more series or classes of Additional Second Priority Debt and one or more series or classes of Additional Senior Priority Debt. Any such additional class or series of Additional Second Priority Debt (the “Second Priority Class Debt”) may be secured by a Lien on Shared Collateral that is junior in priority to any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations and equal in priority (but without regard to the control of remedies) with any Lien on the Shared Collateral securing or purporting to secure any Second Priority Obligations, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 28.09(b). Any such additional class or series of Senior Priority Debt Facilities (the “Senior Priority Class Debt”; and the Senior Priority Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a Lien on Shared Collateral that is equal in priority (but without regard to the control of remedies) with any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations and senior in priority to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations, in each case under and pursuant to the Senior Priority Collateral Documents, if and subject to the condition that the Representative of any such Senior Priority Class Debt (each, a “Senior Priority Class Debt Representative”; and the Senior Priority Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior

-38- Priority Class Debt (such Representative and holders in respect of any such Senior Priority Class Debt being referred to as the “Senior Priority Class Debt Parties”; and the Senior Priority Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph, and Section 28.09(b). In order for a Class Debt Representative to become a party to this Agreement: (i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a Senior Priority Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative, and, to the extent such changes increase the obligations or reduce the rights of any Grantor, by the Company) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby; (ii) the Company shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 28.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Company on behalf of the relevant Grantor and identifying the obligations to be designated as Additional Senior Priority Debt or Additional Second Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Priority Debt, on a pari passu basis with or junior basis to the Senior Obligations and a senior basis to the Second Priority Debt Obligations, in each case, under each of the Senior Priority Debt Documents and Second Priority Debt Documents and (II) in the case of Additional Second Priority Debt, on a junior basis to the Senior Obligations and a pari passu basis with the Second Priority Debt Obligations, in each case, under each of the Senior Priority Debt Documents and Second Priority Debt Documents; and (iii) the Second Priority Debt Documents or Senior Priority Debt Documents, as applicable, relating to such Class Debt shall provide, or shall be amended on terms and conditions reasonably approved by the Designated Senior Representative and such Class Debt Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt. (b) With respect to any Class Debt that is issued or incurred after the Closing Date, each Grantor agrees that the Company will take, as applicable, such actions (if any) as may from time to time reasonably be requested by any Senior Priority Representative or any Second Priority Representative, and enter into such technical amendments, modifications and/or supplements to the then existing Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be reasonably requested by such Persons, to ensure that the Class Debt is secured by, and entitled to the benefits of, the relevant Collateral Documents relating to such Class Debt, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes each applicable Senior Priority Representative and each

-39- applicable Second Priority Representative, as the case may be, to enter into, any such technical amendments, modifications and/or supplements (and additional Collateral Documents). Section 28.10 Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the borough of Manhattan, the courts of the United States District Court of the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 28.11; (d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by applicable law; and (e) waives, to the maximum extent not prohibited by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 28.10 any special, exemplary, punitive or consequential damages. Section 28.11 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent: (i) if to the Grantors, to the Company at its address at: [Gossamer Bio, Inc. 3115 Merryfield Row, Suite 120 San Diego, CA 92121 Attention: General Counsel] (ii) if to the First Lien Collateral Agent, to it at: [U.S. Bank Trust Company, National Association West Side Flats St Paul 60 Livingston Ave. Saint Paul, MN 55107 Attention: Gossamer Bio Notes Administrator]

-40- (iii) if to the Second Lien Representative, to it at: [____] (iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 28.09. Unless otherwise specifically provided herein, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or email, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 28.11 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 28.11. Notices and other communications may also be delivered by email to the email address of a representative of the applicable Person provided from time to time by such Person. Section 28.12 Further Assurances. Each Senior Priority Representative, on behalf of itself and each Senior Priority Secured Party under the Senior Priority Debt Facility for which it is acting, each Second Priority Representative, on behalf of itself, and each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement. Section 28.13 Governing Law; Waiver of Jury Trial. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. Section 28.14 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties, the Company and their respective permitted successors and assigns. Section 28.15 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

-41- Section 28.16 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution”, “execute”, “signed”, signature”, and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formation on electronic platforms approved by the Senior Priority Representative or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 28.17 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Debt Secured Parties. The Second Lien Representative represents and warrants that this Agreement is binding upon the Second Priority Debt Secured Parties. Section 28.18 No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Priority Representatives, the Senior Priority Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights; provided, however, that the Grantors will be entitled to assert such rights with respect to Section 22.02, Section 22.06, Section 23.01(c), Section 25.01(a), Section 25.01(d), Section 25.02, Section 25.03(b), Section 25.05(f), Section 26.07, Section 28.03(b), Section 28.08, Section 28.09, Section 28.10, Section 28.11, Section 28.13 and this Section 28.18. Notwithstanding anything else in this Agreement, subject to Section 22.04 of this Agreement, no Grantor is required to provide any security interest in the assets or properties of such Grantor that constitute “Excluded Property” under any applicable Collateral Documents. Section 28.19 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. Section 28.20 Agents and Representatives. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Notes Indenture and the provisions of Article 27 and Section 11.07 of the Notes Indenture applicable to the First Lien Collateral Agent in its capacity as collateral agent thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) the Second Lien Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the Second Lien Debt Agreement and the provisions of Article [__] of the Second Lien Debt Agreement applicable to

-42- the Administrative Agent (as defined therein) thereunder shall also apply to the Second Lien Representative hereunder and (c) each other Representative party hereto is entering into this Agreement in its capacity as trustee or agent for the secured parties referenced in the applicable Additional Senior Priority Debt Document or Additional Second Priority Debt Document (as applicable) and the corresponding exculpatory and liability-limiting provisions of such agreement applicable to such Representative thereunder shall also apply to such Representative hereunder. Section 28.21 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. Section 28.22 Additional Grantors. The Company hereby represents and warrants to the Representatives that the Guarantors party hereto and the Company constitute the only Grantors on the Closing Date. The Company hereby covenants and agrees to cause each Person that becomes a Grantor following the execution of this Agreement to become a party hereto (in the capacity of a Grantor) by duly executing and delivering a counterpart of the supplement hereto substantially in the form of Annex I hereof to each Representative. [SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as First Lien Collateral Agent By: Name: Title:

[SIGNATURE PAGE TO FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT] [____], as Second Lien Representative By: Name: Title:

[SIGNATURE PAGE TO FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT] GRANTORS GOSSAMER BIO, INC. GB001, INC. GB002, INC. GB003, INC. GB004, INC. GB007, INC. GB008, INC. GOSSAMER BIO SERVICES, INC. By: Name: Title:

ANNEX I [FORM OF] SUPPLEMENT NO. [ ] (this “Grantor Supplement”) dated as of [ ], 20[ ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [_____], [____] (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, “First Lien/Second Lien Intercreditor Agreement”), among GOSSAMER BIO, INC., a Delaware corporation (“Company”), the other Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, acting in its capacity as collateral agent under the Notes Indenture, as Representative for the First Lien Debt Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”) [_____], acting in its capacity as collateral agent under the Second Lien Debt Agreement, as Representative for the Second Priority Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 28.09 of the First Lien/Second Lien Intercreditor Agreement. A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement. B. Pursuant to Section 28.22 of the First Lien/Second Lien Intercreditor Agreement, each Person that becomes a Grantor following the execution of the First Lien/Second Lien Intercreditor Agreement is required to become a party to the First Lien/Second Lien Intercreditor Agreement. [●] has become a Grantor following the execution of the First Lien/Second Lien Intercreditor Agreement and is referred to herein as the “New Grantor.” Accordingly, the New Grantor agrees as follows: Section 1 The New Grantor hereby agrees to become party to the First Lien/Second Lien Intercreditor Agreement as a Grantor thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the First Lien/Second Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof. All references to any “Grantor” or the “Grantors” under the First Lien/Second Lien Intercreditor Agreement shall, from and after the date hereof, be deemed to include the New Grantor. Section 2 The New Grantor hereby agrees, for the enforceable benefit of all existing and future Secured Parties that the undersigned is bound by the terms, conditions and provisions of the First Lien/Second Lien Intercreditor Agreement. Section 3 Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect. SECTION 4 THIS GRANTOR SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 5 All communications and notices hereunder shall be in writing and given as provided in Section 28.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth below its signature hereto.

Section 6 The Company agrees to reimburse the Designated Senior Representative and the Second Priority Class Debt Representative for its reasonable and documented or invoiced out-of-pocket expenses in connection with this Grantor Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Second Priority Class Debt Representative. [SIGNATURE PAGES FOLLOW] IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW GRANTOR], as New Grantor, By: Name: Title: Address for notices: [ ]

ANNEX II [FORM OF] SUPPLEMENT NO. [ ] (this “Representative Supplement”) dated as of [ ], 20[ ] FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [_____], [____] (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, “First Lien/Second Lien Intercreditor Agreement”), among GOSSAMER BIO, INC., a Delaware corporation (“Company”), the other Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, acting in its capacity as collateral agent under the Notes Indenture, as Representative for the First Lien Debt Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”) [_____], acting in its capacity as collateral agent under the Second Lien Debt Agreement, as Representative for the Second Priority Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 28.09 of the First Lien/Second Lien Intercreditor Agreement. A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement. B. As a condition to the ability of the Company or any other Grantor to incur Second Priority Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Second Priority Class Debt with the Second Priority Lien, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 28.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 28.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents. Accordingly, the New Representative agrees as follows: Section 1 In accordance with Section 28.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement

applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Secured Parties. Each reference to a “Representative” or “Second Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference. Section 2 The New Representative represents and warrants to the Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe Debt Facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Second Priority Secured Parties. Section 3 This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. Section 4 Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect. SECTION 5 THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 6 In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Section 7 All communications and notices hereunder shall be in writing and given as provided in Section 28.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto. Section 8 The Company agrees to reimburse the Designated Senior Representative and the New Representative for its reasonable out-of-pocket expenses in connection with this

Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the New Representative. [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ], By: Name: Title: Address for notices: __________________________________________ attention of: Telecopy:

Acknowledged by: GOSSAMER BIO, INC., as Company By: Name: Title:

ANNEX III [FORM OF] SUPPLEMENT NO. [ ] (this “Representative Supplement”) dated as of [ ], 20[ ] FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of [_____], [____] (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, “First Lien/Second Lien Intercreditor Agreement”), among GOSSAMER BIO, INC., a Delaware corporation (“Company”), the other Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, acting in its capacity as collateral agent under the Notes Indenture, as Representative for the First Lien Debt Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”) [_____], acting in its capacity as collateral agent under the Second Lien Debt Agreement, as Representative for the Second Priority Debt Secured Parties (in such capacity and together with its permitted successors in such capacity, the “Second Lien Representative”), and each additional Senior Priority Representative and Second Priority Representative that from time to time becomes a party thereto pursuant to Section 28.09 of the First Lien/Second Lien Intercreditor Agreement. A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement. B. As a condition to the ability of the Company or any other Grantor to incur Senior Priority Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Senior Priority Class Debt with the Senior Lien, in each case under and pursuant to the Senior Priority Collateral Documents, the Senior Priority Class Debt Representative in respect of such Senior Priority Class Debt is required to become a Representative under, and such Senior Priority Class Debt and the Senior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 28.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Senior Priority Class Debt Representative may become a Representative under, and such Senior Priority Class Debt and such Senior Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 28.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Senior Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Priority Debt Documents and the Second Priority Debt Documents. Accordingly, the New Representative agrees as follows: Section 1 In accordance with Section 28.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Priority Class Debt and Senior Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement

applicable to it as a Senior Priority Representative and to the Senior Priority Class Debt Parties that it represents as Senior Priority Secured Parties. Each reference to a “Representative” or “Senior Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference. Section 2 The New Representative represents and warrants to the Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe Debt Facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Priority Debt Documents relating to such Senior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Priority Class Debt Parties in respect of such Senior Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Senior Priority Secured Parties. Section 3 This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement. Section 4 Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect. SECTION 5 THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 6 In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Section 7 All communications and notices hereunder shall be in writing and given as provided in Section 28.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto. Section 8 The Company agrees to reimburse the Designated Senior Representative and the Second Priority Class Debt Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Second Priority Class Debt Representative. [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written. [NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ], By: Name: Title: Address for notices: __________________________________________ attention of: Telecopy:

Acknowledged by: GOSSAMER BIO, INC., as Company By: Name: Title:

C-1 EXHIBIT C [See Attached].

[FORM OF] SUBORDINATION AGREEMENT This SUBORDINATION AGREEMENT (this “Agreement”), dated as of [_____], [____], is entered into by and among (i) [____], a [____], in its capacity as the collateral agent under the Subordinated Debt Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Subordinated Agent”), (ii) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral agent under the Notes Indenture referred to below (in such capacities, together with its successors and assigns in such capacities, “Senior Agent”), and (iii) each Grantor referred to below. WHEREAS, reference is made to that certain Indenture, dated as of June 4, 2026 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Notes Indenture”), by and among GOSSAMER BIO, INC., a Delaware corporation (the “Company” and, together with each Guarantor (as defined in the Notes Indenture), each, a “Grantor”, and collectively, the “Grantors”), and the Senior Agent; WHEREAS, reference is made to that certain [__________], dated as of [__], [__] (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Subordinated Debt Agreement”), by and among the Company, the other Grantors party thereto and the Subordinated Agent; WHEREAS, the Subordinated Creditors (as hereinafter defined) have agreed to (i) subordinate the Subordinated Debt of Subordinated Creditors to the Senior Debt (each as hereinafter defined), and (ii) restrict the payment of Subordinated Debt Payments (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows: 1. Definitions; Construction. (a) Terms Defined in Notes Indenture. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes Indenture. (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “Agreement” has the meaning specified therefor in the preamble to this Agreement. “Capital Stock” means with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable or exercisable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including

C-2 partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Company” has the meaning specified therefor in the recitals to this Agreement. “Discharge of Senior Debt” or “Discharge of the Senior Debt” means the (a) actual payment in full in cash of all principal, premiums, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, or indemnities in respect thereof, any other indemnities or guaranties, and any other amounts, in each case, that are owing or due to Senior Agent or any Senior Creditor by the Grantors (or any of them) under the Senior Debt Documents (including interest accruing on or after the commencement of a Proceeding, whether or not such interest would be allowed or allowable in such Proceeding), including all outstanding Obligations, (b) actual payment or, in the case of contingent obligations, cash collateralization, in full in cash of all other Senior Debt (including, without limitation, indemnification obligations in respect of known contingencies and fees, costs or charges accruing on or after the commencement of an Insolvency Proceeding , whether or not such fees, costs or charges would be allowed or allowable in such Insolvency Proceeding) that are due and payable or otherwise accrued and owing at or prior to the time the amounts referenced in clause (a) above are paid (in each case, other than contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time), (c) termination or expiration of all commitments under the Notes Indenture or any other Senior Debt Document to extend credit that would be Senior Debt, and (d) no Person has any further right to issue extensions of credit under the Senior Debt Documents. “Grantor” has the meaning specified therefor in the recitals to this Agreement. “Insolvency Event” has the meaning specified therefor in Section 3. “Insolvency Proceeding” means, as to any Grantor, any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Notes Indenture” has the meaning specified therefor in the recitals to this Agreement. “Permitted Subordinated Debt Payment” means (i) to the extent permitted pursuant to the terms of the Notes Indenture (as in effect on the date of this Agreement), the payment of regularly scheduled interest on the Subordinated Debt when due in accordance with the terms of the Subordinated Debt Documents, whether paid in cash or in kind; (ii) the accrual (but not payment in cash) of default interest on the Subordinated Debt; and (iii) so long as no Default or Event of Default has occurred and is continuing under the Senior Debt Documents or would result therefrom, the payment of any Subordinated Creditor Expenses. “Security Agreement” means that certain Notes Security Agreement, dated as of June 4, 2026, by and among Company, the other Grantors party thereto and Senior Agent, as amended, restated, supplemented or otherwise modified from time to time.

C-3 “Senior Agent” has the meaning specified therefor in the recitals to this Agreement. “Senior Creditor Expenses and Indemnity” means all fees, costs, charges, expenses, reimbursement and/or indemnity obligations owed by any Grantor to Senior Agent or any Senior Creditor pursuant to the terms of any Senior Debt Document or this Agreement. “Senior Creditors” means the Senior Agent and the other “Secured Parties” (as defined in the Notes Indenture). “Senior Debt” means the Obligations and liabilities, obligations, or undertakings of any kind or description, whether now existing or arising hereafter, including, without limitation, all principal, premiums, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, or indemnities in respect thereof, any other indemnities or guaranties, and any other amounts, in each case, that are owing or due to Senior Agent or any Senior Creditor by the Grantors (or any of them) under the Senior Debt Documents, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by the Grantors (or any of them) to Senior Agent or any Senior Creditor arising out of, outstanding under, advanced or issued pursuant to, evidenced by, secured by, or in connection with or under the Notes Indenture or any other Senior Debt Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding, or that would have accrued or become due under the terms of any Senior Debt Document but for the commencement of any Insolvency Proceeding, irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding). “Senior Debt Documents” means the Notes Indenture, the other Note Documents (as defined in the Notes Indenture) and all other agreements, documents and instruments executed or delivered from time to time in connection therewith, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof. “Subordinated Agent” has the meaning specified therefor in the recitals to this Agreement. “Subordinated Creditor Expenses” means reasonable out-of-pocket costs and expenses payable by the Grantors to the Subordinated Creditors pursuant to the terms of the Subordinated Debt Documents in an amount not to exceed $[50,000] in the aggregate. “Subordinated Creditors” means, collectively, the Subordinated Agent and the other “[Secured Parties]” as defined in the Subordinated Debt Agreement. “Subordinated Debt” means all indebtedness, liabilities and other monetary obligations of any Grantor owing to the Subordinated Creditors in respect of any and all loans, advances and extensions of credit made by the Subordinated Creditors to a Grantor under the Subordinated Debt Documents, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, redemption rights, accrued dividends, and any other amounts payable by any Grantor to any Subordinated Creditor under or in connection with the Subordinated Debt

C-4 Documents; “Subordinated Debt” shall include, without limitation, the Subordinated Debt Agreement and all guarantees or other indebtedness incurred by any Grantor pursuant to the Subordinated Debt Agreement and the other Subordinated Debt Documents. “Subordinated Debt Agreement” has the meaning specified therefor in the recitals to this Agreement. “Subordinated Debt Documents” means the Subordinated Debt Agreement and all other agreements, documents and instruments executed or delivered from time to time in connection therewith, as the same may be amended, restated, supplemented, or otherwise modified from time to time to the extent not prohibited by the terms of this Agreement. “Subordinated Debt Payment” means any payment or distribution by or on behalf of any of the Grantors, directly or indirectly of any kind or character, whether in cash, property, or securities, including on account of the repayment, purchase, redemption, or other acquisition or payment of any Subordinated Debt, whether as a result of any collection, sale, or other disposition of property, or by setoff, exchange, or in any other manner, for or on account of any Subordinated Debt, in each case other than any Permitted Subordinated Debt Payment. (c) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a record. The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement. 2. Subordination to Payment of Senior Debt. (a) All Subordinated Debt and Subordinated Debt Payments shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the Discharge of the Senior Debt. (b) Until the Discharge of Senior Debt, and whether or not an Insolvency Proceeding has commenced, the Grantors will not grant, and the Subordinated Creditors will not accept, a Lien on any asset or property (including, for the avoidance of doubt, any asset or property

C-5 of any parent entity of a Grantor) in favor of the Subordinated Creditors to secure the Subordinated Debt. Any Lien granted to or accepted by the Subordinated Creditors in violation of this Section 2(b) shall be deemed void ab initio and of no force or effect, and the Subordinated Creditors shall promptly take all actions necessary to release and terminate such Lien at the Subordinated Creditors’ sole cost and expense. 3. Subordination Upon any Distribution of Assets of the Grantors. As to each Grantor, in the event of any payment or distribution of assets of any Grantor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such Grantor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such Grantor, or upon the occurrence of an Insolvency Proceeding (such events, collectively, the “Insolvency Events”): (a) the Discharge of Senior Debt must have occurred before any Subordinated Debt Payment may be made; and (b) any Subordinated Debt Payment to which any Subordinated Creditor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, debtor, receiver, assignee for the benefit of creditors, or any other entity making such payment or distribution directly to Senior Agent for application to the payment of the Senior Debt until the Discharge of the Senior Debt has occurred. 4. Payments On Subordinated Debt. Until the Discharge of the Senior Debt has occurred, no Grantor may make and no Subordinated Creditor shall receive any Subordinated Debt Payments; provided that any Grantor may make and any Subordinated Creditor may receive Permitted Subordinated Debt Payments. 5. Subordination of Remedies. Until the Discharge of Senior Debt has occurred, whether or not any Insolvency Event has occurred, the Subordinated Creditor shall not, without the prior written consent of Senior Agent: (a) accelerate, make demand, or otherwise make due and payable any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests against any Grantor in respect of the obligations of any Grantor owing to Subordinated Creditor; provided, that the Subordinated Debt may be accelerated upon the occurrence of an Insolvency Event; (b) exercise any rights under or with respect to guaranties by any Grantor of the Subordinated Debt, if any; (c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of any Grantor against any of the Subordinated Debt; (d) commence, cause to be commenced, or join with any creditor other than the Senior Agent or any Senior Creditor in commencing, any bankruptcy, insolvency, or receivership proceeding against a Grantor;

C-6 (e) bring, commence, institute, prosecute, or participate in any lawsuit, action or proceeding, whether private, judicial, equitable, administrative, or otherwise to enforce its rights or interests in respect of the Subordinated Debt; (f) contest, protest or object to any exercise of secured creditor remedies by the Senior Agent or any Senior Creditor in connection with the Senior Debt; (g) object to any forbearance by the Senior Agent or any Senior Creditor in connection with the Senior Debt; or (h) exercise any of its rights or remedies in connection with the Subordinated Debt with respect to any security interest in any asset of the Grantors. Should any Subordinated Creditor, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Agent (in its own name or in the name of the Company or any other Grantor) or the Company or any other Grantor may obtain relief against such Subordinated Creditor by injunction, specific performance, or other appropriate equitable relief. Each Subordinated Creditor hereby (i) agrees that the Senior Agent’s and Senior Creditors’ damages from the actions of such Subordinated Creditor may at that time be difficult to ascertain and may be irreparable and waives any defense that the Senior Agent or Senior Creditors cannot demonstrate damage or be made whole by the awarding of money, (ii) agrees that the Company’s and the other Grantors’ damages from the actions of the Subordinated Creditor may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company or any other Grantor cannot demonstrate damage or be made whole by the awarding of money and (iii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Agent or any Senior Creditor. Nothing in this Agreement shall prohibit any Subordinated Creditor from (i) enforcing the terms of this Agreement; (ii) providing any notice of Default or Event of Default under, and as defined in, the Subordinated Debt Agreement; (iii) filing any suit or action solely to prevent the expiration of any applicable statute of limitations or to assert a compulsory cross-claim or counterclaims; provided, that, with respect to this clause (iii), the applicable Subordinated Creditor shall not seek or obtain any monetary judgment, lien, attachment, garnishment, or other affirmative relief against any Grantor in connection therewith; (iv) filing any responsive or defensive pleadings to any motion, claim, adversary proceeding or other pleading objecting to or otherwise seeking the disallowance of the claims for any of the Subordinated Debt; provided, any responsive or defensive pleading filed by any Subordinated Creditor shall be consistent with and shall not contravene the terms of this Agreement; (v) filing proofs of claim or making any similar filing with respect to the Subordinated Debt in connection with any Insolvency Proceeding; (vi) receiving Permitted Subordinated Payments paid in accordance with the terms of this Agreement; and (vii) commencing any legal proceedings or actions solely for the purpose of effecting or facilitating any of the actions permitted by clauses (i) through (vi) above.

C-7 6. Payment Over to Senior Agent. In the event that, notwithstanding the provisions of Sections 2, 3, 4, and 5, any Subordinated Debt Payment shall be received in contravention of such Sections 2, 3, 4, or 5 by a Subordinated Creditor (or its Affiliates, agents or designees) before the Discharge of the Senior Debt, such Subordinated Debt Payment shall be segregated and held by such Subordinated Creditor in trust for the benefit of Senior Agent and the Senior Creditors and shall be paid over or delivered to Senior Agent (or any of its designees) for the benefit of Senior Agent and the Senior Creditors, in the same form as received and with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct (and subject to the other terms of this Agreement), for application to the payment of the Senior Debt. Senior Agent is authorized to make any such endorsements as Senior Agent for the Subordinated Creditors solely with respect to a Subordinated Debt Payment made or received in contravention of this Agreement. Such authorization is coupled with an interest and is irrevocable until the Discharge of the Senior Debt. 7. Authorization to Senior Agent. If, while any Subordinated Debt is outstanding and before the Discharge of Senior Debt has occurred, any Insolvency Event shall occur and be continuing with respect to any Grantor or its property: (a) Senior Agent hereby is irrevocably authorized and empowered (in the name of the Subordinated Creditors), but shall have no obligation, (i) to collect and receive every payment or distribution in respect of the Subordinated Debt which, but for the terms hereof, otherwise would be payable to the Subordinated Creditors, and give acquittance therefor; (ii) to file claims and proofs of claim if the applicable Subordinated Creditor does not do so prior to ten (10) days before the expiration of the time to file claims; provided that the Senior Agent shall give prior written notice to such Subordinated Creditor of its intention to file such claims or proofs of claim pursuant to this Section 7(ii) and shall only be permitted to file such claims or proofs of claim to the extent the same have not been filed by such Subordinated Creditor within five (5) days prior to the expiration of the time to file claim; and (iii) to vote for or against any plan of reorganization or similar dispositive restructuring plan on account of the Subordinated Debt; and (b) the Subordinated Creditors shall, to the extent permitted by law, promptly take such action as Senior Agent may reasonably request to execute and deliver to Senior Agent such powers of attorney, assignments, and other instruments as it may reasonably request to enable it to collect any and all claims with respect to the Subordinated Debt as provided in this Agreement. 8. Certain Agreements of Subordinated Creditor. (a) No Interference. Each Subordinated Creditor acknowledges that the Grantors have granted to Senior Agent for the benefit of the Senior Creditors’ security interests in substantially all of each Grantor’s assets, and agrees not to interfere with or in any manner oppose a disposition by Senior Agent in accordance with the Senior Debt Documents of any such Collateral by Senior Agent or the Senior Creditors, in accordance with applicable law. For the avoidance of doubt, until the Discharge of Senior Debt, Senior Agent shall have the exclusive right, in accordance with law and the Senior Debt Documents, to exercise of remedies under the Senior Debt Documents, including without limitation, any exercise of voting rights with respect to any pledged equity, set-off, credit bidding, foreclosure actions or any other enforcement of security interests in the Collateral under the Senior Debt Documents. Each Subordinated Creditor agrees that it and its Affiliates shall not directly or indirectly (and hereby waives any right to) contest, or support or join any other Person in contesting, in any proceeding (including any Insolvency

C-8 Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Debt held (or purported to be held) by or on behalf of the Senior Agent or the Senior Creditors in any of the Collateral. (b) Reliance by Senior Agent. Each Subordinated Creditor acknowledges and agrees that Senior Agent and each Senior Creditor will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in maintaining the Senior Debt. (c) Waivers. Each Subordinated Creditor hereby waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets. (d) Obligations not Affected. Each Subordinated Creditor hereby agrees that at any time and from time to time, without notice to or the consent of any Subordinated Creditor, without incurring responsibility to any Subordinated Creditor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Senior Agent or any Senior Creditor hereunder: (i) the time for any Grantor’s performance of or compliance with any of its agreements contained in the Senior Debt Documents may be extended or such performance or compliance may be waived by Senior Agent or applicable Senior Creditor; (ii) the agreements of any Grantor with respect to the Senior Debt Documents may from time to time be modified by such Grantor, Senior Agent, and/or Senior Creditor for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such Grantor, Senior Agent, or any Senior Creditor; (iii) the manner, place, or terms for payment by any Grantor of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any Grantor, Senior Agent, or Senior Creditor; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Senior Agent may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against the Grantors, any other Person, or with respect to any Collateral may be exercised (or Senior Agent or any Senior Creditor may waive or refrain from exercising such rights as provided in the Senior Debt Documents or under applicable law) in each case, in accordance with the applicable Senior Debt Documents and applicable law. (e) Rights of Senior Agent not to Be Impaired. No right of Senior Agent or any Senior Creditor to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Subordinated Creditor, Senior Agent or any Senior Creditor hereunder or under or in connection with the other Senior Debt Documents or by any noncompliance by any Grantor with the terms and provisions and covenants herein or in any other Senior Debt Document, regardless of any knowledge thereof Senior Agent or any Senior Creditor may have or otherwise be charged with. (f) Financial Condition of the Grantors. Except as provided by applicable law, the Subordinated Creditors shall not have any right to require Senior Agent to obtain or disclose any information with respect to: (i) the financial condition or character of any Grantor or the ability of any Grantor to pay and perform any or all of Senior Debt; (ii) the Senior Debt; (iii) the

C-9 Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of Senior Agent or any other Person; or (vi) any other matter, fact, or occurrence whatsoever. (g) Modifications to Subordinated Debt Agreement. Until the Discharge of Senior Debt has occurred, and notwithstanding anything to the contrary contained in the Subordinated Debt Agreement, the Subordinated Creditors shall not, without the prior written consent of the Senior Agent, agree to any amendment, modification or supplement to the Subordinated Debt Agreement or any other Subordinated Debt Document, the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt in excess of the principal amount permitted under the Indenture (as in effect on the date hereof) or increase the rate of interest in excess of the rate permitted under the Indenture (as in effect on the date hereof), (b) accelerate or shorten the date upon which payments of principal or interest on the Subordinated Debt are due, (c) add or change in a manner adverse to the Senior Creditors or any Grantor any event of default or add or make more restrictive any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt in contravention of the terms of the Indenture (as in effect on the date hereof), (e) alter the subordination provisions with respect to any or all of the Subordinated Debt, (f) take any security interests in or other Liens on any assets or property of the Grantors to secure any of the Subordinated Debt, (g) add any additional guarantor or other obligor with respect to the Subordinated Debt that is not a Guarantor under the Notes Indenture, (h) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Default or Event of Default (each as defined under the Notes Indenture) under the Notes Indenture, or confer additional material rights to the Subordinated Creditors in a manner adverse to the Grantors, Senior Agent or any Senior Creditor, (i) amend any Subordinated Debt Document to permit any Grantor to purchase, acquire or otherwise hold Subordinated Debt, (j) amend any provision of any Subordinated Debt Document in a manner that is adverse to the Senior Agent or the Senior Creditors, or (k) amend or modify any provision of the Subordinated Debt Documents in any manner that would be in contravention of, or inconsistent with, this Agreement. (h) Modifications to Notes Indenture. The Senior Creditor may at any time and from time to time without the consent of or notice to the Subordinated Creditors, without incurring liability to the Subordinated Creditors and without impairing or releasing the obligations of the Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend, restate, supplement or otherwise modify in any manner the Senior Debt Documents. The Senior Debt may be Refinanced (as defined below) at any time without the consent of or notice to the Subordinated Creditors, and this Agreement shall remain in full force and effect with respect to any such Refinancing. “Refinance” means to refinance, replace, restructure, repay, extend, supplement, or otherwise modify (whether in whole or in part and whether by the same or different lenders, agents, or parties) any Senior Debt, and “Refinancing” shall have a correlative meaning. (i) Acquisition of Liens or Guaranties. No Subordinated Creditor shall (i) acquire any right or interest in or to, or Lien on, any assets or property of the Grantors or their Subsidiaries as security for any Subordinated Debt or (ii) accept any guaranties or liens from any

C-10 Subsidiary or parent entity of a Grantor, unless the Senior Agent and the Senior Creditors have been granted the same rights to such guaranties. 9. Subrogation. Until such time as the Discharge of the Senior Debt, no Subordinated Creditor shall directly or indirectly exercise any rights that it may acquire by way of subrogation under or in connection with this Agreement against any other Grantor, whether by any payment or distribution to the Senior Creditors or otherwise. Notwithstanding anything to the contrary contained in the foregoing, Subordinated Creditor shall not exercise or enforce any such rights against any Grantor (including after Discharge of the Senior Debt) if all or any portion of the Senior Debt shall have been satisfied in connection with an exercise of remedies by Senior Agent in respect of the Capital Stock of any Grantor whether pursuant to the Security Agreement, any other Senior Debt Document or otherwise. 10. Continuing Agreement; Reinstatement. (a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Subordinated Creditor, Senior Agent, the Grantors and the Senior Creditors until the Discharge of Senior Debt has occurred. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with the Grantors. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code. (b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, (and the amount of Senior Debt shall be reinstated) as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any Grantor shall be rescinded or must otherwise be restored by any Senior Creditor, whether as a result of an Insolvency Event or otherwise. 11. Transfer of Subordinated Debt. No Subordinated Creditor may assign or transfer its rights and obligations in respect of the Subordinated Debt unless such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby pursuant to a joinder agreement in form and substance reasonably satisfactory to Senior Agent. Any transfer or assignment in violation of this Section 11 shall be deemed void ab initio and of no force and effect.

C-11 12. Obligations of the Grantors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of Senior Agent and the Senior Creditors, on the one hand, and of Subordinated Creditors, on the other hand. Nothing contained in this Agreement shall (a) impair, as between any Subordinated Creditor and any Grantor, the obligation of the Grantors to pay their respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (b) otherwise affect the relative rights of any Subordinated Creditor against any Grantor, on the one hand, and of the creditors (other than the Senior Agent and any Senior Creditor) of the Grantors against the Grantors, on the other hand. 13. Endorsement of Subordinated Debt Documents; Further Assurances and Additional Acts. (a) Endorsement of Subordinated Debt Documents. At the written request of Senior Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and Subordinated Creditors shall promptly deliver to Senior Agent evidence of the same. (b) Further Assurances and Additional Acts. Each Subordinated Creditor and each Grantor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such further acts as Senior Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Senior Agent with evidence of the foregoing reasonably satisfactory in form and substance to Senior Agent. 14. No Rights as Unsecured Creditors. Notwithstanding anything to the contrary herein, each Subordinated Creditor hereby irrevocably waives any rights or remedies that it has as unsecured creditors against the Grantors including, without limitation, in an Insolvency Proceeding. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Agent or the Senior Creditor may have with respect to the Collateral. 15. Additional Financing; Bankruptcy. (a) Additional Financing. Each Subordinated Creditor acknowledges and consents that, to the extent that the Senior Agent or any Senior Creditor elects at its option to provide to any Grantor additional financing upon terms and conditions satisfactory to the Senior Agent and such Grantor, whether prior to, during, or after an Insolvency Proceeding, or at any other time prior to the Discharge of Senior Debt, such additional indebtedness (represented by such additional financing), together with any and all interest or fees thereon, shall become a part of the Senior Debt, and shall be treated as provided under this Agreement. (b) Limitations. Each Subordinated Creditor acknowledges and agrees that (i) it shall not oppose, object to or contest the payment of interest, fees or expenses to Senior Agent or any Senior Creditor, (ii) it shall not assert or enforce any claim under Bankruptcy Code section 506(c) or any similar provision of any other Debtor Relief Laws, (iii) it shall not oppose, object to or contest the right of Senior Agent to make an election under Bankruptcy Code section 1111(b)(2)

C-12 or any similar provision of any other Debtor Relief Laws, and (iv) it shall not seek relief from any automatic stay until the Discharge of Senior Debt. (c) Preference Issues. If Senior Agent or any Senior Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of any Grantor (or any trustee, receiver or similar Person therefor) because payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any reason, any amount (a “Recovery”), then the Senior Debt shall be reinstated to the extent of the Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Agent and the Senior Creditors shall be entitled to the benefits of this Agreement until a Discharge of Senior Debt with respect to all such recovered amounts. 16. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, or when sent by electronic mail or on the fourth Business Day after deposit in the United States mails, postage prepaid, addressed to the addresses for the applicable parties hereto set forth on the signature pages to this Agreement. Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice. Notice given in any other manner, including by electronic mail, registered or certified mail (postage prepaid) or overnight courier, shall nevertheless be effective as to the noticed party on the date actually received by such noticed party. 17. No Waiver; Cumulative Remedies. No failure on the part of Senior Agent or any Senior Creditor to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to Senior Agent and the Senior Creditors. 18. Costs and Expenses. Each of the Grantors, jointly and severally, agrees to pay to (i) Senior Agent all Senior Creditor Expenses and Indemnity in accordance with the Notes Indenture in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof, and (ii) the Subordinated Creditors all Subordinated Creditor Expenses in accordance with the Subordinated Debt Agreement in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, and any amendments, modifications, or waivers of the terms thereof. 19. Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect until the Discharge of the Senior Debt. Without limiting the generality of the foregoing, the obligations of Subordinated Creditor under Section 9 shall survive the Discharge of the Senior Debt.

C-13 20. Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the Subordinated Creditors, Senior Agent, the Senior Creditors and their respective permitted successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement. 21. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Senior Agent, for the benefit of itself, the Senior Creditors and their respective permitted successors and permitted assigns. 22. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS. (a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAW RULES) OF THE STATE OF NEW YORK. (b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO OPERATE TO PRECLUDE SENIOR AGENT OR ANY SENIOR CREDITOR FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SENIOR AGENT OR ANY SENIOR CREDITOR. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESSES SET FORTH ON THE SIGNATURE PAGE HEREOF. (c) EACH PARTY HERETO TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS

C-14 AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE AGAINST ANY OTHER PARTY HERETO TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. 23. Entire Agreement; Amendments and Waivers. (a) Entire Agreement. This Agreement constitutes the entire agreement of each party hereto with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto. (b) Amendments and Waivers. No amendment to or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Senior Agent and the Subordinated Creditors; provided, that any Person that becomes a Subordinated Creditor under the Subordinated Debt Agreement or any other Subordinated Debt Document after the date hereof may be joined as a Subordinated Creditor hereunder by delivery of a joinder agreement substantially in the form attached hereto as Exhibit A, duly executed by the joining Subordinated Creditor and Senior Agent; and no waiver of any provision of this Agreement, or consent to any departure by any Subordinated Creditor from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the Senior Agent and the Subordinated Creditors. Any such amendment, waiver, joinder, or consent shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Agreement shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder. 24. Conflicts. (a) Conflicts with Subordinated Debt Documents. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any terms and provisions of the Subordinated Debt Documents, on the other hand, then the terms of this Agreement shall control. (b) Conflicts with Notes Indenture. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any of the terms and provisions of the Senior Debt Documents, on the other hand, then the terms and provisions of this Agreement shall control. 25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform

C-15 to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction. 26. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Senior Agent, the Grantors, any Senior Creditor or Subordinated Creditor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. This Agreement is the result of negotiations between, and has been reviewed by the respective counsel to, the Subordinated Creditors, the Grantors, Senior Agent and Senior Creditors and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against Senior Agent merely because of Senior Agent’s involvement in the preparation hereof. 27. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Each party hereto may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. 28. Termination of Agreement. Upon the Discharge of the Senior Debt, this Agreement shall terminate (except for Section 9 of this Agreement which shall survive) and Senior Agent shall promptly execute and deliver to the Subordinated Creditors such documents and instruments as shall be necessary to evidence such termination. 29. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, shall be effective before, during and after the commencement of an Insolvency Proceeding. 30. Senior Agent. It is understood and agreed that Senior Agent is entering into this Agreement in its capacity as Collateral Agent under the Notes Indenture and the other Senior Debt Documents and the provisions of the Notes Indenture and the other Senior Debt Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Collateral Agent thereunder shall also apply to the Senior Agent hereunder. [Signature pages to follow.]

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT] IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written. SUBORDINATED AGENT: [_] By: _________________________ Name: Title: Address For Notices: [_] Exhibit A

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT] SENIOR AGENT: Exhibit BU.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Exhibit C By: Name: Title: Exhibit D Address For Notices: [___________]

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT] GRANTORS GOSSAMER BIO, INC. GB001, INC. GB002, INC. GB003, INC. GB004, INC. GB007, INC. GB008, INC. GOSSAMER BIO SERVICES, INC. Exhibit E By: Name: Title: Address for Notices: [__________]

EXHIBIT A FORM OF JOINDER TO SUBORDINATION AGREEMENT THIS JOINDER TO SUBORDINATION AGREEMENT dated as of [__], 20[_] (this “Joinder”), is entered into by [ ] (the “Joining Party”) and relates to that certain Subordination Agreement, dated as of [_____], [_____] (the “Subordination Agreement”), by and among (a) [____], in its capacities as [collateral agent] under the Subordinated Debt Agreement referred to therein (in such capacities, together with its successors and assigns in such capacities, the “Subordinated Agent”), (b) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral agent under the Notes Indenture referred to therein (in such capacities, together with its successors and assigns in such capacities, “Senior Agent”), and (c) each Grantor referred to therein. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Subordination Agreement. WHEREAS, pursuant to the terms of the Notes Indenture it is required that each holder of Subordinated Debt agrees to be bound by the Subordination Agreement. NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Joining Party, intending to be legally bound hereby, agrees as follows: 1. The Joining Party hereby acknowledges receipt of a copy of the Subordination Agreement and hereby agrees that upon execution of this Joinder, the Joining Party shall become a party to the Subordination Agreement as a “Subordinated Creditor” and shall be fully bound by, and subject to, all of the terms, provisions, restrictions, conditions and agreements of the Subordination Agreement as though an original party thereto and shall be deemed a “Subordinated Creditor” for all purposes thereof. 2. Except as expressly set forth herein, this Joinder does not and shall not be deemed to amend, change or modify the Subordination Agreement in any way. 3. This Joinder may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “executed,” “execution,” “signed,” “signature” and words of like import in this Joinder shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

[Signature Page to Joinder to Subordination Agreement] IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed and delivered as of the date first written above. “Joining Party” [ ] By: Name: Title:

[Signature Page to Joinder to Subordination Agreement] Acknowledged by: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Senior Agent Exhibit F By: Name: Title:

D-1 EXHIBIT D [See Attached].

D-2 [FORM OF] GLOBAL INTERCOMPANY NOTE Dated: [___], [___] FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower (each, in such capacity, a “Payor”) from time to time from any Person from time to time signatory hereto (each, in such capacity, a “Payee”), hereby promises to pay on demand to such Person, in lawful money as may be agreed upon from time to time by the relevant Payor and Payee, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other Indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto, as may be updated from time to time (and any continuation thereof), or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used in this note (this “Global Intercompany Note”) but not otherwise defined herein, shall have the meanings given such terms in that certain INDENTURE, dated as of June 4, 2026 (the “Issue Date”), among GOSSAMER BIO, INC., a Delaware corporation, as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee and Collateral Agent. The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable at such times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in any lawful currency as may be agreed upon by the relevant Payor and Payee and in immediately available funds. Interest shall be computed as may be agreed upon by the relevant Payor and Payee. Each Payor and Payee hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. This Global Intercompany Note has been pledged by each Payee that is a Note Party to the Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the applicable Note Documents to which such Payee is a party. Each Payor acknowledges and agrees that after the occurrence of and during the continuation of an Event of Default, the Collateral Agent may exercise all of the rights of each Payee (if such Payee is a Note Party at such time) under this Global Intercompany Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor. Each Payee that is not a Note Party (an “Affected Payee”) agrees that any and all claims of such Payee against any Payor that is a Note Party (an “Affected Payor”) or any of its related endorsers of this Global Intercompany Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Notes and all other Obligations until the release, termination or discharge of the Obligations (in each case of the foregoing, other than contingent

D-3 indemnification obligations as to which no claim has been asserted) has occurred (the occurrence of such release, termination or discharge, the “Discharge of Obligations”); provided that each Affected Payor may make payments to the applicable Payee so long as no Event of Default shall have occurred and be continuing. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of any Affected Payee, whether now or hereafter arising and howsoever existing, in any assets of any Affected Payor constituting part of the Collateral shall be and hereby are expressly subordinate to the rights of the Collateral Agent in such Collateral. Except as expressly permitted by the Note Documents, the Affected Payees shall have no right to possession of any Collateral of any Affected Payor or to foreclose upon, or exercise any other remedy in respect of, any such Collateral, whether by judicial action or otherwise, unless and until the Discharge of Obligations. After the occurrence of and during the continuation of an Event of Default, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of any Payor to any Payee that is a Note Party (“Payor Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application in accordance with the Indenture until the Discharge of Obligations. After the occurrence of and during the continuation of an Event of Default, each Payee (if such Payee is a Note Party) irrevocably authorizes, empowers and appoints the Collateral Agent as such Payee’s attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Collateral Agent’s own name or in the name of such Payee or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of this Global Intercompany Note. After the occurrence of and during the continuation of an Event of Default, each Payee that is a Note Party also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Collateral Agent. After the occurrence of and during the continuation of an Event of Default, the Collateral Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same in accordance with the Indenture. Upon the occurrence and during the continuation of any Event of Default, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee that is a Note Party upon or with respect to Payor Indebtedness owing to such Payee prior to the Discharge of Obligations, such Payee that is a Note Party shall receive and hold the same on behalf of the Collateral Agent and shall forthwith deliver the same to the Collateral Agent in precisely the form received (except for endorsement or assignment of such Payee where necessary or advisable in the Collateral Agent’s judgment), for application in accordance with the Indenture and, until so delivered, the same shall be segregated from the other assets of such Payee. Upon the occurrence and during the continuation of an Event of Default, if such Payee that is a Note Party fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Each Payee that is a Note Party agrees that until the Discharge of Obligations, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Collateral Agent pursuant to the Indenture or otherwise) any claim such Payee has or may have against any Payor, (ii) upon the occurrence and during the continuation of an Event of Default, discount or extend the time for payment of any

D-4 Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Global Intercompany Note without the consent of the Collateral Agent. The Collateral Agent shall be an express third party beneficiary hereof and shall be entitled to enforce the subordination and other provisions hereof. THIS GLOBAL INTERCOMPANY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. From time to time after the date hereof, additional Subsidiaries of the Company may (and shall, to the extent required by the terms of the Indenture) become parties hereto by executing a counterpart signature page to this Global Intercompany Note (each additional Subsidiary, an “Additional Payor” or “Additional Payee”, as applicable). Upon delivery of such counterpart signature page, notice of which is hereby waived by the other Payors or Payees, each Additional Payor and Additional Payee shall be a Payor or Payee, as applicable, hereunder and shall be as fully a party hereto as if such Additional Payor or Additional Payee were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Global Intercompany Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder. This Global Intercompany Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Global Intercompany Note by facsimile, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Global Intercompany Note. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Payor has caused this Global Intercompany Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above. GOSSAMER BIO, INC. By: Name: Title: GB001, INC. By: Name: Title: GB002, INC. By: Name: Title: GB003, INC. By: Name: Title: GB004, INC. By: Name: Title:

GB007, INC. By: Name: Title: GB008, INC. By: Name: Title: GOSSAMER BIO SERVICES, INC. By: Name: Title: GOSSAMER BIO HOLDINGS LTD. By: Name: Title: GOSSAMER BIO SERVICES LTD. By: Name: Title: GOSSAMER BIO 002 LTD. By: Name: Title:

Schedule A TRANSACTIONS UNDER GLOBAL INTERCOMPANY NOTE1 Date Name of Payor Name of Payee Amount of Advance This Date Amount of Principal Paid This Date Outstanding Principal Balance from Payor to Payee This Date Notation Made By [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] [____] 1 NTD: Company to provide.

[FORM OF] ENDORSEMENT FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to ______________________________________ all of its right, title and interest in and to the Global Intercompany Note, dated [___], [___] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Global Intercompany Note”), made by each Person that is or becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Global Intercompany Note and, when so attached, shall constitute an endorsement thereof. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Global Intercompany Note. The initial undersigned shall be the Payees party to the Note Documents (as defined in the Indenture) on the date of the Global Intercompany Note. From time to time after the date thereof, additional subsidiaries of the Company may become parties to the Global Intercompany Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Global Intercompany Note and to this endorsement, respectively. Upon delivery of such counterpart signature pages to the holder of the Global Intercompany Note, notice of which is hereby waived by the other Payees, each Additional Payee shall be as fully a Payee under the Global Intercompany Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Global Intercompany Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Global Intercompany Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Global Intercompany Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Global Intercompany Note or hereunder. Dated: ___________________ [Remainder of page intentionally left blank]

GOSSAMER BIO, INC. By: Name: Title: GB001, INC. By: Name: Title: GB002, INC. By: Name: Title: GB003, INC. By: Name: Title: GB004, INC. By: Name: Title:

GB007, INC. By: Name: Title: GB008, INC. By: Name: Title: GOSSAMER BIO SERVICES, INC. By: Name: Title: GOSSAMER BIO HOLDINGS LTD. By: Name: Title: GOSSAMER BIO SERVICES LTD. By: Name: Title: GOSSAMER BIO 002 LTD. By: Name: Title:

E-1 EXHIBIT E

E-2 [FORM OF FACE OF NOTE] [INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] [INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY] [THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF GOSSAMER BIO, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATEST OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO, (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (AS DETERMINED IN GOOD FAITH BY THE COMPANY), AND (Z) THE DATE THE COMPANY RECEIVES NOTICE FROM A HOLDER REQUESTING THAT THE LEGEND BE REMOVED, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO

[Signature Page to Endorsement to Global Intercompany Note] REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] [INCLUDE FOLLOWING OID LEGEND IF APPLICABLE] [THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT GOSSAMER BIO, INC., 3115 MERRYFIELD ROW, SUITE 120, SAN DIEGO, CALIFORNIA 92121, ATTENTION: GENERAL COUNSEL.]

[Signature Page to Endorsement to Global Intercompany Note] Gossamer Bio, Inc. Senior Secured First Lien Convertible Notes due 2030 No. [_______] [Initially]3 $[________] [CUSIP No. 38341P AB8]4 Gossamer Bio, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]5 [________]6, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]7 [of $[______]]8, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $[ ] in aggregate at any time [, in accordance with the rules and procedures of the Depositary,]9 on July 1, 2030 (or March 2, 2027, if more than $4.0 million aggregate principal amount of the Existing Notes remains outstanding on March 2, 2027), and interest thereon as set forth below. Subject to the Indenture and the following paragraph, this Note shall bear interest at the rate of 7.50% per year from June 4, 2026, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until July 1, 2030. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable in cash semi-annually in arrears on each July 1 and January 1, commencing on January 1, 2027, to Holders of record at the close of business on the preceding June 15 and December 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 of the within- mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such 3 Include if a global note. 4 Include if a global note. 5 Include if a global note. 6 Include if a physical note. 7 Include if a global note. 8 Include if a physical note. 9 Include if a global note.

[Signature Page to Endorsement to Global Intercompany Note] Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture. The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office located in the United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange. The Company’s obligations under this Note are fully and unconditionally guaranteed, jointly and severally, by the Guarantors from time to time party to the Indenture, if any. This Note will be secured by the Collateral. Reference is made to the Indenture and the Collateral Documents for terms relating to such security, including the release, termination and discharge thereof. The Company shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge. Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving each of the Holder of this Note and the Company the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York. In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture. [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed. GOSSAMER BIO, INC. By: Name: Title: Dated: TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture. By: Authorized Signatory

R-1 [FORM OF REVERSE OF NOTE] Gossamer Bio, Inc. Senior Secured First Lien Convertible Notes due 2030 This Note is one of a duly authorized issue of Notes of the Company, designated as its Senior Secured First Lien Convertible Notes due 2030 (the “Notes”), initially limited to the aggregate principal amount of $[________] all issued or to be issued under and pursuant to an Indenture dated as of June 4, 2026 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Collateral Agent, the Company, the Guarantors and the Holders of the Notes. Additional Notes may be issued, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture. In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, all payments and deliveries in respect of any Mandatory Conversion or Net Proceeds Offer on the relevant Conversion Date or Net Proceeds Purchase Date, as applicable, and the principal amount on the Maturity Date, as the case may be, to the Holder who delivers a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority (or 90% or 25%, as applicable) in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price and Net Proceeds Offer Price, if applicable) of, accrued and unpaid interest on, and the

R-2 consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed. The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes delivered for such exchange. Under certain circumstances, the Company may force a Mandatory Conversion of the Notes in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes. Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. Under certain circumstances, the Company will be required to make a Net Proceeds Offer in accordance with the terms and subject to the conditions specified in the Indenture. Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. Terms used in this Note and defined in the Indenture are used herein as therein defined.

R-3 ABBREVIATIONS The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM = as tenants in common UNIF GIFT MIN ACT = Uniform Gifts to Minors Act CUST = Custodian TEN ENT = as tenants by the entireties JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

R-4 SCHEDULE A10 SCHEDULE OF EXCHANGES OF NOTES Gossamer Bio, Inc. Senior Secured First Lien Convertible Notes due 2030 The initial principal amount of this Global Note is [________] ($[________]). The following increases or decreases in this Global Note have been made: Date of exchange Amount of decrease in principal amount of this Global Note Amount of increase in principal amount of this Global Note Principal amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee or Custodian 10 Include if a global note.

1 ATTACHMENT 1 [FORM OF NOTICE OF CONVERSION] To: Gossamer Bio, Inc. To: U.S. Bank Trust Company, National Association West Side Flats St Paul 60 Livingston Ave. Saint Paul, MN 55107 Attention: Gossamer Bio Notes Administrator The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Further, the undersigned represents and warrants that compliance by the Company with this notice will not be deemed to result in a breach of the Beneficial Ownership Limitation included in Section 14.14 of the Indenture being exceeded. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. Current aggregate beneficial ownership of Common Stock of Economic Interest Holder and its Attribution Parties (at time of this Notice of Conversion): ____________________shares of Common Stock. Dated: Signature(s) Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution

2 (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder. Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder: (Name) (Street Address) (City, State and Zip Code) Please print name and address Principal amount to be converted (if less than all): $______.00 NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Social Security or Other Taxpayer Identification Number

1 ATTACHMENT 2 [FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE] To: Gossamer Bio, Inc. To: U.S. Bank Trust Company, National Association West Side Flats St Paul 60 Livingston Ave. Saint Paul, MN 55107 Attention: Gossamer Bio Notes Administrator The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Gossamer Bio, Inc. (the “Company”), as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Business Day immediately succeeding corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below: Dated: Signature(s) Social Security or Other Taxpayer Identification Number Principal amount to be repurchased (if less than all): $______.00 NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1 ATTACHMENT 3 [FORM OF ASSIGNMENT AND TRANSFER] To: Gossamer Bio, Inc. To: U.S. Bank Trust Company, National Association West Side Flats St Paul 60 Livingston Ave. Saint Paul, MN 55107 Attention: Gossamer Bio Notes Administrator For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

2 Dated: Signature(s) Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder. NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

F-1 EXHIBIT F FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS [________] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among GOSSAMER BIO, INC., a Delaware corporation, as issuer (the “Company,”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee,”) and as collateral agent (in such capacity, the “Collateral Agent”) and__________________ (the “Guarantor”), a subsidiary of the Company. W I T N E S S E T H: WHEREAS, the Company has heretofore executed and delivered to U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below an indenture (the “Indenture”), dated as of June 4, 2026 providing for the issuance of Senior Secured First Lien Convertible Notes due 2030 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and WHEREAS, pursuant to Section 10.01 of the Indenture, the Guarantor, the Trustee and the Collateral Agent are authorized to enter into this Supplemental Indenture without the consent of the Holders of the Notes. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. Guarantee. The Guarantor hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 13 thereof. 3. Governing Law; Jurisdiction. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with

F-2 respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Guarantee have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. 4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Guarantor plans to use or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Guarantor agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. 5. Effect of Headings. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof. 6. The Trustee and Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals are made solely by the Guarantor.

F-3 IN WITNESS WHEREOF, the [party][parties] hereto [has][have] caused this Supplemental Indenture to be duly executed, all as of the date first above written. GOSSAMER BIO, INC., By: Name: Title: [GUARANTOR], By: Name: Title: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee and as Collateral Agent By: Name: Title: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee and as Collateral Agent By: Name: Title: